As filed with the Securities and Exchange Commission on May 7, 2021

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Talos Energy Inc.

Talos Production Inc.*

(Exact name of registrant as specified in its charter)

*SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware Delaware	1311 1311	82-3532642 36-4900375
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices

William S. Moss III

Executive Vice President and General Counsel

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Julian J. Seiguer

Bryan D. Flannery

Kirkland & Ellis LLP

609 Main Street, 45th Floor

Houston, Texas 77002

(713) 836-3600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
12.00% Second-Priority Senior Secured Notes due 2026	$650,000,000	100%	$650,000,000	$70,915
Guarantees of the 12.00% Second-Priority Senior Secured Notes due 2026(2)	N/A	N/A	N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Talos Energy Inc. and the additional registrant guarantors listed in the table below will guarantee the notes being registered.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Names of Additional Registrants	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
CKB Petroleum, LLC	Delaware	1311	75-1837436
Stone Energy Holding, L.L.C.	Delaware	1311	80-0903151
Talos Argo Inc.	Delaware	1311	47-2201719
Talos Energy LLC	Delaware	1311	45-4215065
Talos Energy Holdings LLC	Delaware	1311	90-0911540
Talos Energy International LLC	Delaware	1311	35-2539189
Talos Energy Offshore LLC	Delaware	1311	80-0806175
Talos Energy Operating Company LLC	Delaware	1311	90-0791480
Talos Energy Phoenix LLC	Delaware	1311	35-2577461
Talos ERT LLC	Delaware	1311	41-2208947
Talos Exploration LLC	Delaware	1311	84-4632746
Talos Gulf Coast LLC	Delaware	1311	38-3822146
Talos Gulf Coast Offshore LLC	Delaware	1311	27-4683866
Talos Gulf Coast Onshore LLC	Delaware	1311	27-4015735
Talos Oil & Gas LLC	Delaware	1311	46-1301412
Talos Petroleum LLC	Delaware	1311	36-4900375
Talos Production Finance Inc.	Delaware	1311	46-1917273
Talos Resources LLC	Delaware	1311	46-5068062
Talos Third Coast LLC	Delaware	1311	84-4642287

*

The address of each of the additional registrants’ principal executive offices is c/o Talos Energy Inc., 333 Clay Street, Suite 3300, Houston, Texas 77002 and the telephone number is (713) 328-3000. The name and address of the Agent for Service for each of the additional registrants is William S. Moss III, General Counsel and Executive Vice President, c/o Talos Energy Inc., 333 Clay Street, Suite 3300, Houston, Texas 77002.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 7, 2021

PRELIMINARY PROSPECTUS

Talos Production Inc.

Offer to Exchange

Up to $650,000,000 12.00% Second-Priority Senior Secured Notes due 2026 and Related Guarantees

for

an Equivalent Principal Amount of

12.00% Second-Priority Senior Secured Notes due 2026 and Related Guarantees

that have been registered under the Securities Act of 1933

Talos Production Inc. (the “Issuer” or “Talos Production”), a wholly owned subsidiary of Talos Energy Inc. (the “Parent Guarantor” or “Talos Energy” and, together with its wholly owned subsidiaries, “Talos,” “we,” “our” and “us”), is offering to exchange (the “Exchange Offer”), upon the terms and subject to the conditions set forth in this prospectus, up to $650,000,000 in aggregate principal amount of its outstanding 12.00% Second-Priority Senior Secured Notes due 2026 (collectively, the “Outstanding Notes”) and related guarantees, for an equivalent principal amount of new 12.00% Second-Priority Senior Secured Notes due 2026 (collectively, the “Exchange Notes”) and related guarantees, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Outstanding Notes consist of the $500,000,000 in aggregate principal amount of the Issuer’s 12.00% Second-Priority Senior Secured Notes due 2026 issued on January 4, 2021 (the “Initial Notes”) and the $150,000,000 in aggregate principal amount of the Issuer’s 12.00% Second-Priority Senior Secured Notes due 2026 (the “Additional Notes”) that were issued on January 14, 2021 as “additional notes” under the indenture governing the Initial Notes. Unless the context otherwise requires, we refer to the Outstanding Notes and the Exchange Notes, collectively, as the “Notes.”

The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Parent Guarantor and on a second-priority senior secured basis by each of the the Issuer’s present and future direct or indirect wholly owned material domestic subsidiaries (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”) that guarantees our senior reserve-based revolving credit facility (the “Bank Credit Facility”). See “Description of the Notes—Guarantees.” The Exchange Notes and the related guarantees will be secured by second-priority security interests, subject to permitted liens, on substantially all of the Issuer’s and the Subsidiary Guarantors’ existing and future assets as described herein (the “Collateral”), which assets also secure our Bank Credit Facility, on a first-priority basis. See “Description of the Notes—Security.”

We are conducting the Exchange Offer in order to satisfy our obligations in the registration rights agreements that were entered into when the Outstanding Notes were sold pursuant to Rule 144A and Regulation S under the Securities Act, and to provide you with an opportunity to exchange your unregistered Outstanding Notes for freely tradable Exchange Notes that have been registered under the Securities Act.

The Exchange Offer

•	The Exchange Offer will expire one minute after 11:59 p.m., New York City time, on , 2021, unless extended by the Issuer. We do not currently intend to extend the expiration date.

•	You may withdraw your tender of Outstanding Notes at any time before the expiration of the Exchange Offer.

•	If all of the conditions to the Exchange Offer are satisfied, all Outstanding Notes that are validly tendered and not validly withdrawn will be exchanged for Exchange Notes.

•	The exchange of Outstanding Notes for Exchange Notes will not constitute a taxable event for U.S. federal income tax purposes.

The Exchange Notes

•

The terms of the Exchange Notes are identical in all material respects to the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP number from the Outstanding Notes and will not entitle their holders to registration rights.

•

The Exchange Notes, together with any Outstanding Notes that are not exchanged in the Exchange Offer, will be governed by the same indenture governing the Outstanding Notes, constitute the same class of debt securities for the purposes of such indenture and vote together on all matters.

Results of the Exchange Offer

•

The Exchange Notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not intend to list the Exchange Notes on any securities exchange or include them in any automated quotation system.

All untendered Outstanding Notes will continue to be subject to the restrictions on transfer set forth in the Outstanding Notes and in the indenture governing the Outstanding Notes. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the Exchange Offer, we do not currently anticipate that we will register the Outstanding Notes under the Securities Act.

Before participating in this Exchange Offer, please refer to the section in this prospectus entitled “Risk Factors” commencing on page 12.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is             , 2021.

ABOUT THIS PROSPECTUS

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules and regulations of the SEC, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

Until                , 2021 (90 days after the date of this prospectus), all dealers effecting transactions in the Exchange Notes, whether or not participating in the Exchange Offer, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Each prospective purchaser of the Exchange Notes must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes this prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Exchange Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and we shall not have any responsibility therefor.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our” and “Talos” refer to Talos Energy Inc. and its consolidated subsidiaries, including Talos Production.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file reports, proxy statements and other information with the SEC. We have also filed with the SEC a registration statement on Form S-4 to register the Exchange Notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the Exchange Notes offered in this prospectus, including the indenture governing the Notes and the form of Notes, you should refer to the registration statement and its exhibits. The SEC maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of this web site is http://www.sec.gov.

This prospectus incorporates by reference the documents listed below that Talos Energy has previously filed with the SEC. They contain important information about the financial condition of Talos Energy and its consolidated subsidiaries. Any information referred to in this way is considered part of this prospectus from the date Talos Energy files that document. Any reports filed by Talos Energy with the SEC after the date of this prospectus and before the date that the Exchange Offer described in this prospectus is completed or otherwise terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents filed by Talos Energy with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Talos Energy’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 (our “2020 Annual Report”);

•	Talos Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 6, 2021 (our “Quarterly Report”);

•	Talos Energy’s Current Reports on Form 8-K filed with the SEC on January 8, 2021, January 11, 2021, January 11, 2021, January 14, 2021 and February 11, 2021;

•	The information from Talos Energy’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2021, specifically incorporated by reference into our 2020 Annual Report; and

•

All documents filed by Talos Energy under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8 K, unless expressly stated otherwise therein), (i) after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and before the termination of the offering to which this prospectus relates.

In reviewing any agreements included as part of the documents incorporated by reference herein, please remember they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about Talos Energy, its consolidated subsidiaries or Talos Production. The agreements may contain representations and warranties by Talos Energy, its consolidated subsidiaries or Talos Production, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. If you would like a copy of any of these documents, at no cost, please write or call us at:

Talos Energy Inc.

333 Clay Street, Suite 3300

Houston, Texas 77002

(713) 328-3000

Attn: Executive Vice President, General Counsel and Secretary

Except as described above, no other information is incorporated by reference in this prospectus (including, without limitation, information on Talos Energy’s website).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in, or incorporated by reference into, this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this prospectus and the documents incorporated by reference herein, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus and the documents incorporated by reference herein, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about:

•	business strategy;

•	reserves;

•	exploration and development drilling prospects, inventories, projects and programs;

•	our ability to replace the reserves that we produce through drilling and property acquisitions;

•	financial strategy, liquidity and capital required for our development program and other capital expenditures;

•	realized oil and natural gas prices;

•	timing and amount of future production of oil, natural gas and natural gas liquids (“NGLs”);

•	our hedging strategy and results;

•	future drilling plans;

•	availability of pipeline connections on economic terms;

•	competition, government regulations and political developments;

•	our ability to obtain permits and governmental approvals;

•	pending legal, governmental or environmental matters;

•	our marketing of oil, natural gas and NGLs;

•	leasehold or business acquisitions on desired terms;

•	costs of developing properties;

•	general economic conditions;

•	credit markets;

•	impact of new accounting pronouncements on earnings in future periods;

•	estimates of future income taxes;

•	our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other exploration activities;

•	uncertainty regarding our future operating results and our future revenues and expenses; and

•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.

v

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility due to the continued impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business; the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Russia, to set and maintain oil production levels; the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government and regulations; lack of availability of drilling and production equipment and services; adverse weather events, including tropical storms, hurricanes and winter storms; inflation; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures, potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our business combination are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations; and the other risks discussed under the heading “Risk Factors” in this prospectus, in “Risk Factors” of our 2020 Annual Report and our Quarterly Report, which are incorporated by reference herein, and in subsequent filings with the SEC incorporated by reference herein.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. All forward-looking statements speak only as of the date of this prospectus and the documents incorporated by reference herein. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus or the documents incorporated by reference herein.

PROSPECTUS SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before participating in the Exchange Offer. You should read this entire prospectus and the information incorporated by reference carefully, especially the “Risk Factors” section and our financial statements and the related notes included elsewhere or incorporated by reference in this prospectus, before making an investment decision.

Our Company

Talos is a technically-driven independent offshore energy company engaged in oil and gas exploration and production in the U.S. Gulf of Mexico and offshore Mexico. We are focused on safely and efficiently maximizing value through our operations. We leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world.

We combine our technical experience in geology, geophysics and engineering with innovative resource evaluation techniques and seismic imaging expertise to discover new resources. We rely on our operational experience to safely and responsibly optimize production and recovery from our assets. Finally, we leverage our commercial and corporate management experience to most effectively allocate our capital to balance risk and reward, grow our business and maximize long-term shareholder value.

Corporate Information

Talos Energy is a publicly traded Delaware corporation. Talos Energy’s common stock is listed on the New York Stock Exchange under the symbol “TALO.” Our principal executive offices are located at 333 Clay Street, Suite 3300, Houston, Texas 77002, and our telephone number at that address is (713) 328-3000. Our website is located at www.talosenergy.com. The information on our website (other than SEC reports that are expressly incorporated by reference herein) is not part of this prospectus.

Summary of Risk Factors

You should consider all the information contained or incorporated by reference in this prospectus in deciding whether to participate in the Exchange Offer. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. Such risks include, but are not limited to:

Risks Related to the Exchange Offer

•

If you do not comply with the Exchange Offer procedures to properly tender your Outstanding Notes, you will continue to hold unregistered Outstanding Notes and be subject to the same limitations on your ability to transfer Outstanding Notes.

•	Certain persons who participate in the Exchange Offer must deliver a prospectus in connection with resales of the Exchange Notes.

•	The consummation of the Exchange Offer may not occur.

•	Trading markets for the Exchange Notes may not develop.

•	Your failure to participate in the Exchange Offer may have adverse consequences.

•	The issuance of the Exchange Notes may adversely affect the market for the Outstanding Notes.

•	Some persons who participate in the Exchange Offer must deliver a prospectus in connection with resales of the Exchange Notes.

Risks Related to Our Indebtedness and the Exchange Notes

•

Our substantial indebtedness could materially adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the Notes.

•	If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

•	Despite our substantial indebtedness, we may still be able to incur significantly more debt, which could intensify the risks associated with our substantial indebtedness.

•

Our ability to generate cash depends on many factors beyond our control and we may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and to fund our working capital and capital expenditures, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

•	Changes in our credit rating could negatively impact the market price or liquidity of the Notes.

•	Repayment of our debt, including the Notes, is dependent on cash flow generated by our subsidiaries.

•	The Notes will be structurally subordinated to all liabilities of our current and future non-Subsidiary Guarantor subsidiaries.

•	Our debt agreements contain restrictions that limit our flexibility in operating our business.

SUMMARY OF THE EXCHANGE OFFER

The summary below includes a description of the principal terms of the Exchange Offer. Certain of the terms and conditions described below are subject to important limitations and exceptions. Additional information regarding the terms and conditions of the Exchange Offer and the Exchange Notes can be found under the headings “The Exchange Offer,” and “Description of the Notes.”

Background

On January 4, 2021, Talos Production issued $500.0 million in aggregate principal amount of its 12.00% Second-Priority Senior Secured Notes due 2026, which we refer to as the “Initial Notes,” and on January 14, 2021, Talos Production issued $150.0 million in aggregate principal amount of its 12.00% Second-Priority Senior Secured Notes due 2026, which we refer to as the “Additional Notes,” in each case to qualified institutional buyers in reliance on Rule 144A under the Securities Act (“Rule 144A”) and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act (“Regulation S”). We refer to these offerings, collectively, as the “Outstanding Notes Offerings.”

The Initial Notes were issued under the indenture, dated as of January 4, 2021 (the “Base Indenture”), among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). The Additional Notes were issued pursuant to the first supplemental indenture, dated as of January 14, 2021 (the “First Supplemental Indenture”), among the Issuer, the Guarantors, the Trustee and the Collateral Agent, which supplements the Base Indenture (as so supplemented, the “Indenture”). The Additional Notes, together with the Initial Notes, constitute a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

In connection with each of the Outstanding Notes Offerings, we entered into substantially similar registration rights agreements dated January 4, 2021 and January 14, 2021 (together, the “Registration Rights Agreements”) with the respective initial purchasers of the Outstanding Notes, pursuant to which we agreed, among other things, to complete this Exchange Offer.

Exchange Offer	Talos Production is offering to exchange up to $650,000,000 aggregate principal amount of the Exchange Notes and related guarantees, which have been registered under the Securities Act, for an equivalent principal amount of its outstanding unregistered Outstanding Notes and related guarantees.

In order to exchange your Outstanding Notes, you must properly tender your Outstanding Notes and we must accept the Outstanding Notes you tender. We will exchange all Outstanding Notes that are validly tendered and not validly withdrawn prior to the expiration or termination of the Exchange Offer. Outstanding Notes may be exchanged only for a minimum principal denomination of $2,000 and in integral multiples of $1,000 in excess thereof.

Exchange Notes	The Exchange Notes will be materially identical in all respects to the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP number from the Outstanding Notes and will not entitle their holders to registration rights.

CUSIPs

The CUSIP number for the Outstanding Notes sold under Rule 144A of the Securities Act is 87485LAA2; the CUSIP number for the Initial Notes sold under Regulation S is U83037AA6; and the temporary CUSIP number for the Additional Notes sold under Regulation S is U83037AB4.

The CUSIP Number for the Exchange Notes is 87485LAC8.

Consequences of Failing to Exchange Outstanding Notes

If you do not participate in this Exchange Offer:

•  you will no longer be able to require us to register the Outstanding Notes under the Securities Act, except in the limited circumstances provided under the applicable Registration Rights Agreement and described in the section of this prospectus entitled “The Exchange Offer— Consequences of Failing to Exchange Outstanding Notes”;

•  you will not be able to resell, offer to resell or otherwise transfer your Outstanding Notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act; and

•  to the extent that Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market for any remaining Outstanding Notes will be adversely affected.

Please refer to the section of this prospectus entitled “Risk Factors—Risks Related to the Exchange Offer.”

Resale of Exchange Notes

Based upon the position the staff of the SEC has taken in previous no-action letters, we believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will acknowledge that:

•  you are acquiring the Exchange Notes in the ordinary course of your business;

•  you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes; and

•  you are not our “affiliate” as defined under Rule 405 of the Securities Act.

Any holder of Outstanding Notes who:

•  is our affiliate;

•  does not acquire Exchange Notes in the ordinary course of its business; or

•  tenders its Outstanding Notes in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of Exchange Notes;

cannot rely on the position of the staff of the SEC enunciated in the Morgan Stanley & Co. Incorporated no-action letter (available June 5, 1991) and the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988), as interpreted in the Shearman & Sterling no-action letter (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Expiration Date	This Exchange Offer will expire one minute after 11:59 p.m., New York City time, on , 2021, unless we decide to extend it in our sole discretion.

Procedures for Tendering Outstanding Notes

All of the Outstanding Notes are held in book-entry form through the facilities of The Depository Trust Company (“DTC”). To participate in the Exchange Offer, you must follow the automatic tender offer program (“ATOP”) procedures established by DTC for tendering notes held in book-entry form. The ATOP procedures require that the exchange agent receive, prior to the expiration date of the Exchange Offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that:

•  DTC has received instructions to exchange your Outstanding Notes; and

•  you agree to be bound by the terms of the letter of transmittal in Annex A hereto.

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•  you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•  you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•  you are acquiring the Exchange Notes in the ordinary course of your business;

•  if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the Exchange Notes; and

•  if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such Exchange Notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Outstanding Notes in the Exchange Offer, you should contact the registered holder promptly and instruct that person to tender on your behalf.

Guaranteed Delivery Procedures	None.

Conditions to the Exchange Offer	We will not accept Outstanding Notes for exchange if the Exchange Offer or the making of any exchange by a holder of the Outstanding Notes would violate any applicable law or any applicable interpretation of the staff of the SEC. This Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange. Please refer to the section in this prospectus entitled “The Exchange Offer—Conditions to the Exchange Offer.”

Withdrawal Rights	Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to one minute after 11:59 p.m., New York City time, on the expiration date of the Exchange Offer. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Please refer to the section in this prospectus entitled “The Exchange Offer—Withdrawal of Tenders.”

Acceptance of Outstanding Notes and Delivery of Exchange Notes	If all the conditions to the completion of this Exchange Offer are satisfied, we will accept any and all Outstanding Notes that are properly tendered in this Exchange Offer before one minute after 11:59 p.m., New York City time, on the expiration date. Any Outstanding Notes not accepted for exchange will be returned without expense promptly after the expiration date. The Issuer will deliver the Exchange Notes in exchange for tendered and accepted Outstanding Notes promptly after the expiration date. Please refer to the section in this prospectus entitled “The Exchange Offer—Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes.”

Federal Income Tax Considerations Relating to the Exchange Offer	We believe that the exchange of the Outstanding Notes for the Exchange Notes will not be a taxable event to a holder for U.S. federal income tax purposes. Please refer to the section of this prospectus entitled “Certain U.S. Federal Income Tax Considerations.”

Exchange Agent	Wilmington Trust, National Association is serving as exchange agent in the Exchange Offer.

Fees and Expenses	We will pay all expenses related to this Exchange Offer. Please refer to the section of this prospectus entitled “The Exchange Offer—Fees and Expenses.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes. We are making this Exchange Offer solely to satisfy certain of our obligations under the Registration Rights Agreements.

SUMMARY OF TERMS OF THE EXCHANGE NOTES

The Exchange Notes will be materially identical in all respects to the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP number from the Outstanding Notes and will not entitle their holders to registration rights. For a more detailed description of the Exchange Notes, see “Description of the Notes.”

Issuer	Talos Production Inc.

Exchange Notes	Up to $650,000,000 aggregate principal amount of 12.00% Second-Priority Senior Secured Notes due 2026.

Notes Maturity Date	January 15, 2026.

Notes Interest Rates and Payment Dates	The Exchange Notes will bear interest at a rate of 12.00% per annum from January 4, 2021. Interest on the Exchange Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2021.

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Guarantees	The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Parent Guarantor and on a second-priority senior secured basis by each of the Issuer’s present and future direct or indirect wholly owned material domestic subsidiaries that guarantees the Bank Credit Facility.

Ranking

The Exchange Notes and the related guarantees will be the Issuer’s and the Guarantors’ senior secured obligations and will:

•  rank equally in right of payment with all existing and future senior obligations of the Issuer and the Guarantors;

•  rank senior in right of payment to any obligations of the Issuer and Guarantors that are subordinated to the Exchange Notes and the related guarantees;

•  be effectively senior to all existing and future unsecured obligations of the Issuer and the Guarantors, to the extent of the value of the Collateral that is available to satisfy the obligations under the Exchange Notes;

•  be effectively senior to any future obligations of the Issuer and the Guarantors that are secured by the Collateral on a junior-priority basis to the Exchange Notes and the guarantees, to the extent of the value of the Collateral, to the extent of the value of the Collateral that is available to satisfy the obligations under the Exchange Notes;

•  be effectively pari passu with all of the Issuer’s and the Guarantors’ existing and future obligations that are secured by the Collateral on a second-priority basis;

•  be effectively junior to any existing and future obligations of the Issuer and the Guarantors that are secured by the Collateral on a senior-priority basis to the Exchange Notes (including indebtedness under the Bank Credit Facility) to the extent of the value of the Collateral; and

•  be structurally subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of each subsidiary of the Issuer or the Guarantors that is not a guarantor of the Exchange Notes.

As of March 31, 2021, the Issuer and its subsidiaries had approximately $1.1 billion principal amount of indebtedness outstanding (excluding capital leases), including approximately $465.0 million of indebtedness under the Bank Credit Facility (excluding $13.6 million in letters of credit), to which the Exchange Notes will be effectively subordinated.

See “Description of the Notes—Ranking.”

As of March 31, 2021, the non-Subsidiary Guarantor subsidiaries held less than 6% of our consolidated assets and had no outstanding indebtedness, excluding intercompany obligations and capital leases. During the three months ended March 31, 2021, non-Subsidiary Guarantor subsidiaries generated 0% of our total revenue.

Security

The Exchange Notes and the related guarantees will be secured by second-priority security interests in the Collateral (which generally includes substantially all of the existing and future assets of the Issuer and the Subsidiary Guarantors) subject to permitted liens and certain customary exclusions and materiality thresholds as more particularly described herein, which assets will also secure the Bank Credit Facility on a first-priority basis.

The Collateral securing the Exchange Notes will exclude: (i) any property or assets owned by any foreign subsidiaries, (ii) certain real property and oil and gas properties, (iii) motor vehicles or other assets subject to certificates of title and commercial tort claims, (iv) subject to limited exceptions, any assets over which the granting of security interests in such assets would be prohibited by an enforceable contractual obligation binding on the assets that existed at the time of the acquisition thereof and not created in connection with such acquisition (except in the case of assets owned on the date the Exchange Notes are issued or that are subject to certain purchase money liens permitted under the Indenture, applicable law or regulation or to the extent that such security interests would require obtaining the consent of any governmental authority or would result in materially adverse tax consequences, (v) any letter of credit rights (other than those that can be perfected via a UCC-1 filing); (vi) subject to limited exceptions, any right, title or interest in any license, contract or agreement to the extent, but only to the extent, that taking a security interest in any of them would violate the terms of any applicable law or of such license, contract or agreement; provided that, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, all such rights and interests as if such provision had never been in effect; (vii) any equipment or other asset that is subject to a purchase money lien or obligations arising under a capitalized lease provide that the contract or other agreement in which such lien is granted or capital lease prohibits or requires the consent of a third party as a condition to the creation of any other security interest on such equipment or asset; and (viii) certain other limited assets.

For more information on the security granted, see “Description of the Notes—Security.” The security interests in the assets securing the Exchange Notes may be released under certain circumstances without your consent or the consent of the trustee.

See “Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes” and “Description of the Notes—Release of Collateral.”

Intercreditor Agreement

The security granted in the Collateral to secure the Exchange Notes on a second-priority basis also secures, on a first-priority basis, indebtedness under the Bank Credit Facility. In addition, the Indenture permits us to secure additional indebtedness with liens on the Collateral under certain circumstances.

An intercreditor agreement (the “Senior Lien Intercreditor Agreement”), joined on January 4, 2021 (the “Issue Date”) by the Collateral Agent, established the subordination of the liens on the Collateral that will secure the Exchange Notes and the related guarantees to the liens on the Collateral securing first-priority lien obligations, including the Bank Credit Facility, and certain other matters relating to the administration of security interests.

See “Description of the Notes—Security—Senior Lien Intercreditor Agreement.”

Optional Redemption

The Exchange Notes will be redeemable at our option, in whole or in part, at any time on or after January 15, 2023, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption.

At any time prior to January 15, 2023, we may redeem up to 40% of the original principal amount of the Exchange Notes in an amount not greater than the net cash proceeds of one or more equity offerings at a redemption price of 112% of the principal amount of the Exchange Notes, together with accrued and unpaid interest, if any, to, but excluding, the date of redemption.

At any time prior to January 15, 2023, we may also redeem some or all of the Exchange Notes at a price equal to 100% of the principal amount of the Exchange Notes, plus a “make-whole premium,” together with accrued and unpaid interest, if any, to, but excluding, the date of redemption.

See “Description of the Notes—Optional Redemption.”

Change of Control Offer to Repurchase

If a Change of Control as defined under “Description of the Notes—Change of Control” occurs, we will be required to offer to repurchase the Exchange Notes at a repurchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

See “Description of the Notes—Change of Control.”

Asset Sale Offer to Repurchase

If we sell certain assets, under certain circumstances, we will be required to offer to repurchase the Exchange Notes at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

See “Description of the Notes—Certain Covenants—Asset Sales.”

Excess Cash Flow Offer

Subject to certain conditions, if on any date that we are required to file annual or quarterly reports under the Indenture (i) no drilling has been allowed to occur (and no drilling has occurred) in the outer continental shelf in the Gulf of Mexico for 180 days as a result of certain actions of the U.S. federal government or any agency thereof, and (ii) we have Excess Cash Flow (as defined in “Description of the Notes”) in excess of $5.0 million, we will be required to use such Excess Cash Flow to repay indebtedness or make an Excess Cash Flow Offer (as defined in “Description of the Notes”).

See “Description of the Notes—Excess Cash Flow Offer.”

Certain Covenants

The Indenture includes requirements that, among other things, restrict the ability of the Issuer and, as applicable, the Subsidiary Guarantors to:

•  incur or guarantee additional indebtedness;

•  pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments;

•  make certain investments;

•  consummate certain asset sales;

•  engage in certain transactions with affiliates;

•  agree to any restrictions on the ability of the Issuer’s restricted subsidiaries to make payments to the Issuer;

•  grant or assume liens on certain assets; and

•  consolidate, merge or transfer all or substantially all of the Issuer’s assets.

These covenants are subject to important exceptions and qualifications as described under “Description of the Notes—Certain Covenants.”

In addition, certain of the covenants will be suspended if each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services assigns the Exchange Notes an investment grade rating in the future and certain other conditions are met. See “Description of the Notes—Certain Covenants.” In the event that we and our restricted subsidiaries are not subject to such covenants for any period of time as a result of the preceding sentence and, on any subsequent date, either of such rating agencies withdraws or downgrades the ratings assigned to the Exchange Notes, then we and our restricted subsidiaries will thereafter again be subject to such covenants.

Issue Price; Original Issue Discount	The Exchange Notes will have the same issue date, issue price, and adjusted issue price as the Outstanding Notes and will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes.

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in exchange for the Outstanding Notes. We are making this exchange solely to satisfy our obligations under the Registration Rights Agreements. See “Use of Proceeds.”

No Prior Market	The Exchange Notes will be new securities for which there is no established market. Accordingly, we cannot assure you that a liquid market for these Exchange Notes will develop or be maintained.

Book Entry Form	The Exchange Notes will be issued in registered book-entry form represented by one or more global notes to be deposited with or on behalf of DTC or its nominee. Transfers of the Exchange Notes will only be effected through facilities of DTC. Beneficial interests in the global notes may not be exchanged for certificated notes except in limited circumstances.

Trustee	Wilmington Trust, National Association.

Collateral Agent	Wilmington Trust, National Association.

Governing Law	The governing law for the Exchange Notes will be, and for the Indenture is, New York.

Risk Factors	See “Risk Factors” for a discussion of certain factors that you should carefully consider before tendering your Outstanding Notes in the Exchange Offer.

RISK FACTORS

You should carefully consider the following risk factors as well as the risk factors discussed in our Annual Report and our Quarterly Report, which are incorporated by reference herein and, to the extent applicable, any subsequently filed reports, before taking part in the Exchange Offer.

Additional risks or uncertainties presently known to us, or that we currently deem immaterial and risks and uncertainties that we are not presently aware of, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur.

Risks Related to the Exchange Offer

If you do not comply with the Exchange Offer procedures to properly tender your Outstanding Notes, you will continue to hold unregistered Outstanding Notes and be subject to the same limitations on your ability to transfer Outstanding Notes.

You will receive Exchange Notes in exchange for Outstanding Notes tendered and accepted for exchange pursuant to the Exchange Offer only after timely receipt by the exchange agent of book-entry transfer of Outstanding Notes into the exchange agent’s account at DTC, as depositary. If you wish to tender your Outstanding Notes in exchange for corresponding Exchange Notes, you should allow sufficient time for delivery. Neither we nor the exchange agent is required to notify you of defects or irregularities in tenders of Outstanding Notes for exchange. Outstanding Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the Exchange Offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the Exchange Offer, certain registration and other rights under the applicable Registration Rights Agreements will terminate. See “The Exchange Offer—Procedures for Tendering Outstanding Notes” and “The Exchange Offer—Consequences of Failing to Exchange Outstanding Notes.”

Certain persons who participate in the Exchange Offer must deliver a prospectus in connection with resales of the Exchange Notes.

Based on interpretations of the staff of the SEC contained in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988), as interpreted in the Shearman & Sterling no-action letter (available July 2, 1993), and the Morgan Stanley & Co. Incorporated no-action letter (available June 5, 1991), we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of Exchange Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the Exchange Notes. If such a holder transfers any Exchange Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against this liability.

The consummation of the Exchange Offer may not occur.

We are not obligated to complete the Exchange Offer under certain circumstances. See “The Exchange Offer—Conditions to the Exchange Offer.” Even if the Exchange Offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offer may have to wait longer than expected to receive their Exchange Notes.

Trading markets for the Exchange Notes may not develop.

The Exchange Notes are new issues of securities with no established trading markets. We have not, nor do we intend to apply for, listing of any of the Exchange Notes on any national securities exchange or for inclusion of any of the Exchange Notes on any automated dealer quotation system.

The liquidity of any market for the Exchange Notes will depend upon various factors, including:

•	the number of holders of the Exchange Notes;

•	the interest of securities dealers in making a market for the Exchange Notes;

•	our ability to complete the Exchange Offer;

•	the overall market for high yield securities;

•	the interest of securities dealers in making a market in the Exchange Notes;

•	prevailing interest rates;

•	our financial performance or prospects; and

•	the prospects for companies in our industry generally.

Accordingly, we cannot assure you that a market or liquidity will develop for the Exchange Notes, nor can we make any assurances regarding the ability of holders of the Exchange Notes to sell their Exchange Notes, the amount of Exchange Notes to be outstanding following the Exchange Offer or the price at which the Exchange Notes might be sold. As a result, the market price of the Exchange Notes could be adversely affected. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to exchange the Notes. We cannot assure you that the market for the Exchange Notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the Exchange Notes.

Your failure to participate in the Exchange Offer may have adverse consequences.

If you do not exchange your Outstanding Notes for Exchange Notes in the Exchange Offer, you will continue to be subject to the restrictions on transfer of your Outstanding Notes, as set forth in the Indenture. The restrictions on transfer of your Outstanding Notes arise because we sold the Outstanding Notes in a private offering. In general, the Outstanding Notes may not be offered or sold, unless registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

After completion of the Exchange Offer, holders of Outstanding Notes who do not tender their Initial Notes in the Exchange Offer will no longer be entitled to any exchange or registration rights under the Registration Rights Agreements, except in limited circumstances. The tender of Outstanding Notes under the Exchange Offer will reduce the principal amount of such Outstanding Notes that are currently outstanding. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any Outstanding Notes that you continue to hold following completion of the Exchange Offer. See “The Exchange Offer.”

The issuance of the Exchange Notes may adversely affect the market for the Outstanding Notes.

To the extent the Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Outstanding Notes could be adversely affected. Because we anticipate that most holders of the Outstanding Notes will elect to exchange their Outstanding Notes for Exchange Notes due to the absence of restrictions on the resale of the Exchange Notes under the Securities Act, we anticipate that the liquidity of the market for any Outstanding Notes remaining after the completion of this Exchange Offer may be substantially limited. There may be no market for the Outstanding Notes after the Exchange Offer is consummated. Please refer to the section in this prospectus entitled “The Exchange Offer—Consequences of Failing to Exchange Outstanding Notes.”

Some persons who participate in the Exchange Offer must deliver a prospectus in connection with resales of the Exchange Notes.

Based on interpretations of the staff of the Commission contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your Exchange Notes. In these cases, if you transfer any Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Risks Related to Our Indebtedness and the Exchange Notes

Our substantial indebtedness could materially adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the Notes.

We are a highly leveraged company. As of March 31, 2021, we had approximately $1.1 billion principal amount of indebtedness outstanding (excluding capital leases). Our substantial indebtedness could have important consequences for you as a holder of the Notes. For example, it could:

•	limit our ability to borrow money for our working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes;

•

make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the Notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the Indenture and the agreements governing other indebtedness;

•	require us to dedicate a substantial portion of our cash flow from operations to the repayment of our indebtedness, thereby reducing funds available to us for other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our operations or business;

•	make us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

•	make us more vulnerable to downturns in our business or the economy;

•	restrict us from making strategic acquisitions, engaging in development activities, introducing new technologies or exploiting business opportunities;

•	cause us to make non-strategic divestitures;

•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds or dispose of assets;

•

prevent us from raising the funds necessary to repurchase all Notes tendered to us upon the occurrence of certain changes of control, which failure to repurchase would constitute a default under the Indenture; or

•	expose us to the risk of increased interest rates, as certain of our borrowings, including borrowings under the Bank Credit Facility, are at variable rates of interest.

In addition, the Bank Credit Facility and the Indenture contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our indebtedness.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness that are not waived by the required holders and the remedies sought by the holders of such indebtedness could leave us unable to pay principal, premium, if any, or interest on the Notes and could substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including the Bank Credit Facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to (i) declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, (ii) terminate their commitments and cease making further loans and (iii) institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to seek waivers from the required lenders under the Bank Credit Facility to avoid being in default. If we breach our covenants under the documents governing our indebtedness and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders, as applicable. If this occurs, we would be in default under the documents governing our indebtedness, the lenders or holders, as applicable, could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of the Notes.”

Upon any such bankruptcy filing, under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), we would be stayed from making any ongoing payments on the Notes, and the holders of the Notes would not be entitled to receive post-petition interest or applicable fees, costs or charges to the extent the amount of the obligations due under the Notes exceeded the value of the Collateral (after taking into account all other senior debt that was also secured by the Collateral), or any “adequate protection” on account of any undersecured portion of the Notes.

Despite our substantial indebtedness, we may still be able to incur significantly more debt, which could intensify the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial indebtedness in the future. Although the terms of the Indenture and agreements governing our other indebtedness contain restrictions on our and our subsidiaries’ ability to incur additional indebtedness, including secured indebtedness, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. As of March 31, 2021, we had approximately $508.6 million available for additional borrowing under the Bank Credit Facility (inclusive of the $25.0 million requiring certain lender approval), after giving effect to letters of credit, all of which would be secured on a first-priority basis. In addition to the Notes and our indebtedness under the Bank Credit Facility, the covenants under any other existing or future debt instruments could allow us to incur a significant amount of additional indebtedness. The more leveraged we become, the more we, and in turn our security holders, will be exposed to certain risks described above under “—Our substantial indebtedness could materially and adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments on the Notes.”

Our ability to generate cash depends on many factors beyond our control and we may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and to fund our working capital and capital expenditures, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to pay principal and interest on the Notes and to satisfy our other debt obligations will depend upon, among other things:

•

our future financial and operating performance (including the realization of any cost savings described herein), which will be affected by prevailing economic, industry and competitive conditions and financial, business, legislative, regulatory and other factors, many of which are beyond our control;

•

our future ability to refinance or restructure our existing debt obligations, which depends on, among other things, the condition of the capital markets, our financial condition, and the terms of existing or future debt agreements; and

•	our future ability to borrow under the Bank Credit Facility, the availability of which depends on, among other things, our complying with the covenants in the credit agreement governing such facility.

This will be affected by our ability to successfully implement our business strategy, as well as general economic, financial, competitive, regulatory and other factors beyond our control, such as the disruption caused by the COVID-19 pandemic. We can provide no assurance that our business will generate cash flow from operations, or that we will be able to draw under the Bank Credit Facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the Notes.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements, including the instruments governing the Bank Credit Facility, may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due. Investment funds directly or indirectly managed by Apollo Global Management, LLC and Riverstone Holdings LLC, their respective subsidiaries, and their respective affiliates, who collectively are our controlling shareholders, have no continuing obligation to provide us with debt or equity financing. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, could result in a material adverse effect on our business, financial condition and results of operations and could negatively impact our ability to satisfy our obligations under the Notes.

If we cannot make scheduled payments on our indebtedness, we will be in default and lenders under the Bank Credit Facility could declare all outstanding principal and interest to be due and payable, the lenders under the Bank Credit Facility could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing the indebtedness owing to them, and we could be forced into bankruptcy or liquidation. All of these events could cause you to lose all or part of your investment in the Notes.

If our indebtedness is accelerated, we may need to repay or refinance all or a portion of our indebtedness, including the Notes, before maturity. There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms, or at all.

Changes in our credit rating could negatively impact the market price or liquidity of the Notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. Credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. Additionally, we cannot be sure that credit rating agencies will maintain their ratings on the Notes. A negative change in our ratings could have a negative impact on the future trading prices of the Notes and on our ability to secure future debt financing on commercially reasonable terms or at all.

Repayment of our debt, including the Notes, is dependent on cash flow generated by our subsidiaries.

Talos Production is a holding company and has no direct operations other than holding the equity interests in our subsidiaries and activities directly related thereto. Accordingly, repayment of our indebtedness, including the Notes, is dependent on the generation of cash flow by our subsidiaries and, if they are not Subsidiary Guarantors of the Notes, their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are Subsidiary Guarantors of the Notes, our subsidiaries do not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Notes. Each of our subsidiaries is a distinct legal entity, and under certain circumstances legal and contractual restrictions may limit our ability to obtain cash from them and we may be limited in our ability to cause any future joint ventures to distribute their earnings to us. While the Bank Credit Facility limits the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our non-Subsidiary Guarantor subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Notes.

The Notes will be structurally subordinated to all liabilities of our current and future non-Subsidiary Guarantor subsidiaries.

The Notes will be structurally subordinated to indebtedness and other liabilities of our current and future subsidiaries that are not or will not be guaranteeing the Notes, and the claims of creditors of these subsidiaries, including trade creditors, will have priority as to the assets of these subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-Subsidiary Guarantor subsidiaries, these non-Subsidiary Guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us. During the three months ended March 31, 2021, non-Subsidiary Guarantor subsidiaries generated 0% of our total revenue. As of March 31, 2021, non-Subsidiary Guarantor subsidiaries held less than 6% of our consolidated assets and had no outstanding indebtedness, excluding intercompany obligations and capital leases.

In addition, the Indenture permits non-Subsidiary Guarantor subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

The Notes will not be guaranteed by any of our non-U.S. subsidiaries or any subsidiaries that are not material or wholly owned. These non-Subsidiary Guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes, or to make any funds available therefore, whether by dividends, loans, distributions or other payments. Any right that we or the Subsidiary Guarantors have to receive any assets of any of the non-Subsidiary Guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of Notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

The Bank Credit Facility and the Indenture contain, and any other existing or future indebtedness of ours would likely contain, a number of covenants that impose significant operating and financial restrictions on us, including restrictions on our and our subsidiaries’ ability to, among other things:

•	incur additional debt, guarantee indebtedness or issue certain preferred equity interests;

•	pay dividends on or make distributions in respect of, or repurchase or redeem, our capital stock or make other restricted payments;

•	prepay, redeem or repurchase certain debt;

•	make loans or certain investments;

•	sell certain assets;

•	create liens on certain assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates;

•	alter the businesses we conduct;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	designate our subsidiaries as unrestricted subsidiaries.

In addition, the Bank Credit Facility requires us to comply with certain financial covenants.

As a result of these covenants, we will continue to be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

A failure to comply with the covenants under the agreements governing our indebtedness or any of our other future indebtedness could result in an event of default, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of any such default, the lenders thereunder:

•	will not be required to lend any additional amounts to us;

•	could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be immediately due and payable;

•	could require us to apply all of our available cash to repay these borrowings; or

•	could effectively prevent us from making debt service payments on the Notes;

any of which could result in an event of default under the Notes.

Such actions by the lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders under the Bank Credit Facility could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under the Bank Credit Facility.

If any of our outstanding indebtedness under the Bank Credit Facility or our other indebtedness, including the Notes, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See “Description of the Notes.”

Because each Guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the Subsidiary Guarantors.

The guarantees by the Guarantors are limited to the maximum amount that such Guarantors are permitted to guarantee under applicable law. As a result, any such Guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such Guarantor. Further, under the circumstances discussed more fully below, a court under federal or state fraudulent conveyance and transfer statutes could avoid the obligations under a guarantee or further subordinate it to all other obligations of the Guarantor. See “—Federal and state statutes allow courts, under specific circumstances, to avoid the Notes and guarantees and the related security interests, and require holders of Notes to return payments received.”

In addition, the Subsidiary Guarantors will be automatically released from their guarantees upon the occurrence of certain events, including the following:

•	the designation of a Subsidiary Guarantor as an unrestricted subsidiary;

•

a Subsidiary Guarantor ceasing to be a subsidiary as a result of any foreclosure of any pledge or security interest in favor of First-Priority Lien Obligations (as defined in the Indenture) or other exercises of remedies thereunder; or

•	the sale or other disposition of our equity interests in a Subsidiary Guarantor.

If the guarantee of any Subsidiary Guarantor is released, no holder of the Notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred equity interests, if any, whether secured or unsecured, of that subsidiary will be structurally senior to the claim of any holders of the Notes. See “Description of the Notes—Guarantees.”

Many of the restrictive covenants contained in the Indenture will not apply during any period in which the Notes are rated investment grade by each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and the holders of the Notes will lose the protection of these covenants during any such periods.

Many of the covenants contained in the Indenture will not apply to us during any period in which the Notes are rated investment grade by each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group, provided that at such time no default or event of default has occurred and is continuing. Such covenants will include restrictions on, among other things, our ability to make certain distributions or other restricted payments, incur indebtedness and enter into certain other transactions. There can be no assurance that the Notes will ever be rated investment grade or that if the Notes ever are rated investment grade they will maintain these ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. For example, during any such suspension of these covenants, we would be able to make dividends and distributions and incur substantial additional debt in amounts that would not otherwise be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the Indenture. See “Description of the Notes—Certain Covenants.”

We may not be able to repurchase the Notes upon a change of control.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all of the outstanding Notes at 101% of the principal amount thereof plus, without duplication, accrued and unpaid interest to the date of repurchase. Additionally, under the Bank Credit Facility, a change of control constitutes an event of default that permits the lenders to accelerate the maturity of borrowings and terminate their commitments to lend. The source of funds for any repurchase of the Notes and repayment of borrowings under the Bank Credit Facility would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. It is possible that we will not have sufficient funds at the time of a change of control to make the required repurchase of Notes or that restrictions in our other debt documents will not allow such repurchases. We may require additional financing from third parties to fund any such repurchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the Notes may be limited by law. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a change of control under the Indenture. See “Description of the Notes—Change of Control.”

Courts interpreting change of control provisions under New York law (which is the governing law of the Indenture) have not provided clear and consistent meanings of such change of control provisions, which leads to subjective judicial interpretation. In addition, a court case in Delaware has questioned whether a change of control provision contained in an indenture could be unenforceable on public policy grounds.

We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under the Notes.

Legal uncertainty regarding what constitutes a change of control and the provisions of the Indenture may allow us to enter into transactions, such as acquisitions, refinancing or recapitalizations, that would not constitute a change of control but may increase our outstanding indebtedness or otherwise affect our ability to satisfy our obligations under the Notes. The definition of change of control for purposes of the Notes includes a phrase relating to the transfer of “all or substantially all” of our assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require us to repurchase Notes as a result of a transfer of less than all of our assets to another person may be uncertain.

Federal and state statutes allow courts, under specific circumstances, to avoid the Notes and guarantees and the related security interests, and require holders of Notes to return payments received.

If we or any Subsidiary Guarantor becomes a debtor in a case under the Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent conveyance and transfer law a court may avoid or otherwise decline to enforce the Notes or the guarantees and the related security interests. A court might do so if it found that when we issued the Notes or the Subsidiary Guarantor entered into its guarantee and, in each case, granted the related security interests, or in some states when payments became due under the Notes or the guarantees, we or the Subsidiary Guarantor received less than reasonably equivalent value or fair consideration and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was left with inadequate capital to conduct its business;

•	believed or reasonably should have believed that it would incur debts beyond its ability to pay; or

•	was a defendant in an action for money damages or had a judgment for money damages docketed against us or the Subsidiary Guarantor if, in either case, the judgment is unsatisfied after final judgment.

The court might also void an issuance of Notes or a guarantee or the related security interest, without regard to the above factors, if the court found that we issued the Notes or the applicable Subsidiary Guarantor entered into its guarantee and, in each case, provided the related security interest with the actual intent to hinder, delay or defraud its creditors.

A court would likely find that we or a Subsidiary Guarantor did not receive reasonably equivalent value or fair consideration for the Notes or its guarantee or the related security interest if we or a Subsidiary Guarantor did not substantially benefit directly or indirectly from the issuance of the Notes. Thus, if the guarantees were legally challenged, any guarantee could be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the Subsidiary Guarantor, the obligations of the applicable Subsidiary Guarantor were incurred for less than reasonably equivalent value or fair consideration. If a court were to avoid the issuance of the Notes or any guarantee or the related security interest, you would no longer have any claim against Talos Production or the applicable Subsidiary Guarantor, or the right to enforce or otherwise benefit from the applicable security interest. Sufficient funds to repay the Notes may not be available from other sources, including the remaining obligors, if any. In addition, the court might direct you to repay any amounts that you already received from us or a Subsidiary Guarantor. In the event of a finding that a fraudulent conveyance or transfer occurred, you may not receive any repayment on the Notes. Further, the avoidance of the Notes could result in an event of default with respect to our and our subsidiaries’ other debt, which could result in acceleration of that debt.

The measures of insolvency for purposes of these fraudulent conveyance and transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent conveyance or transfer has occurred. Generally, however, a Subsidiary Guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in determining whether we or the Subsidiary Guarantors were solvent at the relevant time or that a court would agree with our conclusions in this regard, or, regardless of the standard that a court uses, that it would not determine that we or a Subsidiary Guarantor were indeed insolvent on that date; that any payments to the holders of the Notes (including under the guarantees) did not constitute preferences, fraudulent conveyances or transfers on other grounds; or that the issuance of the Notes and the guarantees would not be subordinated to our or any Subsidiary Guarantor’s other debt.

Although each guarantee entered into by a Guarantor will contain a provision intended to limit that Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent conveyance or transfer, this provision may not be effective as a legal matter to protect those guarantees from being avoided under fraudulent conveyance or transfer law, or may reduce that Guarantor’s obligation to an amount that effectively makes its guarantee worthless.

In addition, any payment by us pursuant to the Notes or by a Guarantor under a guarantee made at a time we or such Guarantor were found to be insolvent could be avoided and required to be returned to us or such Guarantor or to a fund for the benefit of our or such Guarantor’s creditors if such payment is made to an “insider” within a one-year period prior to a bankruptcy filing or within 90 days for any other party, and such payment would give the recipient more than it would have received in a distribution under the Bankruptcy Code in a hypothetical Chapter 7 case.

Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the Notes or guarantees to other claims against us or the Guarantors, respectively, under the principle of “equitable subordination” if the court determines that (a) the holder of Notes engaged in some type of inequitable conduct, (b) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of Notes and (c) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under the Bank Credit Facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on certain of our variable rate indebtedness will increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. As of March 31, 2021, assuming our Bank Credit Facility is fully drawn, each 0.125% change in interest rates would result in a $1.2 million change in annual interest expense on indebtedness under our Bank Credit Facility.

In addition, the United Kingdom’s Financial Conduct Authority, the authority that regulates the London Interbank Offered Rate (“LIBOR”), publicly announced it intends to discontinue the reporting of certain LIBOR rates after 2021, with a complete cessation for all USD-LIBOR rates after June 2023. The Alternative Reference Rates Committee (“ARRC”) has proposed that the Secured Overnight Financing Rate (“SOFR”) is the rate that represents best practice as the alternative to USD-LIBOR for use in derivatives and other financial contracts that are currently indexed to USD-LIBOR. ARRC has proposed a paced market transition plan to SOFR from USD-LIBOR and organizations are currently working on industry-wide and company-specific transition plans as they relate to derivatives and cash markets exposed to USD-LIBOR. There is no guarantee that a transition from LIBOR to an alternative will not result in financial market disruptions, significant increases in benchmark rates or financing costs to borrowers, including us. Such results would affect the level of interest payments on the portion of our indebtedness that bears interest at variable rates, which may materially impact the amount of our interest payments under such debt.

We may be unable to repay or repurchase the Notes at maturity.

At maturity, the entire outstanding principal amount of the Notes, together with accrued and unpaid interest, if any, will become due and payable. We may not have the funds to fulfill these obligations or the ability to renegotiate these obligations. If, upon the maturity date, other arrangements prohibit us from repaying the Notes, we could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. In these circumstances, if we were not able to obtain such waivers or refinance these borrowings, we would be unable to repay the Notes.

The Notes will initially be held in book-entry form, and therefore holders must rely on the procedures of the relevant clearing systems to exercise their rights and remedies.

Unless and until certificated Notes are issued in exchange for book-entry interests in the Notes, owners of the book-entry interests will not be considered owners or holders of Notes. Instead, DTC, or its nominee, will be the sole holder of the Notes. Payments of principal, interest and other amounts owing on or in respect of the Notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the Notes in global form and credited by such participants to indirect participants. Unlike holders of the Notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the Notes. Instead, if a holder owns a book-entry interest, such holder will be permitted to act only to the extent such holder has received appropriate proxies to do so from DTC or, if applicable, a participant. We cannot assure holders that the procedures implemented for the granting of such proxies will be sufficient to enable holders to vote on any requested actions on a timely basis.

It may be difficult to realize the value of the Collateral securing the Notes.

The Collateral securing the Notes will be subject to any and all exceptions, materiality thresholds, defects, encumbrances, liens and other imperfections as may be accepted by the Trustee and the Collateral Agent and any other creditors that have the benefit of senior-priority liens on the Collateral securing the Notes from time to time, whether on or after the Issue Date. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could materially and adversely affect the value of the Collateral securing the Notes as well as the ability of the Collateral Agent to realize or foreclose on such Collateral.

The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. No appraisals of any of the Collateral have been or will be prepared by us or on behalf of us in connection with this offering. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the Collateral as of the date of this prospectus equals or exceeds the principal amount of the debt secured thereby. The value of the assets pledged as Collateral for the Notes could be impaired in the future as a result of changing economic conditions (including the ongoing impact of the COVID-19 pandemic), our failure to implement our business strategy, competition, unforeseen liabilities and other future events. Accordingly, there may not be sufficient Collateral to pay all or any of the amounts due on the Notes and the Bank Credit Facility (and any additional future first-priority or pari passu obligations). Any claim for the difference between the amount, if any, realized by holders of the Notes from the sale of the Collateral securing the Notes and the obligations under the Notes and the Bank Credit Agreement (and any additional future first-priority or pari passu obligations) will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables. Additionally, in the event that a bankruptcy case is commenced by or against us, if the value of the Collateral is less than the amount of principal and accrued and unpaid interest on the Notes and all other senior secured obligations, interest may cease to accrue on the Notes from and after the date the bankruptcy petition is filed and you will not be entitled to adequate protection of any such under-secured amount.

The security interest of the Collateral Agent will be subject to practical challenges generally associated with the realization of security interests in Collateral. For example, the Collateral Agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the Collateral Agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the Collateral Agent may not have the ability to foreclose upon those assets and the value of the Collateral may significantly decrease.

In addition, the Collateral securing the Notes will be subject to liens permitted under the terms of the Indenture, whether arising on or after the Issue Date. The existence of any permitted liens could materially and adversely affect the value of the Collateral securing the Notes, as well as the ability of the Collateral Agent to realize or foreclose on such Collateral. Furthermore, not all of Talos Production’s and the Subsidiary Guarantors’ assets secure the Notes, and those assets which do secure the Notes may be subject to customary exceptions and materiality thresholds. See “Description of the Notes—Security.”

For example, the Collateral does not include, among other things:

•	certain real property;

•	motor vehicles and certain commercial tort claims;

•

those assets over which the pledging or granting of security interests in such assets would be prohibited by applicable law, rule, regulation or certain contractual obligations (including leases, licenses or other agreements, government licenses or state or local license, franchises, charters or authorizations (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code));

•	assets to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences as determined in good faith by us;

•	“intent-to-use” trademark applications until an Amendment to Allege Use or Statement of Use has been filed;

•	certain securitization assets; or

•	certain other limited assets.

Some of these assets may be material to us and such exclusion could have a material adverse effect on the value of the Collateral.

Rights in the Collateral may be materially and adversely affected by the failure to perfect security interests in Collateral now or in the future.

Applicable law provides that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the Collateral securing the Notes may not be perfected with respect to the claims of the Notes if the Collateral Agent is not able to take the actions necessary to perfect any of these liens. We and the Guarantors have limited obligations to perfect the holders of the Notes’ security interest in specified Collateral. In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest, such as real property, certain intellectual property and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. Moreover, many of the actions required to perfect security interests in the Collateral require public filings or other actions that may be substantially delayed or logistically limited due to local government response and restrictions as a result of the ongoing COVID-19 pandemic, which may result in a delay in perfecting security interests in the Collateral.

The Collateral Agent will not monitor and has no obligation to monitor, and there can be no assurance that we will inform the Collateral Agent of, the future acquisition of property and rights that constitute Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired Collateral. Such failure may result in the loss of the security interest in the Collateral or the priority of the security interest in favor of the Collateral Agent, as applicable, against third parties. Even if the Collateral Agent does take all actions necessary to create properly perfected security interests, any such security interests that are perfected after the date of the Indenture would remain at risk of being avoided as a preferential transfer or otherwise in any bankruptcy even after the security interests perfected on the closing date were no longer subject to such risk.

In addition, even if the Collateral Agent does properly perfect liens on Collateral acquired in the future, such liens may (as described further herein) potentially be avoidable as a preference in any bankruptcy case under certain circumstances. See “—Delivery of security interests in Collateral or any guarantees after the Issue Date increases the risk that the security interests or such guarantees could be avoidable in bankruptcy.”

The security interests in the Collateral have been granted to the Collateral Agent rather than directly to the holders of the Notes.

The security interests in the Collateral that will secure our obligations under the Notes and the obligations of the Guarantors under the guarantees will not be granted directly to the holders of the Notes but have been granted only in favor of the Collateral Agent. The ability of the Collateral Agent to perfect and/or enforce certain of the Collateral may be restricted by local law.

The Indenture provides that only the Collateral Agent has the right to enforce the security documents for the Notes. The ability of the holders of the Notes to instruct the Collateral Agent to enforce the security documents is limited under the Senior Lien Intercreditor Agreement. See “—The Notes and guarantees will be subject to the Senior Lien Intercreditor Agreement that provides the Notes and the guarantees will be effectively subordinated to indebtedness under the Bank Credit Facility and other creditors who have a first-priority security interest in our assets to the extent of the value of such assets, and the liens securing the Notes will be released upon the discharge of obligations that are secured by first-priority liens or release of first-priority liens”, and “—Even though the holders of the Notes will benefit from a second-priority lien on the collateral that secures our Bank Credit Facility, the representative of the holders of other second-priority indebtedness may control actions with respect to the collateral.”

As a consequence, holders of the Notes will not have direct security interests and will not be entitled to take enforcement action in respect of the Collateral, except through the Collateral Agent.

There are circumstances other than repayment or discharge of the Notes under which the Collateral securing the Notes and guarantees will be released automatically, without your consent or the consent of the Trustee.

Under various circumstances, Collateral securing the Notes will be released automatically, including:

•	a sale, transfer or other disposition of such Collateral (other than to Talos Production or a Subsidiary Guarantor) in a transaction not prohibited under the Indenture;

•	with respect to Collateral held by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its guarantee;

•	with respect to Collateral held by Talos Production, upon the release or discharge of Talos Production’s obligations under the Notes pursuant to the Indenture;

•	pursuant to the Senior Lien Intercreditor Agreement with respect to enforcement actions by the holders of the first-priority obligations; and

•	if the Notes have been discharged or defeased pursuant to a legal defeasance or covenant defeasance under the Indenture.

The guarantee of a Subsidiary Guarantor will be automatically released to the extent it is released in connection with a sale of such Subsidiary Guarantor in a transaction not prohibited by the Indenture. The Indenture also permits us to designate one or more of our restricted subsidiaries that is a Subsidiary Guarantor of the Notes as an unrestricted subsidiary. If we designate a Subsidiary Guarantor as an unrestricted subsidiary for purposes of the Indenture, all of the liens on any Collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Notes by such subsidiary will be released under the Indenture but not necessarily under the Bank Credit Facility and the aggregate value of the Collateral securing the Notes will be reduced. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a claim on the assets of such unrestricted subsidiary and its subsidiaries that is senior to the claim of the holders of the Notes.

We will, in most cases, have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the Notes and the related guarantees.

The collateral documents for the Notes allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Collateral securing the Notes and the related guarantees. We may, therefore, among other things, without any release or consent by the Trustee, conduct ordinary course activities with respect to Collateral permitted by the Indenture, such as selling, factoring, abandoning or otherwise disposing of Collateral and making ordinary course cash payments (including repayments of indebtedness), all of which could reduce the pool of assets securing the Notes and the related guarantees. See “Description of the Notes—Security.”

The Exchange Notes will be issued with original issue discount for U.S. federal income tax purposes.

The Exchange Notes will have the same issue date, issue price, and adjusted issue price as the Outstanding Notes and the Exchange Notes’ stated redemption price at maturity will exceed their “issue price,” as determined under U.S. Treasury regulations, by more than a statutory de minimis amount. As such, the Exchange Notes will be treated as issued with OID for U.S. federal income tax purposes. As a result, in addition to including stated interest as ordinary interest income in accordance with a U.S. holder’s regular method of tax accounting, each U.S. holder must include OID in gross income as ordinary income as it accrues calculated on a constant yield to maturity method before the receipt of cash attributable to the income regardless of such U.S. holder’s accounting method, and will generally have to include in income increasingly greater amounts of OID over the life of the Exchange Notes. The rules governing instruments with OID are complex. Prospective investors should see “Certain U.S. Federal Income Tax Considerations” for additional information and are urged to consult with their own tax advisors regarding the application of such rules to the Exchange Notes.

If a bankruptcy petition were filed by or against us, the allowed claim for the Notes may be less than the principal amount of the Notes stated in the Indenture.

If a bankruptcy petition were filed by or against us under the Bankruptcy Code after the issuance of the Notes, the claim by any holder of the Notes for the principal amount thereof may be allowed in an amount equal to the sum of:

•	the original issue price of the Notes; and

•	that portion of the stated principal amount of the Notes that exceeds the issue price thereof, if any, that does not constitute “unmatured interest” for the purposes of the Bankruptcy Code.

Any such discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest, which is not allowable as part of a bankruptcy claim under the Bankruptcy Code. Accordingly, holders of the Notes under these circumstances may receive an amount that is less than the principal amount thereof stated in the Indenture.

If we become the subject of a bankruptcy proceeding, bankruptcy laws may limit your ability to realize value from the Collateral.

The right of the Collateral Agent to foreclose upon, repossess, and dispose of the Collateral upon the occurrence of an event of default under the Indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the Collateral Agent repossessed and disposed of the Collateral (and sometimes even after). Upon the commencement of a case under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security previously repossessed from such debtor, without prior bankruptcy court approval, which may not be given or could be materially delayed. Moreover, the Bankruptcy Code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional or replacement security or superpriority administrative expense claims if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for any such diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•	whether or when payments under the Notes could be made following the commencement of a bankruptcy case, or the length of any delay in making such payments;

•	whether or when the Collateral Agent could repossess or dispose of the Collateral;

•	the value of the Collateral at the time of the bankruptcy petition or any other relevant time; or

•	whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirement of “adequate protection.”

Any disposition of the Collateral during a bankruptcy case would also require permission from the bankruptcy court (which may not be given or could be materially delayed). Furthermore, in the event a bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on debt which is to be paid first out of the proceeds of the Collateral, the holders of the Notes would hold a secured claim only to the extent of the value of the Collateral to which the holders of the Notes are entitled and unsecured “deficiency”

claims with respect to any shortfall or under-collateralization. The Bankruptcy Code only permits the payment and accrual of post-petition interest, costs and attorneys’ fees to a secured creditor during a debtor’s bankruptcy case to the extent the value of its collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the collateral.

Also, the Senior Lien Intercreditor Agreement provides that, in the event of a bankruptcy by Talos Production or a Guarantor, the holders of the Notes will be subject to certain restrictions with respect to their ability to object to a number of important matters or to take other actions following the filing of a bankruptcy petition with respect to the Collateral prior to the discharge of the obligations under the Bank Credit Facility. In particular, the Senior Lien Intercreditor Agreement will impose certain limitations on the holders of the Notes with respect to their rights to seek adequate protection with respect to the liens on the Collateral, to object to proposed debtor-in-possession financing or the use of cash Collateral that has been consented to by the lenders under the Bank Credit Facility, or to raise certain objections to any sale of the Collateral that has been consented to by the lenders under the Bank Credit Facility. See “Description of the Notes—Security Documents—Senior Lien Intercreditor Agreement.”

The Collateral securing the Notes and related guarantees may be diluted under certain circumstances.

The Indenture, our Bank Credit Facility and any agreements governing our other indebtedness will permit us to incur additional secured indebtedness, including additional notes, parity lien obligations and other priority lien obligations, subject to our compliance with the restrictive covenants applicable to us at the time we incur such additional secured indebtedness. Any additional notes issued under the Indenture would be guaranteed by the same Guarantors and may have the same security interests, with the same priority, as the Outstanding Notes. As a result, the Collateral securing the Notes would be shared by any additional notes we may issue under the Indenture, and an issuance of such additional notes would dilute the value of the Collateral compared to the aggregate principal amount of Notes issued. In addition, the Indenture and our other security documents will permit us and certain of our subsidiaries to incur additional priority lien debt and parity lien obligations by issuing additional debt securities under one or more indentures or other agreements or by borrowing additional amounts under our amended revolving bank credit facility. Any additional priority lien debt or parity lien obligations secured by the Collateral would dilute the value of the holders’ rights to the Collateral.

The security interests of the holders of the Notes in after-acquired assets may not be perfected in a timely manner or at all.

If additional domestic restricted subsidiaries are formed or acquired and become Subsidiary Guarantors under the Indenture, additional financing statements would be required to be filed to perfect the security interest in the assets of such Subsidiary Guarantors. Depending on the type of the assets constituting after-acquired Collateral, additional action may be required to be taken to perfect the security interest in such assets, such as the delivery of physical Collateral, if permitted by the Senior Lien Intercreditor Agreement, or the execution and recordation of mortgages or deeds of trust. Even if such additional actions are taken to perfect the security interest in such after-acquired Collateral, to the extent a security interest in any Collateral is not perfected on the Issue Date, such security interest might be avoidable in bankruptcy as a preferential transfer or otherwise, which could impact the value of the Collateral. See “—Delivery of security interests in collateral or any guarantees after the Issue Date increases the risk that the security interests or such guarantees could be avoidable in bankruptcy” below.

Delivery of security interests in Collateral or any guarantees after the Issue Date increases the risk that the security interests or such guarantees could be avoidable in bankruptcy.

Certain Collateral, including real property and after-acquired property, will be secured after the Issue Date of the Notes, and certain guarantees will be granted after the Issue Date of the Notes. To the extent any security interest in the Collateral securing the Notes is not perfected after the Issue Date of the Notes, we will use our commercially reasonable efforts to have all such security interests perfected within 120 days following the Issue Date of the Notes. If the grantor of such security interest or a Guarantor were to become subject to a bankruptcy case after the Issue Date of the Notes, any security interest in other Collateral, or any guarantees delivered after the Issue Date of the Notes, would face a greater risk than security interests or guarantees in place on the Issue Date (or within 30 days thereof) of being avoided by the pledgor or Guarantor (as debtor in possession) or by its trustee in bankruptcy or potentially by other creditors as a preference under bankruptcy law if certain events or circumstances exist or occur.

Specifically, security interests or guarantees issued after the Issue Date (or after 30 days thereof) of the Notes may be treated under bankruptcy law as if they were delivered to secure or guarantee previously existing or “antecedent” indebtedness. Any future pledge of Collateral or future issuance of a guarantee in favor of the holders of the Notes, including pursuant to security documents or guarantees delivered in connection therewith after the Issue Date, may be avoidable as a preference if, among other circumstances, (i) the applicable pledgor or Guarantor is insolvent at the time of the pledge or the issuance of the guarantee, (ii) the pledge or the issuance of the guarantee permits the holders of the Notes to receive a greater recovery in a hypothetical Chapter 7 case than if the pledge or guarantee had not been given, and (iii) a bankruptcy case in respect of the applicable pledgor or Guarantor is commenced within 90 days following the pledge or the perfection thereof or the issuance of the guarantee (as applicable), or, in certain circumstances, a year. Accordingly, if we or any Guarantor were to file for bankruptcy protection after the Issue Date of the Notes and (1) any liens not granted on the Issue Date of the Notes had been perfected, or (2) any guarantees not issued on the Issue Date of the Notes (as applicable) had been issued, less than 90 days before commencement of such bankruptcy case (or, if applicable, one year), such liens or guarantees are more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the Issue Date of the Notes (even if the liens perfected or other guarantees issued on the Issue Date (or within 30 days thereof) of the Notes would no longer be subject to such risk). To the extent that the grant of any such security interest and/or guarantee is avoided as a preference or otherwise, you would lose the benefit of the security interest and/or guarantee (as applicable) and may be required to return prior payments.

The Collateral is subject to casualty risks, which may limit your ability to recover as a secured creditor if there are losses to the Collateral, and which may have an adverse impact on our operations and results.

We maintain insurance or otherwise insure against certain hazards. There are, however, losses that may be not be insured. If there is a total or partial loss of any of the pledged Collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the first-priority secured obligations, including the Bank Credit Facility, and the second-priority secured obligations, including the Notes and related guarantees. In the event of a total or partial loss affecting any of our assets, certain items may not be easily replaced. Accordingly, even though there may be insurance coverage, the extended period needed to obtain replacement units or inventory may cause significant delays, which may have an adverse impact on our operations and results. In addition, certain zoning or other laws and regulations may prevent rebuilding substantially the same facilities in the event of a loss, which may have an adverse impact on our operations and results. Such adverse impacts may not be covered, or fully covered, by property or business interruption insurance.

The Notes and guarantees will be subject to the Senior Lien Intercreditor Agreement that provides the Notes and the guarantees will be effectively subordinated to indebtedness under the Bank Credit Facility and other creditors who have a first-priority security interest in our assets to the extent of the value of such assets, and the liens securing the Notes will be released upon the discharge of obligations that are secured by first-priority liens or release of first-priority liens.

Substantially all the assets owned by Talos Production and the Subsidiary Guarantors on the Issue Date or thereafter acquired, and all proceeds therefrom, will be subject to first-priority liens in favor of the lenders and other secured parties under the Bank Credit Facility. The Collateral Agent will become a party to the Senior Lien Intercreditor Agreement that provides that, at any time that any obligations that are secured by first-priority liens remain outstanding, prior to the expiration of any applicable standstill period, any actions that may be taken in respect of the Collateral (including the ability to commence enforcement proceedings against the Collateral and to control the conduct of such proceedings) will be at the direction of the holders of such indebtedness. Under such circumstances, the Trustee and the Collateral Agent on behalf of the holders of Notes will not have the ability to control or direct such actions, even if the rights of the holders of Notes are materially and adversely affected. Further, in the event that Talos Production or a Guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, their obligations under the Bank Credit Facility will be entitled to be paid in full from their assets pledged as security for such obligation before any payment from such assets or the proceeds thereof may be made with respect to the Notes. Holders of the Notes would then participate ratably in the remaining assets pledged as Collateral, with all holders of indebtedness that are deemed to rank equally with the Notes based upon the respective amount owed to each creditor. Also, under the Senior Lien Intercreditor Agreement, the holders of the Notes may be required to turn over certain funds they may receive in any insolvency or liquidation proceeding to the lenders under the Bank Credit Facility under certain circumstances.

In addition, if Talos Production and/or any Subsidiary Guarantors experience certain defaults under the Bank Credit Facility, the lenders and other secured parties of such obligations could declare all of the funds borrowed thereunder, together with accrued and unpaid interest, immediately due and payable and foreclose on the assets pledged as Collateral. However, if there were an event of default under the Notes, the holders of obligations that are secured by first-priority liens could decide not to proceed against the Collateral securing the Notes, regardless of whether or not there is a default under such obligations that are secured by first-priority liens. In the event such holders do not exercise their right with respect to the Collateral, the only remedy available to the holders of the Notes would be to sue for payment on the Notes, subject to the rights of the Collateral Agent to realize or foreclose on the Collateral after the expiration of the applicable standstill periods under the Senior Lien Intercreditor Agreement following acceleration of the Notes.

Furthermore, if the lenders and other secured parties under the Bank Credit Facility may foreclose and sell the pledged equity interests in any Subsidiary Guarantor, then that Subsidiary Guarantor will be released from its guarantee of the Notes automatically and immediately upon such sale. Similarly, any release of all first-priority liens upon any Collateral approved by the holders of first-priority liens will also release the second-priority liens securing the Notes on substantially the same Collateral, and holders of Notes will have no control over such release. By virtue of the direction of the administration of the pledges and security interests and the release of Collateral, actions may be taken under the collateral documents that may be adverse to holders of the Notes.

Under the Senior Lien Intercreditor Agreement, the authorized representative of the holders of the Notes may not object following the filing of a bankruptcy petition to any debtor-in-possession financing or to the use of the Collateral to secure that financing, if the same has been consented to by the lenders under the Bank Credit Facility (or their authorized representative), subject to certain conditions and limited exceptions. See “Description of the Notes—Security Documents” and “Description of the Notes—Senior Lien Intercreditor Agreement.” After such a filing, the value of the Collateral could materially deteriorate, and the holders of the Notes would be unable to raise an objection.

Even though the holders of the Notes will benefit from a second-priority lien on the Collateral that secures our Bank Credit Facility, the representative of the holders of other second-priority indebtedness may control actions with respect to the Collateral.

In addition to the limitations on the rights of the holders of the Notes with respect to the Collateral under the Senior Lien Intercreditor Agreement, the rights of the holders of the Notes with respect to the Collateral that will secure the Notes on a second-priority basis will also be subject to the Senior Lien Intercreditor Agreement. Under the Senior Lien Intercreditor Agreement, any exercise of remedies that may be taken by the collateral agent with respect to such Collateral, including the ability to cause the commencement of enforcement proceedings against such Collateral and the ability to control such proceedings, will be controlled by the collateral agent for the class of indebtedness that represents the largest outstanding principal amount of indebtedness secured by a second-priority lien on the Collateral (the “Controlling Collateral Agent”) until 180 days after the occurrence of an event of default under the agreement governing any class of indebtedness secured by a second-priority lien on the Collateral and acceleration of the obligations thereunder (the collateral agent for such other indebtedness as the “Non-Controlling Collateral Agent”).

There can be no assurance that the Collateral Agent will be the Controlling Collateral Agent at any time, and the Non-Controlling Collateral Agent is prohibited from exercising remedies with respect to the Collateral at any time the Controlling Collateral Agent has commenced and is diligently pursuing enforcement action with respect to the Collateral. The Non-Controlling Collateral Agent is also prohibited from exercising remedies with respect to the Collateral at any time the grantor of the security interest in that Collateral (whether our company or the applicable Subsidiary Guarantor) is then a debtor under or with respect to (or otherwise subject to) an insolvency or liquidation proceeding or at any time the Controlling Collateral Agent is stayed from pursuing enforcement actions pursuant to the Senior Lien Intercreditor Agreement.

In addition, the Bank Credit Facility and the Indenture permit us, subject to certain limits, to issue additional series of notes or other debt that also have a second-priority lien on the same Collateral. As discussed above, the right to take actions with respect to the Collateral pursuant to the Senior Lien Intercreditor Agreement is vested in the authorized representative of the holders of the largest outstanding principal amount of indebtedness secured by a second-priority lien on the Collateral. If we issue additional second lien notes that are not Notes or other debt in the future in a greater principal amount than the outstanding Notes, then the authorized representative for those additional notes or other debt would have the ability to exercise rights under the Senior Lien Intercreditor Agreement, rather than the Collateral Agent.

Under the Senior Lien Intercreditor Agreement, the Non-Controlling Collateral Agent may not object following the filing of a bankruptcy petition to any debtor-in-possession financing or to the use of the Collateral to secure that financing, unless the lenders under the Bank Credit Facility (or their authorized representative) object to such financing or use, if the same has been consented to by the Controlling Collateral Agent, subject to certain conditions and limited exceptions. See “Description of the Notes—Security Documents” and “Description of the Notes—Senior Lien Intercreditor Agreement.” After such a filing, the value of the collateral could materially deteriorate, and the holders of the Notes would be unable to raise an objection.

State law may limit the ability of the Collateral Agent to foreclose on the real property and improvements included in the Collateral.

The Notes will be secured by, among other things, liens on owned real property located in several states. The laws of these states may limit the ability of the Trustee and the holders of the Notes to foreclose on the real property Collateral and improvements located in such states. State law governs the perfection, enforceability and foreclosure of mortgage liens against real property interests that secure debt obligations such as the Notes. Applicable state laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even if it has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws may also impose security first and one form of action rules that can affect the ability to foreclose or the timing of foreclosure on real and personal property Collateral regardless of the location of the Collateral and may limit the right to recover a deficiency following a foreclosure.

THE EXCHANGE OFFER

Terms of the Exchange Offer

Talos Production is offering to exchange up to $650,000,000 aggregate principal amount of the Exchange Notes and related guarantees, which have been registered under the Securities Act, for an equivalent principal amount of its outstanding unregistered Outstanding Notes and related guarantees. Talos Production will issue Exchange Notes in principal amount equal to the principal amount of the Outstanding Notes surrendered in the Exchange Offer. Outstanding Notes may be exchanged only for a minimum principal denomination of $2,000 and in integral multiples of $1,000 in excess thereof.

The Exchange Notes that the Issuer proposes to issue in this Exchange Offer will be substantially identical to the form and terms of its Outstanding Notes except that, unlike its Outstanding Notes, (i) the issuance of the Exchange Notes is registered under the Securities Act, (ii) the Exchange Notes will be freely tradeable by persons who are not our affiliates, and (iii) the Exchange Notes are not entitled to the registration rights applicable to the Outstanding Notes under the Registration Rights Agreements. In addition, the Issuer’s obligation to pay additional interest on the Outstanding Notes due to the failure to consummate the Exchange Offer by the date specified in the Registration Rights Agreements does not apply to the Exchange Notes. You should read the description of the Exchange Notes in the section in this prospectus entitled “Description of the Notes.”

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered in the Exchange Offer.

As of the date of this prospectus, $650,000,000 in aggregate principal amount of the Outstanding Notes are outstanding. This prospectus is being sent to DTC, the sole registered holder of the Outstanding Notes. There will be no fixed record date for determining registered holders of Outstanding Notes entitled to participate in the Exchange Offer.

We intend to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreements, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding Notes whose holders do not tender for exchange in the Exchange Offer will remain outstanding and continue to accrue interest. These Outstanding Notes will be entitled to the rights and benefits such holders have under the indenture relating to such Outstanding Notes but will not retain any rights under the applicable Registration Rights Agreement, except as otherwise specified therein.

We will be deemed to have accepted for exchange properly tendered Outstanding Notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the Registration Rights Agreements. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from the Issuer.

Expiration Date; Extensions; Amendments; Termination

This Exchange Offer will expire one minute after 11:59 p.m., New York City time, on             , 2021, unless we extend it in our sole discretion. The expiration date of this Exchange Offer will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act.

We expressly reserve the right to delay acceptance of any Outstanding Notes, extend or terminate this Exchange Offer and not accept any Outstanding Notes that we have not previously accepted if any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the Outstanding Notes by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

We also expressly reserve the right to amend the terms of this Exchange Offer in any manner. If any material change is made, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our Outstanding Notes of the change, including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this Exchange Offer could include a change in the timing of the Exchange Offer, a change in the exchange agent and other similar changes in the terms of this Exchange Offer. If a material change is made to this Exchange Offer, we will disclose this change by means of a post-effective amendment to the registration statement (which includes this prospectus) and will distribute an amended or supplemented prospectus to each registered holder of Outstanding Notes. In addition, the Exchange Offer will extended for up to an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the Exchange Offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this Exchange Offer.

Procedures for Tendering Outstanding Notes

To participate in the Exchange Offer, you must properly tender your Outstanding Notes to the exchange agent as described below. The Issuer will only issue Exchange Notes in exchange for Outstanding Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Outstanding Notes, and you should follow carefully the instructions on how to tender your Outstanding Notes. It is your responsibility to properly tender your Outstanding Notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

If you have any questions or need help in exchanging your Outstanding Notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus and below under “—Exchange Agent.”

All of the Outstanding Notes were issued in book-entry form, and all of the Outstanding Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the Outstanding Notes may be tendered using ATOP. The exchange agent will establish an account with DTC for purposes of the Exchange Offer promptly after the commencement of the Exchange Offer, and DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer their Outstanding Notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender Outstanding Notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange Outstanding Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the Outstanding Notes.

If you beneficially own Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

Your Representations to Us.

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the Exchange Notes; and

•

if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such Exchange Notes.

Further, you will acknowledge and agree that any broker-dealer or holder using the Exchange Offer to participate in a distribution of Exchange Notes to be acquired in the Exchange Offer (i) could not under SEC policy as in effect on the date of this prospectus rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such holder in exchange for corresponding Outstanding Notes acquired by such holder directly from us.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

Your tender of Outstanding Notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

We reserve the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes which, if accepted, would, in our opinion or our counsel’s opinion, be unlawful. We also reserve the absolute right to waive any conditions of this Exchange Offer or irregularities or defects in tender as to particular Outstanding Notes with the exception of conditions to this Exchange Offer relating to the obligations of broker dealers, which we will not waive. If we waive a condition to this Exchange Offer, the waiver will be applied equally to all note holders. Our interpretation of the terms and conditions of this Exchange Offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of Outstanding Notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of Outstanding Notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any Outstanding Notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived promptly following the expiration date.

If all the conditions to the Exchange Offer are satisfied or waived on the expiration date, we will accept all Outstanding Notes properly tendered and the Issuer will issue the Exchange Notes promptly thereafter. Please refer to the section of this prospectus entitled “—Conditions to the Exchange Offer” below. For purposes of this Exchange Offer, Outstanding Notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

If we do not accept any tendered Outstanding Notes for exchange or if Outstanding Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Outstanding

Notes will be returned without expense to their tendering holder. Such non-exchanged Outstanding Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the Exchange Offer.

In all cases, Talos Production will issue Exchange Notes for the corresponding Outstanding Notes that have been accepted for exchange under the Exchange Offer only after the exchange agent receives, prior to one minute after 11:59 p.m., New York City time, on the expiration date,

•	a book-entry confirmation of such Outstanding Notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Such Exchange Notes will be issued promptly following the expiration of the Exchange Offer.

By tendering into this Exchange Offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the Outstanding Notes tendered. This proxy will be considered coupled with an interest in the tendered Outstanding Notes. This appointment will be effective only when, and to the extent that we accept your Outstanding Notes in this Exchange Offer. All prior proxies on these Outstanding Notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The Outstanding Notes will be validly tendered only if we are able to exercise full voting rights on the Outstanding Notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to one minute after 11:59 p.m., New York City time, on the expiration date of the Exchange Offer. For a withdrawal to be effective you must comply with the appropriate ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Outstanding Notes and otherwise comply with the ATOP procedures.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Outstanding Notes that are withdrawn will be deemed not to have been validly tendered for exchange in this Exchange Offer.

Any Outstanding Notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the Outstanding Notes. This return or crediting will take place promptly after withdrawal, rejection of tender, expiration or termination of the Exchange Offer. You may retender properly withdrawn Outstanding Notes by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date of the Exchange Offer.

Conditions to the Exchange Offer

We will not accept for exchange, or exchange any Exchange Notes for, any Outstanding Notes if the Exchange Offer, or the making of any exchange by a holder of Outstanding Notes, would violate applicable law or applicable interpretations of the staff of the SEC. Similarly, we may terminate the Exchange Offer as provided in this prospectus before accepting Outstanding Notes for exchange in the event of such a potential violation.

We will not be obligated to accept for exchange the Outstanding Notes of any holder that has not made to us the representations described under “—Procedures for Tendering Outstanding Notes” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the Exchange Notes under the Securities Act.

Additionally, we will not accept for exchange any Outstanding Notes tendered, and will not issue Exchange Notes in exchange for any such Outstanding Notes, if at such time any stop order has been threatened or is in effect with respect to the exchange offer registration statement of which this prospectus constitutes a part.

We expressly reserve the right to amend or terminate the Exchange Offer, and to reject for exchange any Outstanding Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the Exchange Offer specified above. We will promptly give notice of any extension, amendment, non-acceptance or termination to the holders of the Outstanding Notes.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times prior to the expiration of the Exchange Offer in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the Exchange Offer.

This Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange.

Resale of Exchange Notes

Based upon the position the staff of the SEC has taken in previous no-action letters issued to third parties, we believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will acknowledge that:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you have not participated in, do not intend to participate in, and have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes; and

•	you are not our “affiliate” as defined under Rule 405 of the Securities Act.

The SEC staff, however, has not considered our Exchange Offer for the Exchange Notes in the context of a no-action letter, and the SEC staff may not make a similar determination as in the no-action letters issued to these third parties.

Any holder of Outstanding Notes who:

•	is our affiliate;

•	does not acquire Exchange Notes in the ordinary course of its business; or

•	tenders its Outstanding Notes in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of Exchange Notes;

cannot rely on the position of the staff of the SEC enunciated in the Morgan Stanley & Co. Incorporated no-action letter (available June 5, 1991) and the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988), as interpreted in the Shearman & Sterling no-action letter (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Consequences of Failing to Exchange Outstanding Notes

If you do not exchange your Outstanding Notes for the Exchange Notes in the Exchange Offer, your Outstanding Notes will continue to be subject to the provisions of the indenture regarding the transfer and exchange of the Outstanding Notes and the restrictions on transfer of the Outstanding Notes described in the Indenture. These transfer restrictions are required because the Outstanding Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Therefore, you may not resell your Outstanding Notes, offer such Outstanding Notes for resale or otherwise transfer such Outstanding Notes unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your Outstanding Notes for Exchange Notes in accordance with this Exchange Offer, or if you do not properly tender your Outstanding Notes in this Exchange Offer, you will not be able to resell, offer to resell or otherwise transfer the Outstanding Notes unless they are registered under the Securities Act or unless you resell such Notes, offer to resell or otherwise transfer such Notes under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

In addition, except as set forth in this paragraph, we will not be obligated to register the Outstanding Notes under the Securities Act, unless:

•

we determine that the Exchange Offer is not available or cannot be consummated as soon as practicable after the expiration date because it would violate any applicable law or applicable interpretations of the staff of the SEC;

•	the Exchange Offer is not for any other reason completed by July 6, 2021;

•

any initial purchaser of an Outstanding Notes Offering requests in writing within 60 days of the consummation of the Exchange Offer that they hold Outstanding Notes that are or were ineligible to be exchanged in the Exchange Offer; or

•

you notify us within 60 days of the consummation of the Exchange Offer that you are not eligible to participate in the Exchange Offer due to applicable law or SEC policy or you may not resell the Exchange Notes to the public without delivering a prospectus;

in which case, pursuant to and subject to the terms and conditions set forth in the Registration Rights Agreements, we will be required to file a shelf registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for the benefit of the holders of the Outstanding Notes described in this paragraph. We do not currently anticipate that we will register under the Securities Act any Outstanding Notes that remain outstanding after completion of the Exchange Offer.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Outstanding Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes.

Exchange Agent

We have appointed Wilmington Trust, National Association as the exchange agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Overnight Delivery, Courier or Hand or Certified or Registered Mail:

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Workflow Management, 5th Floor

By Facsimile (For Eligible Institutions Only):

(302) 636-4139

Attention: Workflow Management

Other Inquiries or Confirmation:

DTC Desk (DTC2@wilmingtontrust.com)

Fees and Expenses

We will bear the expenses of soliciting tenders in this Exchange Offer, including reasonable fees and expenses of the exchange agent and Trustee and accounting, legal, printing and related fees and expenses.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of this Exchange Offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this Exchange Offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the Outstanding Notes and for handling or forwarding tenders for exchange to their customers.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes under the Exchange Offer. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of Outstanding Notes under the Exchange Offer.

Delivery of Prospectus

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale, resell or offer to transfer of such Exchange Notes. See “Plan of Distribution.”

Other

Participation in the Exchange Offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We reserve the right in our sole discretion to purchase or make offers for any Outstanding Notes that remain outstanding following the expiration or termination of this Exchange Offer and, to the extent permitted by applicable law, to purchase Outstanding Notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this Exchange Offer. We have no present plans to acquire any Outstanding Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Outstanding Notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes in exchange for the Outstanding Notes. We are making this exchange solely to satisfy our obligations under the Registration Rights Agreements. In consideration for issuing the Exchange Notes, we will receive Outstanding Notes in like aggregate principal amount which we will submit to the Trustee for cancellation.

DESCRIPTION OF THE NOTES

General

On January 4, 2021, Talos Production Inc., a Delaware corporation (the “Issuer”) issued $500,000,000 aggregate principal amount of its 12.00% Second-Priority Senior Secured Notes due 2026 (the “Initial Notes”) under that certain indenture, dated as of January 4, 2021 (the “base indenture”), entered into by and among the Issuer, Talos Energy Inc. (the “Parent Guarantor”), the Subsidiary Guarantors (as defined below) and Wilmington Trust, National Association, as Trustee and Collateral Agent. On January 14, 2021, the Issuer issued $150,000,000 aggregate principal amount of 12.00% Second-Priority Senior Secured Notes due 2026 (the “Additional Notes” and, together with the Initial Notes, the “Outstanding Notes”) under the base indenture, as supplemented by the first supplemental indenture thereto, dated as of January 14, 2021 (as so supplemented, the “indenture”). The Additional Notes are treated as a single class with the Initial Notes for all purposes, and rank pari passu with, and vote together with, the holders of the Initial Notes on any matter submitted to the holders of such series.

In this description, the “Issuer,” “we,” “us” and “our” refer to Talos Production Inc., but not to any of its Subsidiaries. Unless the context otherwise requires, for all purposes of the indenture and this “Description of the Notes,” the term “Exchange Notes” refers to the Issuer’s notes being offered hereby in exchange for a like principal amount of Outstanding Notes, and the term “notes” refers to the Outstanding Notes and the Exchange Notes, collectively.

The Issuer will issue up to $650,000,000 aggregate principal amount of Exchange Notes in exchange for an equivalent principal amount of Outstanding Notes (the “Exchange Offer”). The terms of the Exchange Notes to be issued are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provision relating to the Outstanding Notes will not apply to the Exchange Notes.

If the Exchange Offer is consummated, holders of Outstanding Notes who do not exchange their Outstanding Notes for Exchange Notes will vote together with the holders of the Exchange Notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders under the indenture must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all notes issued under the indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any Outstanding Notes that remain outstanding after the Exchange Offer will be aggregated with the Exchange Notes, and the holders of all notes will vote together as a single series for all such purposes. Accordingly, all references in this “Description of the Notes” to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the Exchange Offer for the Outstanding Notes is consummated, such percentage in aggregate principal amount of all notes then outstanding.

The following summary of certain provisions of the indenture, the notes, the Security Documents and the Senior Lien Intercreditor Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements, including the definitions of certain terms therein. Capitalized terms used in this “Description of the Notes” section and not otherwise defined have the meanings set forth in the section “—Certain Definitions.”

Principal of, premium, if any, and interest on the Exchange Notes will be payable, and the Exchange Notes may be exchanged or transferred, at the office or agency designated by the Issuer (which initially shall be the designated office or agency of the Trustee).

The Exchange Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof; provided that notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by a

DTC participant in denominations of less than $2,000. No service charge will be made for any registration of transfer or exchange of Exchange Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Terms of the Notes

The notes are, or will be, senior obligations of the Issuer and are, or will be, secured only by the second-priority security interests in the Collateral described below under “—Security.” The notes will mature on January 15, 2026. Each note will bear interest at a rate of 12.00% per annum from the Issue Date or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing July 15, 2021.

Optional Redemption

On or after January 15, 2023, the Issuer may redeem the notes at its option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed by first class mail to each holder’s registered address or delivered electronically if held by DTC, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Period	Redemption Price
2023	106.000%
2024	103.000%
2025	100.000%

In addition, prior to January 15, 2023, the Issuer may redeem the notes at its option, in whole at any time or in part from time to time, upon not less than 15 nor more than 60 days’ prior notice mailed by the Issuer by first class mail to each holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to January 15, 2023, the Issuer may redeem in the aggregate up to 40% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes) with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer, at a redemption price (expressed as a percentage of the principal amount thereof) of 112%, plus accrued and unpaid interest and additional interest, if any, to the redemption date; provided, that such redemption shall occur within 180 days after the date on which any such Equity Offering is consummated upon not less than 15 nor more than 60 days’ notice mailed by the Issuer to each holder of notes being redeemed, or delivered electronically if held by DTC, and otherwise in accordance with the procedures set forth in the indenture.

Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event.

Selection of Notes to be Redeemed; Notes Redeemed in Part

In the case of any partial redemption, selection of notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed (and the Issuer shall notify the Trustee in writing of any such listing), or if the notes are not so listed, on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in each case, in such manner that complies with the requirements of DTC, if applicable); provided that no notes of $2,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding notes not previously called for redemption. Upon selection, the Trustee will notify the Issuer promptly of the notes or portions of notes to be redeemed. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. Upon surrender and cancellation of a note that is redeemed in part, the Issuer will execute and the Trustee will authenticate for the holder (at the Issuer’s expense) a new note equal in principal amount to the unredeemed portion of the note surrendered and cancelled. If money sufficient to pay the redemption price of and accrued and unpaid interest and additional interest (if any) on all notes (or portions thereof) to be redeemed on the redemption date is deposited with a paying agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest will cease to accrue on such notes (or such portions thereof) called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, the Issuer may be required to offer to purchase notes as described under the captions “—Change of Control” and “—Certain Covenants—Asset Sales.” We may at any time and from time to time purchase notes in the open market or otherwise.

Ranking

The indebtedness evidenced by the notes and the Guarantees, respectively, are, or will be, senior secured obligations of the Issuer and the Guarantors, and:

•	ranks, or will rank, equally in right of payment with all existing and future senior obligations of the Issuer and the Guarantors;

•	ranks, or will rank, senior in right of payment to any obligations of the Issuer and Guarantors that are subordinated to the notes and the Guarantees;

•

is, or will be, effectively senior to all existing and future unsecured obligations of the Issuer and the Guarantors, to the extent of the value of the Collateral that is available to satisfy the obligations under the notes;

•

is, or will be, effectively senior to any future obligations of the Issuer and the Guarantors that are secured by the Collateral on a junior-priority basis to the notes and the Guarantees, to the extent of the value of the Collateral that is available to satisfy the obligations under the notes;

•	is, or will be, effectively pari passu with all of the Issuer’s and the Guarantors’ existing and future obligations that are secured by the Collateral on a second-priority basis;

•

is, or will be, effectively junior to any existing and future obligations of the Issuer and the Guarantors that are secured by the Collateral on a senior-priority basis to the notes (including indebtedness under the Credit Agreement) to the extent of the value of the Collateral; and

•

is, or will be, structurally subordinated to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of each subsidiary of the Issuer or the Guarantors that is not a guarantor of the notes.

As of March 31, 2021, the Issuer and its Subsidiaries had approximately $1.1 billion principal amount of indebtedness outstanding (excluding capital leases), including approximately $465.0 million of indebtedness under the Bank Credit Facility (excluding $13.6 million in letters of credit), to which the notes will be effectively subordinated.

Although the indenture limits the Incurrence of Indebtedness and the issuance of Disqualified Stock by the Issuer and its Restricted Subsidiaries, and the issuance of Preferred Stock by the Restricted Subsidiaries of the Issuer that are not Subsidiary Guarantors, such limitation is subject to a number of significant qualifications and exceptions. Pursuant to such qualifications and exceptions, the Issuer and its Subsidiaries may be able to Incur additional amounts of Indebtedness. Under certain circumstances the amount of such Indebtedness could be substantial and, subject to certain limitations, such Indebtedness may be Secured Indebtedness. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.”

The Issuer and the Parent Guarantor are holding companies that have no material assets or operations other than the equity in the assets of their respective Subsidiaries. Unless a Subsidiary is a Subsidiary Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary, generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Issuer and the Parent Guarantor, including holders of the notes. The notes, therefore, will be effectively subordinated to holders of indebtedness and other creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of the Issuer or the Parent Guarantor that are not Subsidiary Guarantors. As of the date of this prospectus, all of the Issuer’s Subsidiaries were Subsidiary Guarantors.

See “Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes—The Notes will be structurally subordinated to all liabilities of our current and future non-Subsidiary Guarantor subsidiaries.”

Security

The notes and the related guarantees are, or will be, secured by second priority security interests (subject to Permitted Liens) in the Collateral.

The Collateral consists of substantially all of the property and assets, in each case, that are held by the Issuer or any Subsidiary Guarantor, to the extent that such assets secure the First-Priority Lien Obligations, subject to the exceptions described below. The Collateral does not include, subject to certain exceptions, (i) any real property (owned or leased) or oil and gas properties (owned or leased), other than the Mortgaged Properties, (ii) motor vehicles or other assets subject to certificates of title and commercial tort claims, (iii) letter of credit rights (other than to the extent a Lien thereon can be perfected by filing a customary financing statement), (iv) any assets over which the granting of security interests in such assets would be prohibited by an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets owned on the Issue Date or acquired after the Issue Date with any type of “purchase money” Indebtedness otherwise permitted under the indenture), requirement of law or regulation (in each case, except to the extent such prohibition is unenforceable after giving effect to applicable provisions of the Uniform Commercial Code, other than proceeds thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibitions) or to the extent that such security interests would require obtaining the consent of any governmental authority or would result in materially adverse tax consequences as reasonably determined by the Issuer, (v) any foreign collateral or credit support with respect to such foreign collateral (other than any pledged stock of a foreign subsidiary directly owned by the Issuer or any Subsidiary Guarantor and pledged pursuant to the Security Documents), (vi) any margin stock and, to the extent prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, equity interests in any Person other than Wholly-Owned Subsidiaries, (vii) any right, title or interest in any license, contract or agreement to which the Issuer or a Subsidiary Guarantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would violate the terms of applicable law or of such license, contract or agreement, or result in a breach of the terms of, or constitute a default under, any such license, contract or agreement to which the Issuer or such Subsidiary Guarantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or any other applicable law or regulation (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include all such rights and interests as if such provision had never been in effect, (viii) any equipment or other asset owned by the Issuer or any Subsidiary Guarantor that is subject to a purchase money lien or a Capitalized Lease Obligation, in each case, not prohibited by the indenture, if the contract or other agreement in which the Lien is granted (or the documentation providing for such Capitalized Lease Obligation) prohibits or requires the consent of any Person other than the Issuer or any Subsidiary Guarantor as a condition to the creation of any other security interest on such equipment or asset and, in each case, such prohibition or requirement is not prohibited by the indenture, (ix) any asset at any time that is not then subject to a Lien securing First-Priority Lien Obligations at such time, (x) those assets with respect to which, in the reasonable judgment of the applicable agent and the Issuer, evidenced in writing delivered to the applicable agent, the costs or other consequences of obtaining or perfecting such a security interest are excessive in view of the benefits to be obtained by the Secured Parties therefrom and (xi) certain other exceptions described in the Security Documents, including the limitation on stock collateral described below (all such excluded assets referred to as “Excluded Assets”). The security interests in the Collateral securing the notes are second in priority to any and all security interests at any time granted to secure the First-Priority Lien Obligations and are also subject to all other Permitted Liens. The First-Priority Lien Obligations include Secured Bank Indebtedness and related obligations, as well as certain Hedging Obligations and certain other obligations in respect of cash management services. Secured Bank Indebtedness includes the Credit Agreement. The Persons holding First-Priority Lien Obligations may have rights and remedies with respect to the Collateral that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Agent to realize or foreclose on the Collateral on behalf of the holders of the notes.

The indenture provides that on the Issue Date the Issuer shall have executed and/or delivered, or shall have caused the applicable Subsidiary Guarantor to execute and/or deliver, as applicable, to the Collateral Agent (i) duly executed mortgage releases and terminations in form for recording in the recording office of each applicable jurisdiction, with respect to any and all Liens encumbering real property of the Issuer or any Subsidiary Guarantor which secure any obligations under the 11.00% Notes (the “Existing Mortgages”); (ii) duly executed Mortgages (and, if applicable, fixture filings) in form for recording in the recording office of each jurisdiction where the Mortgaged Property to be encumbered thereby is situated, together with the completion (or arrangements for the completion satisfactory to the Collateral Agent) of all recordings and filings of such Mortgages in the proper recorders’ office (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected second priority Lien (subject to the Senior Lien Intercreditor Agreement and to Permitted Liens) on or against such Mortgaged Properties. Without limitation of the foregoing, the Mortgages are in the form of the Existing Mortgages, with such changes as were reasonably necessary to reflect the terms of the indenture and the Priority Lien Intercreditor Agreement; and (iii) one or more customary Opinions of Counsel for the Note Parties, in states in which such Mortgaged Properties were located, with respect to the enforceability and validity of such Mortgages and any related fixture filings, in form and substance reasonably satisfactory to the Collateral Agent.

The Issuer and the Subsidiary Guarantors are able to incur additional Indebtedness in the future that could share in the Collateral, including additional First-Priority Lien Obligations and additional Indebtedness that would be secured on a pari passu basis with the notes. The amount of such First-Priority Lien Obligations and additional Indebtedness is limited by the covenants described under “—Certain Covenants—Liens” and “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuances of Disqualified Stock and Preferred Stock.” Under certain circumstances, the amount of such First-Priority Lien Obligations and additional Indebtedness could be significant.

Limitations on securities collateral

The Capital Stock and securities of a Subsidiary of the Issuer that are owned by the Issuer or any Subsidiary Guarantor will constitute Collateral only to the extent that such Capital Stock and securities can secure the notes without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s Capital Stock or securities secure the notes or any Subsidiary Guarantee, then the Capital Stock and/or securities of such Subsidiary shall automatically be deemed not to be part of the Collateral (but only to the extent necessary to not be subject to such requirement). In such event, the Security Documents may be amended or modified, without the consent of the Trustee or any holder of notes, to the extent necessary to release the security interests on the shares of Capital Stock and securities that are so deemed to no longer constitute part of the Collateral.

In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock or securities to secure the notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and/or securities of such Subsidiary shall automatically be deemed to be a part of the Collateral (but only to the extent that will not result in such Subsidiary being subject to any such financial statement requirement). In such event, the Security Documents may be amended or modified, without the consent of the Trustee or any holder of notes, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock and securities, on the terms contemplated therein.

After-Acquired Property

Upon the acquisition by the Issuer or any Subsidiary Guarantor of any First-Priority After-Acquired Property, or upon any additional Restricted Subsidiary becoming a Subsidiary Guarantor that has First-Priority After-Acquired Property, the Issuer or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and other Security Documents and, if necessary, terminations of existing mortgages, deeds of trust, security instruments, financing statements or other security documents, as shall be reasonably necessary to vest in the Collateral Agent a perfected second-priority security interest, subject only to Permitted Liens, in such First-Priority After-Acquired Property and to have such First-Priority After-Acquired Property (but subject to the limitations described in the Security Documents, the Senior Lien Intercreditor Agreement and limitations under applicable local law) added to the Collateral, and thereupon all provisions of the indenture relating to the Collateral shall be deemed to relate to such First-Priority After-Acquired Property to the same extent and with the same force and effect.

Notwithstanding the foregoing, if granting a security interest in any property pursuant to the first paragraph under this heading requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to such security interest for the benefit of the Collateral Agent on behalf of the Secured Parties. If such third party does not consent to the granting of such security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

The Issuer shall review each Reserve Report prepared as of each June 30th and December 31st (which shall be prepared by no later than September 30th of the same year for Reserve Reports as of June 30th and March 31st of the following year for Reserve Reports as of December 31st) and the list of current Mortgaged Properties, to ascertain whether the PV-10 of the Mortgaged Properties (calculated at the time of redetermination) meets the Collateral Coverage Minimum after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the PV-10 of the Mortgaged Properties (calculated at the time of review) does not meet the Collateral Coverage Minimum, then the Issuer shall use best efforts, and shall cause the Subsidiary Guarantors to use best efforts to, grant, no later than (i) with respect to the Reserve Report prepared as of December 31st, April 30th of the following fiscal year and (ii) with respect to the Reserve Report prepared as of June 30th, October 31st of the same fiscal year, to the Collateral Agent as security for the Obligations a second-priority Lien interest (subject to Permitted Liens and the Senior Lien Intercreditor Agreement) on additional Oil and Gas Properties not already subject to a Lien of the Security Documents such that, after giving effect thereto, the PV-10 of the Mortgaged Properties (calculated at the time of review) meets the Collateral Coverage Minimum. All such Liens will be created and perfected by and in accordance with the provisions of the Security Documents, including, if applicable, any additional Mortgages. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its property and such Subsidiary is not a Subsidiary Guarantor, then it shall become a Subsidiary Guarantor and comply with the provisions of the first two paragraphs under this heading.

Notwithstanding anything herein to the contrary, (i) if the Issuer or any Subsidiary Guarantor grants a lien on any assets to secure any Secured Bank Indebtedness, the Issuer or the applicable Subsidiary Guarantor will be required to provide a perfected second-priority security interest in such assets, subject to only Permitted Liens, to secure the Notes Obligations and (ii) if the Issuer or any Subsidiary Guarantor grants a lien on any assets to secure any Other Second-Lien Obligations, the Issuer or the applicable Subsidiary Guarantor will be required to provide a perfected second-priority security interest in such assets, pari passu with such Other Second-Lien Obligations, subject to only Permitted Liens, to secure the Notes Obligations.

Security Documents

The Issuer, the Subsidiary Guarantors and the Collateral Agent entered into the Security Documents on the Issue Date, defining the terms of the security interests that secure the notes. These security interests secure, or will secure, the payment and performance when due of all of the Obligations of the Issuer and the Subsidiary Guarantors under the notes, the Subsidiary Guarantees, the indenture and the Security Documents, as provided in the Security Documents.

Subject to the terms of the Security Documents and the indenture, the Issuer and the Subsidiary Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the notes, to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

Senior Lien Intercreditor Agreement

On the Issue Date, the Collateral Agent joined the Senior Lien Intercreditor Agreement, which established the subordination of Liens securing the Notes Obligations and Other Second-Lien Obligations to the Liens securing the First-Priority Lien Obligations with respect to the Collateral and which may be amended from time to time, without the consent of the Trustee and the holders of the notes, to add other parties holding, or representing holders of, Other Second-Lien Obligations and other First-Priority Lien Obligations, in each case, to the extent not prohibited to be Incurred under the indenture. Pursuant to the terms of the Senior Lien Intercreditor Agreement, at any time at which First-Priority Lien Obligations are outstanding (whether incurred prior to, on or after the Issue Date), the RBL Agent will (subject to the Standstill Period (as defined below)) have the exclusive right to make the determination by which the Liens in the Collateral will be enforced. Subject to the Standstill Period described below, the Collateral Agent will not be permitted to enforce the security interests except (a) in any Insolvency Proceeding, as necessary or appropriate to file a claim or statement of interest with respect to such notes and (b) as necessary to take any action (not adverse to the Liens securing the First-Priority Lien Obligations, the priority status thereof, or the rights of the RBL Agent or any of the First Lien Secured Parties to exercise rights, powers and/or remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Liens in the Collateral. The Collateral Agent and the holder of the notes and any Other Second-Lien Obligations may also (i) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of such parties, including any claims secured by the Security Documents, in each case in accordance with the terms of the Senior Lien Intercreditor Agreement, (ii) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the pledgors arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of the Senior Lien Intercreditor Agreement or applicable law and (iii) vote on any plan of reorganization or similar dispositive plan proposed in or in connection with any Insolvency Proceeding that is consistent with the terms of the Senior Lien Intercreditor Agreement and make other filings and any arguments, obligations, and motions (including in support of or opposition to, as applicable, the confirmation or approval of any plan of reorganization) that are, in each case, in accordance with the terms of the Senior Lien Intercreditor Agreement. Further, subject to the provisions in the Senior Lien Intercreditor Agreement, after a period of 180 days has elapsed since the date on which the Collateral Agent has delivered to the RBL Agent a written notice of the acceleration of the applicable Second Priority Lien Obligations (the “Standstill Period”), the Collateral Agent may (A) enforce or exercise any rights or remedies (including any right of setoff) with respect to the Collateral or (B) commence any action or proceeding with respect to such rights or remedies if: (i) no holder of First-Priority Lien Obligations shall have commenced or is diligently pursuing the enforcement or exercise of any rights or remedies with respect to a material portion of the Collateral, or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding to enable the commencement and pursuit of such enforcement actions; (ii) any acceleration of the relevant Second Priority Lien Obligations has not been rescinded; and (iii) no pledgor is then a debtor in an Insolvency Proceeding. Notwithstanding the foregoing, (A) the Collateral Agent shall not enforce or exercise any rights or remedies with respect to the Collateral or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding if the RBL Agent has commenced and is diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding to enable the commencement and pursuit thereof) the enforcement of any rights or remedies with respect to the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Collateral Agent by the RBL Agent) and (B) after the expiration of the Standstill Period, so long as the RBL Agent has not commenced any action to enforce Liens securing the First-Priority Lien Obligations on any material portion of the Collateral, in the event that and for so long as the Collateral Agent has commenced any actions to enforce any rights or remedies with respect to a material portion of the Collateral to the extent permitted by the Senior Lien Intercreditor Agreement and are diligently pursuing such actions, the RBL Agent shall not take any action of a similar nature with respect to such Collateral; provided, that all other provisions of the Senior Lien Intercreditor Agreement (including the turnover provisions) are complied with.

So long as the Discharge of the First-Priority Lien Obligations has not occurred, the Collateral and any other collateral securing the First-Priority Lien Obligations or proceeds thereof received in connection with the disposition of, or collection on, such Collateral or such other collateral upon the exercise of remedies as a secured party shall be applied by the RBL Agent to the applicable holders of the First-Priority Lien Obligations in a manner as specified in the relevant Credit Agreement Documents in accordance with applicable law until the Discharge of the First-Priority Lien Obligations has occurred. At any time upon the Discharge of First-Priority Lien Obligations, subject to the reinstatement of any First-Priority Lien Obligations in accordance with the Senior Lien Intercreditor Agreement, the Collateral Agent, in accordance with the provisions of the indenture and the Security Documents, will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration and any other amounts owed to the Trustee and the Collateral Agent) of the Collateral received by it under the Security Documents for the ratable benefit of the holders of the notes and/or any Other Second-Lien Obligations. The proceeds from the sale of the Collateral remaining after the Discharge of First-Priority Lien Obligations may not be sufficient to satisfy the Notes Obligations and any Other Second-Lien Obligations. By its nature some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if saleable. The Senior Lien Intercreditor Agreement will further provide that until the Discharge of First-Priority Lien Obligations has occurred, any Collateral or proceeds thereof received by the Trustee, the Collateral Agent or the holders of the notes, in connection with the exercise of any right or remedy (including setoff or recoupment)

relating to the Collateral, shall be segregated and held in trust for the benefit of, and forthwith paid over to, the applicable agent of the First-Priority Lien Obligations.

In addition, the Security Documents and the Senior Lien Intercreditor Agreement provide that, prior to the Discharge of First-Priority Lien Obligations, (1) the holders of First-Priority Lien Obligations may direct the RBL Agent to take actions with respect to the manner of realization without any consultation with or the consent of the Trustee, the Collateral Agent or the holders of the notes; (2) the Senior Lien Intercreditor Agreement may be amended, without the consent of the Trustee, the Collateral Agent or the holders of the notes, to add additional secured creditors holding Other Second-Lien Obligations or other First-Priority Lien Obligations so long as such modifications are not prohibited by the provisions of the indenture and the Credit Agreement then in effect and (3) in the event that the holders of the First-Priority Lien Obligations enter into any amendment, waiver or consent in respect of or replace any security document securing First-Priority Lien Obligations, then such amendment, waiver, consent or replacement shall apply automatically to any comparable provision of each comparable Security Document without the consent of, and without any action by, the Trustee, the Collateral Agent or the holders of the notes, provided that any such amendment, waiver, consent or replacement does not (i) materially adversely affect the rights of the holders of Second Priority Lien Obligations or their interests in the Collateral to a greater extent than the rights of First-Priority Secured Parties in a like or similar manner (other than by virtue of their relative priorities and rights and obligations under the Senior Lien Intercreditor Agreement) or (ii) adversely affect the rights, duties, protections, privileges, indemnities or immunities of the Collateral Agent. Any provider of additional extensions of credit shall be entitled to rely on the determination of an officer of the Issuer that such modifications do not violate the provisions of the Credit Agreement or the indenture then in effect if such determination is set forth in an Officers’ Certificate delivered by the Issuer to such provider at its request; provided, however, that such determination will not affect whether or not the Issuer and each other pledgor has complied with its undertakings in the indenture, the Security Documents or the Senior Lien Intercreditor Agreement. Any of the First-Priority Lien Obligations or Second-Priority Lien Obligations may be refinanced to the extent not prohibited by the terms of the indenture and the Credit Agreement; provided that the Issuer shall deliver a notice to the RBL Agent and the Collateral Agent if additional obligations have been designated as First-Priority Obligations or Second-Priority Obligations and the agent for such additional obligations shall have become a party to the Senior Lien Intercreditor Agreement.

Further, the Senior Lien Intercreditor Agreement provides that, if the Issuer or any other pledgor are subject to an Insolvency Proceeding, the Collateral Agent and the holders of the notes:

(1)

will raise no objection to or otherwise contest (or support any other Person in objecting to or contesting) the Issuer’s or any other pledgor’s, as applicable, (x) use, sale or lease of cash collateral and financing under Section 363 or Section 364 of the Bankruptcy Code or under any other similar law (“DIP Financing”), in each case if the RBL Agent desires to permit such use, sale or lease of cash collateral or (y) to permit the Issuer or any other pledger to obtain a DIP Financing, if the RBL Agent desires to permit such DIP Financing, as applicable,

(2)	will not request adequate protection or other relief in connection with any such use of cash collateral or any such DIP Financing,

(3)

to the extent the Liens on any Collateral securing the First-Priority Lien Obligations (the “First Priority Liens”) are subordinated to or are pari passu with the Liens on such Collateral securing any such DIP Financing, will subordinate the Liens on such Collateral securing the notes to the liens securing such DIP Financing (and all Obligations relating thereto, including any “carve-out” from the Collateral granting administrative priority status or Lien priority to secure the payment of fees and expenses of the United States trustee or professionals retained by any debtor or creditors’ committee agreed to by the RBL Agent or the other First-Priority Secured Parties) and all adequate protection Liens granted to the RBL Agent, on the same basis as such Liens securing the First-Priority Liens are subordinated to the Liens securing the DIP Financing or to confirm the priorities with respect to the First-Priority Liens under the Senior Lien Intercreditor Agreement, provided, that the aggregate principal amount of the

DIP Financing does not exceed the sum of (i) the aggregate Revolving Outstandings (as defined in the Senior Lien Intercreditor Agreement) outstanding under the Issuer’s then-existing revolving credit facilities and (ii) an amount equal to 50% of the aggregate commitments under such then-existing revolving credit facilities,

(4)

will raise no objection to or otherwise contest (or support any other Person in objecting or contesting) (x) any request by the RBL Agent or the holders of First-Priority Lien Obligations for adequate protection in any form or (y) any objection by the RBL Agent or the holders of First-Priority Lien Obligations to any motion, relief, action or proceeding claiming a lack of adequate protection,

(5)

will raise no objection to or otherwise contest (or support any other Person in objecting or contesting) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First-Priority Lien Obligations made by the RBL Agent or any holder of First-Priority Lien Obligations, and, so long as First-Priority Lien Obligations are outstanding, will not seek any such relief in respect of the Collateral without the consent of the RBL Agent,

(6)

will raise no objection to or otherwise contest (or support any other Person in objecting or contesting) any lawful exercise by any First-Priority Secured Party of the right to credit bid First-Priority Lien Obligations under Section 363(k) of the Bankruptcy Code (or any similar provision under any applicable Bankruptcy Law) or at any sale in foreclosure of Collateral,

(7)

will raise no objection to or otherwise contest (or support any other Person in objecting or contesting) any other request for judicial relief made in any court by any First-Priority Secured Party relating to the lawful enforcement of any Lien on Collateral,

(8)

will raise no objection to or otherwise contest (or support any other Person in objecting or contesting) any order relating to a sale of Collateral of the Issuer or any pledgor for which the RBL Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the First-Priority Liens and the Liens securing the notes will attach to the proceeds of the sale on the same basis of priority as the First-Priority Liens do to the Liens securing the notes in accordance with the Senior Lien Intercreditor Agreement, provided that the Collateral Agent and the holders of the notes may assert any objection to such sale that could be asserted by an unsecured creditor in any Insolvency Proceeding; without limiting the foregoing, the Collateral Agent agrees that it may not raise any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code to secured creditors with respect to the Liens granted to such person in respect of such assets; provided that the Collateral Agent and the holders of the notes are not deemed to have waived any rights to credit bid on the Collateral an any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the First Priority Lien Obligations, and

(9)

prior to the Discharge of the First-Priority Lien Obligations, will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the First-Priority Liens for costs or expenses of preserving or disposing of any Collateral and waives any claim it may now or hereafter have arising out of the election by any holder of First-Priority Lien Obligations of the application of Section 1111(b)(2) of the Bankruptcy Code.

Notwithstanding clauses (1), (2) and (4) above, in any Insolvency Proceeding, (i) if the RBL Agent or the holders of First-Priority Lien Obligations (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/ or a superpriority administrative claim in connection with any DIP Financing or use of cash collateral under the applicable provision of the Bankruptcy Code, then the Collateral Agent or Trustee on behalf of itself or any holder of notes (A) may seek or request adequate protection in the form a Lien on such additional or replacement collateral and/or a superpriority administrative claim (as applicable), which Lien or superpriority claim is junior and subordinated to the First-Priority Liens and claims with respect thereto and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the notes are so junior and subordinated to the First-Priority Liens and claims with respect thereto under the Senior Lien Intercreditor Agreement and, except as otherwise provided in this paragraph, (B) agrees that it will not seek or request, without the consent of the RBL Agent adequate protection in any other form, and (ii) in the event the Collateral Agent or Trustee on behalf of itself or any holder of notes receives adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative claim, then the RBL Agent shall also be granted a senior Lien on such additional or replacement collateral as security for the applicable First-Priority Lien Obligations and any such DIP Financing and/or a superpriority administrative claim (as applicable), and any Lien on such additional or replacement collateral securing the notes and/or superpriority claim granted thereto as adequate protection shall be junior and subordinated to the Liens on such collateral securing the First-Priority Lien Obligations and claims with respect thereto and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the holders of First-Priority Lien Obligations as adequate protection, on the same basis as the other Liens securing the notes and claims with respect thereto are so junior and subordinated to the First-Priority Liens and claims with respect thereto under the Senior Lien Intercreditor Agreement. See “Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes—If we become the subject of a bankruptcy proceeding, bankruptcy laws may limit your ability to realize value from the collateral.” Without limiting the generality of the foregoing, to the extent that the holders of the First-Priority Lien Obligations are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments, then the Collateral Agent and the holders of the notes shall not be prohibited from seeking and accepting adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, and/or other cash payments (as applicable), subject to the right of the holders of the First-Priority Lien Obligations to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the holders of the notes.

None of the Collateral Agent or any holder of the notes shall oppose or seek to challenge any claim by the RBL Agent or any holder of First-Priority Lien Obligations for allowance in any Insolvency Proceeding of First-Priority Lien Obligations consisting of post-petition interest, fees, or expenses, under Section 506(b) of the Bankruptcy Code or otherwise. Neither the RBL Agent or any holder of the First-Priority Lien Obligations shall oppose or seek to challenge any claim by the Collateral Agent or any holder of the notes for allowance in any Insolvency Proceeding of Notes Obligations consisting of post-petition interest, fees or expenses, under Section 506(b) of the Bankruptcy Code or otherwise, to the extent of the value of the Liens securing the notes on the Collateral, after taking into account the First-Priority Lien Obligations.

No holder of Second-Priority Lien Obligations may support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all First-Priority Lien Obligations, (b) is accepted by the class of holders of First-Priority Lien Obligations voting thereon in accordance with Section 1126 of the Bankruptcy Code, or (c) otherwise provides the holders of First-Priority Lien Obligations with the value of the Collateral in cash or otherwise, prior to any payment or distribution on account of the Second-Priority Lien Obligations.

The Collateral Agent, for itself and on behalf of each holder of the notes and any Other Second-Lien Obligations, acknowledges and agrees that (a) the grants of Liens pursuant to the Credit Agreement Documents and the Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Notes Obligations and any Other Second-Lien Obligations are fundamentally different from the First-Priority Lien Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed or confirmed in an Insolvency Proceeding. In addition, the Collateral Agent, for itself and on behalf of each holder of Notes Obligations, agrees that regardless of whether any Post-Petition Claim is allowed or allowable, and without limiting the generality of the Senior Lien Intercreditor Agreement, the Senior Lien Intercreditor Agreement is expressly intended to include, and will include, the “rule of explicitness” in that the Senior Lien Intercreditor Agreement will expressly entitle the RBL Agent and such other holders of the First-Priority Lien Obligations, and is intended to provide the RBL Agent and such other holders of the First-Priority Lien Obligations, with the right to receive, in respect of their First-Priority Lien Obligations, payment from the Collateral of all Post-Petition Claims through distributions made therefrom pursuant to the provisions of the Senior Lien Intercreditor Agreement even though any such Post-

Petition Claims are not allowed or allowable against the bankruptcy estate of the Issuer or any Subsidiary Guarantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law. To further effectuate the intent of the parties as provided in the immediately preceding sentences, if it is held that the claims of the holders of First-Priority Lien Obligations and the holders of the notes and any Other Second-Lien Obligations in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the holders of First-Priority Lien Obligations shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees or expenses, irrespective of whether such claim for such amount is allowed or allowable in such Insolvency Proceeding, before any distribution from, or in respect of, any Collateral is made in respect of the Notes Obligations and any Other Second-Lien Obligations, and the Collateral Agent, for itself and on behalf of each holder of the notes and any Other Second-Lien Obligations will acknowledge and agree to turn over to the RBL Agent amounts otherwise received or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the holders of the notes and any Other Second-Lien Obligations.

Subject to the terms of the Security Documents, the Issuer and the Subsidiary Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the notes and the Subsidiary Guarantees, to freely operate the Collateral and to collect, invest and dispose of any income therefrom. See “Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes—We will, in most cases, have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the Notes and the related guarantees.”

Release of Collateral

The Issuer and the Subsidiary Guarantors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the notes under any one or more of the following circumstances:

(1)

to enable us to consummate the disposition of such property or assets to a Person that is not the Issuer or a Subsidiary Guarantor to the extent permitted under the covenant described under “—Certain Covenants—Asset Sales” or not otherwise constituting an Asset Sale;

(2)

in respect of the property and assets of a Subsidiary Guarantor, (i) upon the designation of such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary,” and such Subsidiary Guarantor shall be automatically released from its obligations under the indenture and under the Security Documents or (ii) upon the release or discharge of the Subsidiary Guarantee of such Subsidiary Guarantor in accordance with the last paragraph under “—Guarantees” below;

(3)	in respect of the property and assets of the Issuer, upon the release or discharge of the Issuer’s Notes Obligations in accordance with the indenture;

(4)	as provided in the Senior Lien Intercreditor Agreement with respect to enforcement actions by the holders of First-Priority Lien Obligations;

(5)	as described under “—Amendments and Waivers” below; and

(6)	if the notes have been discharged or defeased pursuant to a legal defeasance or covenant defeasance under the indenture as described below under “—Defeasance.”

The second priority security interests in all Collateral securing the Notes Obligations also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the notes and all other Obligations under the indenture and the Security Documents (other than contingent or unliquidated obligations or liabilities not then due) that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid (including pursuant to a satisfaction and discharge of the indenture as described below under “—Satisfaction and discharge”) or (ii) a legal defeasance or covenant defeasance under the indenture as described below under “—Defeasance.”

Guarantees

The Parent Guarantor and each of the Issuer’s direct and indirect Wholly Owned Restricted Subsidiaries that are Domestic Subsidiaries and that are borrowers or guarantors under the Credit Agreement have jointly and severally irrevocably and unconditionally guaranteed, or will so guarantee, on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the indenture and the notes, whether for payment of principal of, premium, if any, or interest (or additional interest, if any) and all other monetary obligations of the Issuer under the indenture and the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the “Guaranteed Obligations”). The Guaranteed Obligations of all Subsidiary Guarantors are, or shall be, secured by security interests (subject to Permitted Liens and Liens permitted under “—Certain Covenants—Liens”) in the Collateral owned by such Subsidiary Guarantor pursuant to the terms of the Security Documents (but subject to the terms and conditions of the Security Documents and the Senior Lien Intercreditor Agreement). Such Subsidiary Guarantor has agreed, or will agree, to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee, the Collateral Agent or the holders in enforcing any rights under the Guarantees.

Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates. See “Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes—Because each Guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the Subsidiary Guarantors.” After the Issue Date, the Issuer will cause each Wholly Owned Restricted Subsidiary (other than an Excluded Subsidiary) and any other Subsidiary that guarantees Indebtedness of the Issuer or any of the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the notes on the same senior basis. See “—Certain Covenants—Future Guarantors.”

Each Guarantee will be a continuing guarantee and shall:

(1)	remain in full force and effect until payment in full of all the Guaranteed Obligations;

(2)	subject to the next succeeding paragraph, be binding upon each such Guarantor and its successors; and

(3)	inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

A Subsidiary’s Subsidiary Guarantee will be automatically released upon any of the following:

(1)

the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made to a person that is not the Issuer or a Restricted Subsidiary of the Issuer in a transaction that is permitted by the indenture;

(2)

the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(3)	[reserved];

(4)

the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under “—Defeasance” or if the Issuer’s obligations under the indenture are discharged in accordance with the terms of the indenture;

(5)

such Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of First-Priority Lien Obligations or other exercise of remedies in respect thereof, subject to, in each case, the application of the proceeds of such foreclosure or exercise of remedies in the manner described in the Senior Lien Intercreditor Agreement; or

(6)	as provided under “—Amendments and Waivers.”

Change of Control

Upon the occurrence of a Change of Control, each holder will have the right to require the Issuer to repurchase all or any part of such holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously or concurrently elected to redeem notes as described under “—Optional Redemption.”

In the event that at the time of such Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the delivery of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuer shall:

(1)

repay in full all Bank Indebtedness or, if doing so will allow the purchase of notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or noteholder who has accepted such offer; or

(2)	obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the notes as provided for in the immediately following paragraph.

See “Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes—We may not be able to repurchase the notes upon a change of control.”

Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the notes by delivery of a notice of redemption as described under “—Optional Redemption,” the Issuer shall mail (or otherwise deliver in accordance with the applicable procedures of DTC) a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(1)

that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts and financial information regarding such Change of Control;

(3)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent);

(4)

that unless the Issuer defaults in making the payment, all notes accepted for repurchase pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Offer Payment Date;

(5)

that holders of notes electing to have any notes repurchased pursuant to a Change of Control Offer will be required to notify the Trustee prior to the close of business on the third Business Day preceding the Change of Control Offer Payment Date; and

(6)	the other instructions determined by the Issuer or as reasonably requested by the Trustee, consistent with this covenant, that a holder must follow in order to have its notes purchased.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Notwithstanding the foregoing provisions of this “Change of Control,” the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchase all of the notes validly tendered and not withdrawn by such holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior written notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption.

Notes repurchased by the Issuer pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by a third party pursuant to the preceding paragraphs will have the status of notes issued and outstanding.

The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The Issuer has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer could decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer’s capital structure or credit rating.

The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Bank Indebtedness of the Issuer may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer’s ability to pay cash to the holders upon a repurchase may be limited by the Issuer’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to Our Indebtedness and the Exchange Notes—We may not be able to repurchase the notes upon a change of control.”

The definition of Change of Control includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” under New York law, which governs the indenture, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase such notes as a result of a sale, lease or transfer of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions under the indenture relating to the Issuer’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Excess Cash Flow Offer

If on the date that any report is required to be provided pursuant to clauses (1) or (2) of the first paragraph of the covenant described under “—Reports and Other Information,” (i) no drilling has been allowed to occur (and no drilling has occurred) in the outer continental shelf in the Gulf of Mexico for the 180-day period ending on such date of determination as a result of any generally-applicable action prohibiting such drilling by the United States federal government or any agency thereof with appropriate jurisdiction; and (ii) the Issuer’s Excess Cash Flow as of such date of determination exceeds $5.0 million, then the Issuer shall, at its option:

(1)	repay any Indebtedness of the Issuer or its Restricted Subsidiaries that may be repaid using such Excess Cash Flow; or

(2)

to the extent then permitted under the Credit Agreement, make an offer (an “Excess Cash Flow Offer”) to all holders of notes to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of notes (plus all accrued interest (including additional interest, if any) on the notes and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed using an amount of cash equal to such Excess Cash Flow;

provided, however, that no such repayment shall be required, and no Excess Cash Flow Offer shall be required to be consummated, if any drilling has occurred in the outer continental shelf in the Gulf of Mexico within the 180-day period immediately prior to the actual date of repayment or purchase, as applicable.

The offer price in any Excess Cash Flow Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the date of purchase, prepayment or redemption, subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase, prepayment or redemption, and will be payable in cash. If the aggregate principal amount of notes tendered in such Excess Cash Flow Offer exceeds the maximum principal amount of notes the Issuer offers to purchase in such Excess Cash Flow Offer, the Issuer will select the notes to be purchased on a pro rata basis (except that any notes represented by a note in global form will be selected by such method as DTC or its nominee or successor may require), based on the amounts tendered (with such adjustments as may be deemed appropriate by the Issuer so that only notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased).

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

Certain Covenants

Set forth below are summaries of certain covenants contained in the indenture. If on any date following the Issue Date, (i) the notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing, then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the covenants specifically listed under the following captions in this “Description of the Notes” section of this prospectus will not be applicable to the notes (collectively, the “Suspended Covenants”):

(1)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(2)	“—Limitation on Restricted Payments”;

(3)	“—Dividend and Other Payment Restrictions Affecting Subsidiaries”;

(4)	“—Asset Sales”;

(5)	“—Transactions with Affiliates”;

(6)	clause (4) of the first paragraph of “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”;

(7)	“—Future Guarantors”;

(8)	“—Security—After-Acquired Property;” and

(9)	“—Excess Cash Flow Offer.”

If and while the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants, the notes will be entitled to substantially less covenant protection. In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants under the indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” The Issuer shall provide the Trustee with written notice of each Covenant Suspension Event or Reversion Date within five Business Days of the occurrence thereof. The Trustee will have no duty to monitor or provide notice to the holders of notes of any Covenant Suspension Event or Reversion Date.

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below or one of the clauses set forth in the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (c) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments.” No Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, the Issuer must comply with the terms of the covenant described under “—Future Guarantors.”

For purposes of the “—Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The indenture provides that:

(1)

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(2)	The Issuer shall not permit any of its Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock;

provided, however, that the Issuer and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.25 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred (together with any other Indebtedness incurred pursuant to the following paragraph), or the Disqualified Stock or Preferred Stock had been issued (together with any other Disqualified Stock or Preferred Stock issued pursuant to the following paragraph), as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that any Restricted Subsidiary that is not a Subsidiary Guarantor may not Incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock in excess of an amount together with any Refinancing Indebtedness thereof pursuant to clause (o) below, equal to, after giving pro forma effect to such incurrence or issuance (including pro forma effect to the application of the net proceeds therefrom), $25.0 million (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount).

The foregoing limitations shall not apply to:

(a)

the Incurrence by the Issuer or any Restricted Subsidiary of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (a) not to exceed the greatest of (x) $850.0 million; (y) the Borrowing Base at the time of incurrence and (z) 32.5% of the Issuer’s Adjusted Consolidated Net Tangible Assets determined on the date of such incurrence; provided, however, that any Credit Facility has a lender group that includes one or more commercial financial institutions which engage in oil and gas reserved based lending in the ordinary course of their respective businesses (an “RBL Lending Financial Institution”); provided, further that if the lender group does not include at least one RBL Lending Financial Institution, then the maximum principal amount available under this clause (a) shall not exceed $850.0 million;

(b)

the Incurrence by the Issuer and the Subsidiary Guarantors of Indebtedness represented by the notes issued on the Issue Date (including any guarantee thereof (including the Subsidiary Guarantees)) (including any Exchange Notes issued in exchange for such notes and related guarantees thereof) ;

(c)	Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a), (b) and (d));

(d)

Indebtedness in respect of the Stone Notes, together with any Indebtedness, Disqualified Stock or Preferred Stock Incurred to refund, refinance or defease the Stone Notes, in an aggregate principal amount not exceed the amount of Stone Notes outstanding on the Issue Date (plus, in the case of any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund, refinance or defease the

Stone Notes, the Additional Refinancing Amount); provided, that any such Indebtedness, Disqualified Stock or Preferred Stock refunding, refinancing or defeasing the Stone Notes constitutes unsecured Indebtedness, Junior Lien Obligations or Other Second-Lien Obligations; provided, further, that to the extent any Indebtedness, Disqualified Stock or Preferred Stock refunding or refinancing the Stone Notes pursuant to this clause (d) is secured, such Indebtedness, Disqualified Stock or Preferred Stock constituting Other Second-Lien Obligations shall be subject to the Senior Lien Intercreditor Agreement and a Customary Intercreditor Agreement and any such Indebtedness, Disqualified Stock or Preferred Stock constituting Junior Lien Obligations shall be subject to a Customary Intercreditor Agreement; provided, further, that any such Indebtedness, Disqualified Stock or Preferred Stock refunding, refinancing or defeasing the Stone Notes shall (1) have a maturity date no earlier than the scheduled maturity of the notes, (2) not have any scheduled amortization of principal prior to the scheduled maturity of the notes (other than scheduled amortization of principal in an amount not to exceed 1.0% per annum), (3) not include covenants and events of default that are materially more restrictive than those contained in the notes and (4) have an All-in Yield no greater than the All-in Yield of the notes;

(e)

Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(f)

Indebtedness arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of the indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g)

Indebtedness of the Issuer to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuer and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the obligations of the Issuer under the notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (g);

(h)

shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

(i)

Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of the Issuer and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (i);

(j)

Hedging Obligations that are not Incurred for speculative purposes but (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales (including, without limitation, any commodity Hedging Obligation that is intended in good faith, at inception of execution, to hedge or manage any of the risks related to existing and/or forecasted Hydrocarbon production (whether or not contracted)) and, in each case, extensions or replacements thereof;

(k)

obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(l)

Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), together with any Indebtedness, Disqualified Stock or Preferred Stock Incurred to refund, refinance or defease such Indebtedness, Disqualified Stock or Preferred Stock, does not exceed $50.0 million (plus, in the case of any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund, refinance or defease such Indebtedness, Disqualified Stock or Preferred Stock, the Additional Refinancing Amount) (it being understood that any Indebtedness Incurred pursuant to this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but will be deemed Incurred for purposes of the first paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under the first paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” without reliance upon this clause (l)); provided that to the extent Indebtedness Incurred pursuant to this clause (l) is secured, such Indebtedness constituting First-Priority Lien Obligations and Other Second-Lien Obligations will be subject to the Senior Lien Intercreditor Agreement and any Junior Lien Obligations and Other Second-Lien Obligations shall be subject to a Customary Intercreditor Agreement; provided, further, that unsecured Indebtedness and Junior Lien Obligations shall not be exchanged for Other Second-Lien Obligations or Indebtedness that is secured on a senior basis to the notes pursuant to this clause (l);

(m)

Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference at any time outstanding not greater than 100.0% of the net cash proceeds received by the Issuer and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (which proceeds are contributed to the Issuer or its Restricted Subsidiary) or cash contributed to the capital of the Issuer (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Issuer or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

(n)

any guarantee by the Issuer or any Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of the indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the notes or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the notes or such Subsidiary Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the notes or the Subsidiary Guarantee, as applicable and (ii) if such guarantee is of Indebtedness of the Issuer, such guarantee is Incurred in accordance with, or not in contravention of, the covenant described under “—Future Guarantors” solely to the extent such covenant is applicable;

(o)

the Incurrence by the Issuer or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant or clauses (b), (c), (d), (m), (o), (p) or (w) of this paragraph up to the outstanding principal amount (or, if applicable, the liquidation preference face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued pursuant to the first paragraph of this covenant or clauses (b), (c), (d), (m), (o), (p) or (w) of this paragraph, or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund, refinance or defease such Indebtedness, Disqualified Stock or Preferred Stock, in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness (whether such existing Indebtedness is redeemed pursuant to a tender offer, optional redemption or otherwise) and fees and expenses Incurred in connection therewith) (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)

has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date (provided that this clause (1) will not apply to any refunding or refinancing of any First-Priority Lien Obligations);

(2)

to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the notes or a Subsidiary Guarantee, as applicable, such Refinancing Indebtedness is junior to the notes or the Subsidiary Guarantee, as applicable, (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock or (c) unsecured Indebtedness, such Refinancing Indebtedness is unsecured Indebtedness; and

(3)

shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of the Issuer or a Subsidiary Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

provided, further, that to the extent Refinancing Indebtedness Incurred pursuant to this clause (o) is secured, such Indebtedness constituting First-Priority Lien Obligations and Other Second-Lien Obligations shall be subject to the Senior Lien Intercreditor Agreement and any such Indebtedness constituting Junior Lien Obligations and Other Second-Lien Obligations shall be subject to a Customary Intercreditor Agreement;

(p)

Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any Restricted Subsidiary Incurred to finance an acquisition (provided that the aggregate principal amount of such Indebtedness, Disqualified Stock or Preferred Stock does not exceed the purchase price for such acquisition and any related fees and expenses) or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged, consolidated or amalgamated with or into the Issuer or any Restricted Subsidiary in accordance with the terms of the indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(1)	the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; or

(2)	the Fixed Charge Coverage Ratio of the Issuer would be no less than immediately prior to such acquisition or merger, consolidation or amalgamation;

(q)	Project Finance Indebtedness in an aggregate principal amount at any time outstanding not to exceed $350.0 million;

(r)

Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(s)

Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Bank Indebtedness, in a principal amount not in excess of the stated amount of such letter of credit;

(t)

Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors and Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of the Issuer and any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (t), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (t), does not exceed $25.0 million (it being understood that any Indebtedness Incurred pursuant to this clause (t) shall cease to be deemed Incurred or outstanding for purposes of this clause (t) but shall be deemed Incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (t));

(u)

Indebtedness of the Issuer or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(v)

Indebtedness consisting of Indebtedness issued by the Issuer or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent of the Issuer to the extent described in clause (4) of the second paragraph of the covenant described under “—Limitation on Restricted Payments;” and

(w)

Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred under this clause (w), together with any Indebtedness Incurred to refund, refinance or defease such Indebtedness, does not exceed the greater of (i) $150.0 million and (ii) the maximum amount of Indebtedness that can be incurred without causing the Consolidated Leverage Ratio, calculated on a pro forma basis after giving effect to such Incurrence, to exceed 2.0 to 1.0 (plus, in each case of any Indebtedness Incurred to so refund, refinance or defease such Indebtedness, the Additional Refinancing Amount); provided that the net proceeds of any Indebtedness incurred under this clause (w) shall be used to repay amounts outstanding under the Credit Agreement at the time of Incurrence.

For purposes of determining compliance with this covenant:

(1)

in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (v) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, then the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant; provided that Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed Incurred under clause (a) above and may not be reclassified;

(2)	[reserved];

(3)

if any Indebtedness denominated in U.S. dollars is exchanged, converted or refinanced into Indebtedness denominated in a foreign currency, then (in connection with such exchange, conversion or refinancing, and thereafter), the U.S. dollar amount limitations set forth in any of clauses (a) through (v) above with respect to such exchange, conversion or refinancing shall be deemed to be the amount of such foreign currency, as applicable, into which such Indebtedness has been exchanged, converted or refinanced at the time of such exchange, conversion or refinancing; and

(4)

if any Indebtedness denominated in a foreign currency is exchanged, converted or refinanced into Indebtedness denominated in U.S. dollars, then (in connection with such exchange, conversion or refinancing, and thereafter), the U.S. dollar amount limitations set forth in any of clauses (a) through (v) above with respect to such exchange, conversion or refinancing shall be deemed to be the amount of U.S. dollars into which such Indebtedness has been exchanged, converted or refinanced at the time of such exchange, conversion or refinancing.

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness other than as provided in clauses (3) and (4) above, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Subsidiaries that are not Subsidiary Guarantors or Project Finance Subsidiaries may Incur pursuant to this covenant shall not exceed an aggregate principal amount or liquidation preference at any time outstanding of $50.0 million.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

Limitation on Restricted Payments

The indenture provides that the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)

declare or pay any dividend or make any distribution on account of any of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2)	purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary;

(3)

make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor, any Other Second-Lien Obligations or notes owned by the Issuer or any Restricted Subsidiary thereof or any of their respective Affiliates, any Junior Lien Obligations of the Issuer or any Subsidiary Guarantor and any unsecured Indebtedness representing Indebtedness for borrowed money of the Issuer or any Subsidiary Guarantor, (collectively, the “Restricted Indebtedness”) (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) (i) in the case of Indebtedness not owned by the Issuer or any Restricted Subsidiary thereof or any of their respective Affiliates, Subordinated Indebtedness, any Junior Lien Obligations and unsecured Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement, (ii) in the case of Indebtedness owned by the Issuer or any Restricted Subsidiary thereof or any of their respective Affiliates, Subordinated Indebtedness, any Junior Lien Obligations and unsecured Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within 90 days of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”); or

(4)	make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)	no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)

immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(c)	immediately after giving effect to such transaction on a pro forma basis, the Consolidated Leverage Ratio is not greater than 3.00 to 1.00; and

(d)

such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (c) thereof), (6)(c), (8) and (13)(b) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the amount equal to the Cumulative Credit.

“Cumulative Credit” means the sum of (without duplication):

(1)

50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from October 1, 2020 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (taken as one accounting period, the “Reference Period”) (or in case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2)

100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after October 1, 2020 (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to the Issuer or a Restricted Subsidiary), plus

(3)

100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after October 1, 2020 (other than Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to clause (m) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), plus

(4)

100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary issued after October 1, 2020 (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5)

100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received by the Issuer or any Restricted Subsidiary after October 1, 2020 from:

(A)

the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments,

(B)	the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

(C)	a distribution or dividend from an Unrestricted Subsidiary, plus

(6)

in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary after October 1, 2020, the Fair Market Value (as determined in good faith by the Issuer) of the Investment of the Issuer or its Restricted Subsidiaries in such Unrestricted Subsidiary (which, if the Fair Market Value of such Investment shall exceed $25.0 million, shall be determined by the Board of Directors of the Issuer) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary constituted a Permitted Investment), plus

(7)	$50.0 million.

The foregoing provisions shall not prohibit:

(1)

the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof, if at the date of declaration or the giving notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of the indenture;

(2)

(A)  the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Restricted Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer) (collectively, including any such contributions, “Refunding Capital Stock”),

(B)

the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of Refunding Capital Stock, and

(C)

if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)

(A)  the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Subsidiary Guarantor which is Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(w)

such new Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs, in each case in an amount equal to the amount required by the instruments governing such existing Indebtedness (whether such existing Indebtedness is redeemed pursuant to a tender offer, optional redemption or otherwise), and fees and expenses Incurred in connection therewith),

(x)

such Indebtedness is subordinated to the notes or the related Subsidiary Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(y)

such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any notes then outstanding, and

(z)	such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the

Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date;

(B)

the redemption, repurchase, defeasance or other acquisition or retirement of Other Second-Lien Obligations or notes of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Subsidiary Guarantor which is Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(w)

such new Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs, in each case in an amount equal to the amount required by the instruments governing such existing Indebtedness (whether such existing Indebtedness is redeemed pursuant to a tender offer, optional redemption or otherwise), and fees and expenses Incurred in connection therewith),

(x)	such Indebtedness constitutes Other Second-Lien Obligations, notes, Junior Lien Obligations, Subordinated Indebtedness or unsecured Indebtedness,

(y)

such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (i) the final scheduled maturity date of the Indebtedness being so redeemed, repurchased, acquired or retired and (ii) 91 days following the last maturity date of any notes then outstanding, and

(z)

such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (i) the remaining Weighted Average Life to Maturity of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date;

(C)

the redemption, repurchase, defeasance or other acquisition or retirement of Junior Lien Obligations of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Subsidiary Guarantor which is Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(w)

such new Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs, in each case in an amount equal to the amount required by the instruments governing such existing Indebtedness (whether such existing Indebtedness is redeemed pursuant to a tender offer, optional redemption or otherwise), and fees and expenses Incurred in connection therewith),

(x)	such Indebtedness constitutes Junior Lien Obligations, Subordinated Indebtedness or unsecured Indebtedness,

(y)

such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (i) the final scheduled maturity date of the Indebtedness being so redeemed, repurchased, acquired or retired and (ii) 91 days following the last maturity date of any notes then outstanding, and

(z)

such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (i) the remaining Weighted Average Life to Maturity of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date;

(D)

the redemption, repurchase, defeasance or other acquisition or retirement of unsecured Indebtedness representing Indebtedness for borrowed money of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Subsidiary Guarantor which is Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(w)

such new Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs, in each case in an amount equal to the amount required by the instruments governing such existing Indebtedness (whether such existing Indebtedness is redeemed pursuant to a tender offer, optional redemption or otherwise), and fees and expenses Incurred in connection therewith),

(x)	such Indebtedness constitutes Subordinated Indebtedness or unsecured Indebtedness,

(y)

such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (i) the final scheduled maturity date of the Indebtedness being so redeemed, repurchased, acquired or retired and (ii) 91 days following the last maturity date of any notes then outstanding, and

(z)

such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (i) the remaining Weighted Average Life to Maturity of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any notes then outstanding were instead due on such date,

(4)

a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director, manager or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed $5.0 million in any calendar year, with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum of $10.0 million in any calendar year; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A)	the cash proceeds received by the Issuer or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the

Issuer (to the extent contributed to the Issuer) to members of management, directors, managers or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit”), plus

(B)

the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Restricted Subsidiaries after the Issue Date;

provided, that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (a) and (b) above in any calendar year and provided, further, that cancellation of Indebtedness owing to the Issuer or any of its Restricted Subsidiaries from any present or former employees, directors, officers or consultants of the Issuer, any Restricted Subsidiary or the direct or indirect parents of the Issuer in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the indenture;

(5)

the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6)	(A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(B)

a Restricted Payment to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (b) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

(C)	the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a) and (c) above of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis (including a pro forma application of the net proceeds therefrom), the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.25 to 1.00;

(7)	[reserved];

(8)	[reserved];

(9)	[reserved];

(10)

other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (10) that are at that time outstanding, not to exceed $10.0 million;

(11)	[reserved];

(12)

(a)   with respect to any taxable period for which the Issuer and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a direct or indirect parent of the Issuer is the common parent, or for which the Issuer is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly-owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions to any direct or indirect parent of the Issuer in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that the Issuer and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Issuer and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand -alone corporate group; and (b) with respect to any taxable period ending after the Issue Date for which the Issuer is a partnership or disregarded entity for U.S. federal income tax purposes (other than a partnership or disregarded entity described in clause (a)), distributions to any direct or indirect parent of the Issuer in an amount necessary to permit such direct or indirect parent of the Issuer to make a pro rata distribution to its owners such that each direct or indirect owner of the Issuer receives an amount from such pro rata distribution sufficient to enable such owner to pay its U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of the Issuer and its Subsidiaries with respect to such taxable period (assuming that each owner is subject to tax at the highest combined marginal federal, state, and/or local income tax rate applicable to any owner for such taxable period and taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes (and any limitations thereon), the alternative minimum tax, any cumulative net taxable loss of the Issuer for prior taxable periods ending after the Issue Date to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss to reduce such taxes and assuming such loss had not already been utilized) and the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income);

(13)	any Restricted Payment, if applicable:

(a)

in amounts required for any direct or indirect parent of the Issuer (but not including any direct or indirect parent of a Public Parent Company) to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer (but not including any direct or indirect parent of a Public Parent Company) and general corporate operating and overhead expenses of any direct or indirect parent of the Issuer (but not including any direct or indirect parent of a Public Parent Company) in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries;

(b)

in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)

in amounts required for any direct or indirect parent of the Issuer (but not including any direct or indirect parent of a Public Parent Company) to pay fees and expenses related to any unsuccessful equity or debt offering of such parent;

(14)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(15)	[reserved];

(16)

Restricted Payments by the Issuer or any Restricted Subsidiary of the Issuer to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(17)

the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under the captions “—Change of Control” and “—Certain Covenants—Asset Sales”; provided that all notes tendered by holders of the notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(18)

payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by the indenture) and that all notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (6)(b), (10) and (13)(b) of this covenant, no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by the Issuer) of such property.

As of the date of this prospectus, all of the Subsidiaries of the Issuer were Restricted Subsidiaries. The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The indenture provides that the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)

(i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c)	sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)

(i) contractual encumbrances or restrictions in effect on the Issue Date and (ii) contractual encumbrances or restrictions pursuant to the Credit Agreement and the other Credit Agreement Documents and, in each case, any similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;

(2)	the indenture, the notes (and any Exchange Notes) or the Subsidiary Guarantees;

(3)	applicable law or any applicable rule, regulation or order;

(4)	any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(5)

contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(6)

Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)	customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9)

purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(10)	customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(11)

in the case of clause (c) of the first paragraph of this covenant, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license (including without limitations, licenses of intellectual property) or other contracts;

(12)	any customary encumbrances or restrictions imposed on any Project Finance Subsidiary pursuant to the agreements governing any Project Finance Indebtedness;

(13)

other Indebtedness, Disqualified Stock or Preferred Stock (a) of the Issuer or any Restricted Subsidiary that is a Subsidiary Guarantor or a Foreign Subsidiary or (b) of any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payments on the notes (as determined in good faith by the Issuer); provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(14)	an Investment otherwise permitted by the indenture;

(15)	any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”; or

(16)

any encumbrances or restrictions of the type referred to in clauses (a), (b) or (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this covenant, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (2) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Asset Sales

The indenture provides that the Issuer shall not, and shall not permit any Restricted Subsidiary to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (if the consideration for such Asset Sale is less than or equal to $25.0 million, as determined in good faith by the Issuer or if the consideration for such Asset Sale exceeds $25.0 million, as determined by an Independent Financial Advisor) of the assets sold or otherwise disposed of, (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents and (z) any grant or transfer of net profits interests or Volumetric Production Payments that constitutes an Asset Sale does not exceed the greater of (i) $250.0 million and (ii) 17.0% of the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Issuer’s and the Subsidiary Guarantors’ Proved Developed Producing Reserves, calculated in accordance with Strip Prices (determined as of the date of the definitive agreement with respect to such Asset Sale); provided that the amount of:

(a)

any liabilities (as shown on the Issuer’s or a Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

(b)

any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received),

(c)

with respect to any Asset Sale of Oil and Gas Properties by the Issuer or any Restricted Subsidiary, the costs and expenses related to the exploration, development, completion or production of such Oil and Gas Properties and activities related thereto agreed to be assumed by the transferee (or an Affiliate thereof),

(d)	[reserved],

(e)	[reserved], and

(f)

any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (f) that is at that time outstanding, not to exceed $25.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of this provision.

Within 365 days of the Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(1)

to repay (a) Indebtedness constituting First-Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (b) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (provided that the assets disposed of in such Asset Sale were not assets of the Issuer or a Subsidiary Guarantor), (c) Obligations under the notes, (d) other Pari Passu Indebtedness so long as the Net Proceeds from such Asset Sale are with respect to (i) assets that secure such other Pari Passu Indebtedness on a senior basis to the notes Obligations or (ii) assets not constituting Collateral or (e) Other Second-Lien Obligations (provided that if the Issuer or any Subsidiary Guarantor shall so reduce Other Second-Lien Obligations under this clause (e) (which for the avoidance of doubt will not constitute Indebtedness under clauses (a), (b), (c) or (d)), the Issuer will equally and ratably reduce Obligations under the notes as provided under “Optional Redemption,” through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof (or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of notes, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer);

(2)

to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case (a) used or useful in a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale; provided that if the assets that were disposed of in the Asset Sale constituted Collateral, the assets acquired must also be Collateral; or

(3)	to invest in Additional Assets; provided that if the assets that were disposed of in the Asset Sale constituted Collateral, the Additional Assets must also be Collateral.

Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the second paragraph of this covenant (it being understood that any portion of such Net Proceeds used to make an offer to purchase notes, as described in clause (1) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20,000,000, the Issuer shall make an offer to all holders of notes (and, at the option of the Issuer, to holders of any Other Second-Lien Obligations) (an “Asset Sale Offer”) to purchase the maximum principal amount of notes (and such Other Second-Lien Obligations), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the notes or such Other Second-Lien Obligations was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Other Second-Lien Obligations, such lesser price, if any, as may be provided for by the terms of such Other Second-Lien Obligations), to the date fixed for the closing of such offer, in accordance with the procedures set forth in the indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $20,000,000 by delivering the notice required pursuant to the terms of the indenture, with a copy to the Trustee. To the extent that the aggregate amount of notes (and such Other Second-Lien Obligations) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose that is not prohibited by the indenture. If the aggregate principal amount of notes (and such Other Second-Lien Obligations) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Issuer, upon determination by the Issuer of the aggregate principal amount to be selected, shall select the notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any such Net Proceeds pursuant to this covenant, the Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

If more notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such notes for purchase shall be made by the Issuer in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed (and the Issuer shall notify the Trustee of any such listing), or if such notes are not so listed, on a pro rata basis, to the extent practicable, by lot or by such other method as the Issuer shall deem fair and appropriate (and in such manner as complies with the requirements of DTC, if applicable); provided that no notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness shall be made pursuant to the terms of such Pari Passu Indebtedness.

Notices of an Asset Sale Offer shall be mailed by the Issuer by first class mail, postage prepaid, or otherwise delivered in accordance with the applicable procedures of DTC, at least 30 but not more than 60 days before the purchase date to each holder of notes at such holder’s registered address, with a copy to the Trustee. If any note is to be purchased in part only, any notice of purchase that relates to such note shall state the portion of the principal amount thereof that has been or is to be purchased.

Transactions with Affiliates

The indenture provides that the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $2.0 million, unless:

(a)

such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;

(b)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above; and

(c)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Issuer delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view.

The foregoing provisions will not apply to the following:

(1)

transactions between or among the Issuer and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger, consolidation or amalgamation is otherwise in compliance with the terms of the indenture and effected for a bona fide business purpose;

(2)	Restricted Payments permitted by the provisions of the covenant described under “—Limitation on Restricted Payments” and Permitted Investments;

(3)

the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, managers, employees or consultants of the Issuer, any Restricted Subsidiary, or any direct or indirect parent of the Issuer (but not including any direct or indirect parent of a Public Parent Company);

(4)

transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(5)

payments or loans (or cancellation of loans) to officers, directors, managers, employees or consultants of the Issuer, any Restricted Subsidiary, or any direct or indirect parent of the Issuer (but not including any direct or indirect parent of a Public Parent Company) which are approved by a majority of the Board of Directors of the Issuer in good faith;

(6)

any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by the Issuer;

(7)	[reserved];

(8)	[reserved];

(9)

(a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(10)	[reserved];

(11)	the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(12)

the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary, as appropriate, in good faith;

(13)	the entering into of any tax sharing agreement or arrangement that complies with clause (12) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(14)	any contribution to the capital of the Issuer;

(15)	transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets”;

(16)

transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director or manager of which is also a director or manager of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director or manager abstains from voting as a director or manager of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person; provided, further, that such transaction is not with an Unrestricted Subsidiary;

(17)	pledges of Equity Interests of Unrestricted Subsidiaries;

(18)	the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(19)	any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(20)	[reserved];

(21)	[reserved];

(22)

transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in the indenture;

(23)	[reserved]; and

(24)

customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transaction provisions of such royalty trust or master limited partnership agreement.

Liens

The indenture provides that the Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness of the Issuer or any of its Restricted Subsidiaries.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described in the definition of “Permitted Liens,” the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Indebtedness will be treated as being Incurred or existing pursuant to only one of such clauses.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Issuer, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”

Reports and Other Information

The indenture provides that notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the

Issuer will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC):

(1)

within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information that would have been required to be contained therein (or required in such successor or comparable form) if the Issuer were subject to Section 13 or 15(d) of the Exchange Act, except to the extent permitted to be excluded by the SEC;

(2)

within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information that would have been required to be contained therein (or required in such successor or comparable form) if the Issuer were subject to Section 13 or 15(d) of the Exchange Act, except to the extent permitted to be excluded by the SEC; and

(3)

promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form) that would have been required if the Issuer were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

If the Issuer has designated any of its Subsidiaries as an Unrestricted Subsidiary, then the annual and quarterly information required pursuant to clauses (1) and (2) of the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

In the event that:

(1)

the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of the Issuer, or

(2)

any direct or indirect parent of the Issuer is or becomes a guarantor of the notes, consolidated reporting at such parent entity’s level in a manner consistent with that described in this covenant for the Issuer will satisfy this covenant, and the Issuer is permitted to satisfy its obligations in this covenant with respect to financial information relating the Issuer by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Subsidiary Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand. In addition, the Issuer will make such information available to prospective investors upon request.

The Issuer will make such information available to prospective investors upon request. The Issuer shall, for so long as any notes remain outstanding during any period when neither it nor another Reporting Entity is subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished the reports and information referred to above to the Trustee and the holders if the Issuer has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available. In addition, the requirements of this covenant shall be deemed satisfied by the posting of the reports and information that would be required to be filed with the SEC pursuant to the first paragraph of this “Reports and Other Information” on a website or on IntraLinks or any comparable online data system or website. The Trustee shall have no obligation to monitor whether the Issuer posts such reports, information and documents on the SEC’s EDGAR filing system or any such online data system or website.

The Issuer will also hold quarterly conference calls, beginning with the first full fiscal quarter ending after the Issue Date, for all holders of the notes, prospective investors and securities analysts to discuss such financial information no later than ten Business Days after the distribution of such information required by clauses (1) or (2) of the first paragraph of this covenant and, prior to the date of each such conference call, will announce the time and date of such conference call and either include all information necessary to access the call or inform holders of the notes, prospective investors and securities analysts how they can obtain such information, including, without limitation, the applicable password or login information (if applicable).

The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report delivered or filed under or in connection with the indenture or the transactions contemplated thereby. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under the indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Future Guarantors

The indenture provides that the Issuer will cause (i) each Wholly Owned Restricted Subsidiary (other than any Excluded Subsidiary), (ii) any Subsidiary that ceases to be an Excluded Subsidiary and is a Wholly Owned Restricted Subsidiary and (iii) any other Subsidiary that guarantees any Indebtedness of the Issuer or any of the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee the Issuer’s Obligations under the notes and the indenture on the terms and conditions set forth in the indenture, a joinder to the Collateral Agreement, and, to the extent required pursuant to the covenant described under “—Security—After-Acquired Property,” a joinder agreement to each applicable Security Document or new Security Documents, and, if required by the Senior Lien Intercreditor Agreement, a joinder to the Senior Lien Intercreditor Agreement.

Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee or the indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.

Each Subsidiary Guarantee shall be released in accordance with the provisions of the indenture described under “—Guarantees.”

Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets

The indenture provides that the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(1)	the Issuer is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale,

assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(2)

the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the indenture and the Security Documents and the Registration Rights Agreement pursuant to supplemental indentures;

(3)

immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(4)

immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company, or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, or such Restricted Subsidiary at the time of such transaction), either

(a)

the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b)

the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be no less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5)

if the Issuer is not the Successor Company, each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under the indenture and the notes; and

(6)

the Successor Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with the indenture.

The Successor Company (if other than the Issuer) will succeed to, and be substituted for, the Issuer under the indenture and the notes, and in such event the Issuer shall be automatically released and discharged from its obligations under the indenture and the notes. Notwithstanding the foregoing clauses (3) and (4) of this covenant, (a) the Issuer or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to a Restricted Subsidiary, and (b) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States or may convert into a corporation, partnership or limited liability company, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This “Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and the Restricted Subsidiaries.

For purposes of this “Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” only, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all the properties and assets of the Issuer.

The indenture further provides that, subject to certain provisions in the indenture governing release of a Subsidiary Guarantee upon the sale, disposition, exchange or other transfer of a Restricted Subsidiary of the

Issuer that is a Subsidiary Guarantor, no Subsidiary Guarantor shall, and the Issuer shall not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)

either (a) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a company, corporation, partnership or limited liability company (in the case of such Subsidiary Guarantor) or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”) and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under the indenture and the notes or the Subsidiary Guarantee, as applicable, pursuant to a supplemental indenture, or (b) such sale or disposition or consolidation, amalgamation or merger is not in violation of the covenant described above under the caption “—Certain Covenants—Asset Sales”; and

(2)

the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Subject to certain limitations described in the indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under the indenture and the notes or the Subsidiary Guarantee, as applicable, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under the indenture and its Subsidiary Guarantee. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with the Issuer or another Subsidiary Guarantor.

In addition, notwithstanding the foregoing, a Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to the Issuer or any Subsidiary Guarantor.

Defaults

An “Event of Default” is defined in the indenture as:

(1)	a default in any payment of interest (including any additional interest) on any note when the same becomes due and payable and such default continues for a period of 30 days;

(2)	a default in the payment of principal or premium, if any, of any note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)

failure by the Issuer for 60 days after receipt of written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements contained in the provisions of the indenture described in “Certain Covenants—Reports and Other Information”;

(4)

the failure by the Issuer or any of the Restricted Subsidiaries for 30 days after written notice given by the Trustee or the holders of not less than 30% in principal amount of the notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (1), (2) or (3) above or (10) below) contained in the notes, the indenture or the Security Documents;

(5)

the failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million or its foreign currency equivalent (the “cross acceleration provision”);

(6)

certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) (the “bankruptcy provisions”);

(7)

failure by the Issuer or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $25.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days (the “judgment default provision”);

(8)

the Subsidiary Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the notes ceases to be in full force and effect (except as contemplated by the terms thereof) or the Issuer or any Subsidiary Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under the indenture or any Subsidiary Guarantee with respect to the notes and such Default continues for 10 days;

(9)

unless such Liens have been released in accordance with the provisions of the indenture, the Security Documents or the Senior Lien Intercreditor Agreement, Liens in favor of the holders of the notes with respect to Collateral with a Fair Market Value in excess of $100.0 million cease to be valid or enforceable and such Default continues for 30 days, or the Issuer shall assert or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any Subsidiary Guarantor, the Issuer fails to cause such Subsidiary Guarantor to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions; or

(10)

there is a failure by the Issuer to comply for 15 days after receipt of written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the notes then outstanding (with a copy to the Trustee) with any of its obligations, covenants or agreements under the first paragraph described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (3), (4) or (10) above will not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of outstanding notes (with a copy to the Trustee) notify the Issuer of the Default and the Issuer does not cure such Default within the time specified in clause (3), (4) or (10) as applicable, after receipt of such notice.

If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding notes (with a copy to the Trustee) by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the notes to be due and payable. Upon the Trustee’s or the holders’ of at least 30% in principal amount of outstanding notes notification to the Issuer of such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of outstanding notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the notes as described above be annulled, waived or rescinded upon the happening of any such events.

If the notes are accelerated or otherwise become due prior to their maturity date as a result of an Event of Default or by operation of law or a Premium Event occurs, the principal of, accrued and unpaid interest and premium on the notes subject to such Premium Event shall be due and payable. If the notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default or by operation of law or any Premium Event occurs prior to January 15, 2025, the amount of principal of, accrued and unpaid interest and premium on the notes that becomes due and payable shall equal the redemption price applicable with respect to an optional redemption of such notes, in effect on the date of such acceleration, Premium Event or the date on which such notes otherwise become due as if such acceleration or other circumstance causing such notes to become due were an optional redemption of the notes accelerated or becoming due (the “Redemption Premium”). In any such case, the Redemption Premium shall constitute part of the Notes Obligations, and constitutes liquidated damages, not unmatured interest or a penalty, as the actual amount of damages to the holders as a result of the relevant Premium Event would be impracticable and extremely difficult to ascertain. Accordingly, the Redemption Premium is provided by mutual agreement of the Issuer and the Guarantors and the holders of the notes as a reasonable estimation and calculation of such actual lost profits and other actual damages of such holders. Without limiting the generality of the foregoing, it is understood and agreed that upon the occurrence of any Premium Event, the Redemption Premium shall be automatically and immediately due and payable with respect to any notes subject to the Premium Event as though any notes subject to such Premium Event were voluntarily prepaid as of such date and shall constitute part of the Notes Obligations secured by the Collateral. The Redemption Premium shall also be automatically and immediately due and payable if the notes are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means. THE ISSUER AND THE GUARANTORS HEREBY EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR OTHER LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING REDEMPTION PREMIUM IN CONNECTION WITH ANY SUCH EVENTS OR THE COMMENCEMENT OF ANY BANKRUPTCY OR INSOLVENCY EVENT. The Issuer and the Guarantors expressly agree (to the fullest extent it and they may lawfully do so) that with respect to the Redemption Premium payable under the terms of the indenture: (i) the Redemption Premium is reasonable and is the product of an arm’s length transaction between sophisticated business parties, ably represented by counsel; (ii) the Redemption Premium shall be payable notwithstanding the then-prevailing market rates at the time payment is made; (iii) there has been a course of conduct between the holders of the notes and the Issuer and the Guarantors giving specific consideration in this transaction for such agreement to pay the Redemption Premium; and (iv) the Issuer and the Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuer and the Guarantors expressly acknowledge that their agreement to pay the Redemption Premium as herein described is a material inducement to the holders of the notes to purchase the notes.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture or the Security Documents at the written request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the indenture, the notes or the Security Documents unless:

(1)	such holder has previously given the Trustee written notice that an Event of Default is continuing,

(2)	holders of at least 30% in principal amount of the outstanding notes have requested in writing that the Trustee pursue the remedy,

(3)	such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5)	the holders of a majority in principal amount of the outstanding notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holder) or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all liabilities, losses and expenses caused by taking or not taking such action.

The indenture provides that if a Default occurs and is continuing and is actually known to a Trust Officer, the Trustee must mail, or deliver electronically if held by the Depository, to each holder of the notes notice of the Default within the later of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee at the Corporate Trust Office. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the noteholders. In addition, the Issuer is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year and whether such Default is continuing and, if so, proposed steps to cure such Default. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the indenture, the notes, the Guarantees, the Security Documents, the Senior Lien Intercreditor Agreement and/or any Customary Intercreditor Agreements may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the notes) and any past default or compliance with any provisions may be waived with the consent of the holders of at least a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)	reduce the amount of notes whose holders must consent to an amendment;

(2)	reduce the rate of or extend the time for payment of interest on any note;

(3)	reduce the principal of or extend the Stated Maturity of any note;

(4)	reduce the premium payable (if any) upon the redemption of any note or change the time at which any note may be redeemed as described under “—Optional Redemption” above;

(5)	make any note payable in money other than that stated in such note;

(6)	expressly subordinate the notes or any Guarantee to any other Indebtedness of the Issuer or any Guarantor;

(7)

impair the contractual right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;

(8)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions; or

(9)

make any change in the provisions dealing with the application of proceeds of Collateral in the Senior Lien Intercreditor Agreement, the Security Documents or the indenture that would adversely affect the holders of notes.

Except as expressly provided by the indenture or the Security Documents, without the consent of the holders of at least 66.67% in aggregate principal amount of the notes then outstanding, no amendment may modify or release the Subsidiary Guarantee of any Significant Subsidiary in any manner adverse to the holders of the notes. Without the consent of the holders of at least 66.67% in aggregate principal amount of the notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Security Documents with respect to the notes.

Without the consent of any holder, the Issuer, the Trustee and the Collateral Agent may amend the indenture, the notes, the Guarantees, the Security Documents, the Senior Lien Intercreditor Agreement and/or a Customary Intercreditor Agreement:

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)

to provide for the assumption by a Successor Company of the obligations of the Issuer under the indenture, the notes, the Security Documents, the Senior Lien Intercreditor Agreement and a Customary Intercreditor Agreement;

(3)

to provide for the assumption by a Successor Subsidiary Guarantor (with respect to any Subsidiary Guarantor), as the case may be, of the obligations of a Subsidiary Guarantor under the indenture, its Subsidiary Guarantee, the Security Documents, the Senior Lien Intercreditor Agreement and a Customary Intercreditor Agreement;

(4)

to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(5)	[reserved];

(6)	to add a Subsidiary Guarantee or collateral with respect to the notes;

(7)	[reserved];

(8)	to release Collateral or a Subsidiary Guarantee as permitted by the indenture, the Security Documents or, the Senior Lien Intercreditor Agreement;

(9)	to add additional secured creditors holding First-Priority Lien Obligations, Other Second-Lien Obligations or Junior Lien Obligations so long as such obligations are not prohibited by the indenture;

(10)	to add to the covenants of the Issuer or any Subsidiaries for the benefit of the holders or to surrender any right or power conferred upon the Issuer or any Subsidiary;

(11)	to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

(12)	to make any change that does not adversely affect the rights of any holder;

(13)

to provide for the issuance of additional notes or Exchange Notes, which shall have terms substantially identical in all material respects to the Outstanding Notes, and which shall be treated, together with any Outstanding Notes, as a single issue of Securities; or

(14)	to effect any provision of the indenture.

The Senior Lien Intercreditor Agreement or any Customary Intercreditor Agreement may be amended without the consent of any holder of notes, the Trustee or the Collateral Agent in connection with the permitted entry into the Senior Lien Intercreditor Agreement of any class of additional secured creditors holding Other Second-Lien Obligations, First-Priority Lien Obligations or Junior Lien Obligations to effectuate such entry into the Senior Lien Intercreditor Agreement or any Customary Intercreditor Agreement and to make the lien of such class equal and ratable with, as applicable, the lien of the First-Priority Lien Obligations, the Other Second-Lien Obligations or Junior Lien Obligations, in each case, to the extent such First-Priority Lien Obligations, Other Second-Lien Obligations or Junior Lien Obligations are expressly permitted to be incurred pursuant to the indenture.

The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

No Personal Liability of Directors, Officers, Employees, Managers and Stockholders

No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or of any Guarantor or any direct or indirect parent companies, as such, will have any liability for any obligations of the Issuer or any Guarantor under the notes, the indenture or the Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Transfer and Exchange

A noteholder may transfer or exchange notes in accordance with the indenture. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a noteholder to pay any taxes required by law or permitted by the indenture. The Issuer is not required to transfer or exchange any notes selected for redemption or to transfer or exchange any notes for a period of 15 days prior to a selection of notes to be redeemed or between a record date and the related interest payment date. The notes will be issued in registered form and the registered holder of a note will be treated as the owner of such note for all purposes.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights, indemnities and immunities of the Trustee and rights of registration or transfer or exchange of notes, as expressly provided for in the indenture) as to all outstanding notes when:

(1)

either (a) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the notes (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in U.S. dollars in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit (in the case of notes that have become due and payable) or to the date of maturity or redemption, as applicable, together with irrevocable written instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(2)	the Issuer and/or the Guarantors have paid all other sums payable under the indenture; and

(3)

the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Defeasance

Subject to the survival of certain terms and subject to certain conditions to defeasance, the Issuer at any time may terminate all of its obligations under the notes and the indenture with respect to the holders of the notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes and the rights, indemnities and immunities of the Trustee. The Issuer at any time may terminate its obligations under the covenants described under “—Certain Covenants” for the benefit of the holders of the notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under “—Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the notes) and the undertakings and covenants contained under “—Change of Control” and “—Certain Covenants—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”) for the benefit of the holders of the notes. If the Issuer exercises its legal defeasance option or their covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee and the Security Documents.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the notes so defeased may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercise its covenant defeasance option, payment of the notes so defeased may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6) (with respect only to Significant Subsidiaries), (7), (8), (9) or (10) under “—Defaults” or because of the failure of the Issuer to comply with clause (4) under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets.”

In order to exercise their defeasance option, the Issuer must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable U.S. federal income tax law); provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Concerning the Trustee

Wilmington Trust, National Association is the Trustee and Collateral Agent under the indenture and has been appointed by the Issuer as registrar and a paying agent with regard to the notes.

Governing Law

The indenture provides that it and the notes are, or will be, governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

“Additional Assets” means:

(1)	any properties or assets used or useful in the Oil and Gas Business;

(2)	capital expenditures by the Issuer or a Restricted Subsidiary in the Oil and Gas Business;

(3)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary; or

(4)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Additional Refinancing Amount” means, in connection with the Incurrence of any Indebtedness, Disqualified Stock or Preferred Stock Incurred to refund, refinance or defease any existing Indebtedness,

Disqualified Stock or Preferred Stock, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay interest, premiums or defeasance costs, in each case in an amount equal to the amount required by the instruments governing such existing Indebtedness (whether such existing Indebtedness is redeemed pursuant to a tender offer, optional redemption or otherwise), and fees and expenses Incurred in connection therewith.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(a)	the sum of:

(i)

estimated discounted future net revenues from proved oil and gas reserves of the Issuer and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by the Issuer in a reserve report prepared as of the end of the Issuer’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves (including the impact to discounted future net revenues related to development costs previously estimated in the last year end reserve report, but only to the extent such costs were actually incurred since the date of the last year end reserve report) since such year end due to exploration, development, exploitation or other activities, increased by the accretion of discount from the date of the last year end reserve report to the date of determination and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves included in the last year end reserve report that shall have been produced or disposed of since such year end, and (D) estimated oil and gas reserves included therein that are subsequently removed from the proved oil and gas reserves of the Issuer and its Restricted Subsidiaries as so calculated due to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, provided, that (x) in the case of such year end reserve report and any adjustments since such year end pursuant to clauses (A), (B) and (D), the estimated discounted future net revenues from proved oil and gas reserves shall be determined in their entirety using oil, gas and other hydrocarbon prices and costs that are either (1) calculated in accordance with SEC guidelines and, with respect to such adjustments under clauses (A), (B) or (D), calculated with such prices and costs as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Issuer were year end or (2) if the Issuer so elects at any time, calculated in accordance with the foregoing clause (1), except that when pricing of future net revenues of proved oil and gas reserves under SEC guidelines is not based on a contract price and is instead based upon benchmark, market or posted pricing, the pricing for each month of estimated future production from such proved oil and gas reserves not subject to contract pricing shall be based upon NYMEX (or successor) published forward prices for the most comparable hydrocarbon commodity applicable to such production month (adjusted for energy content, quality and basis differentials, with such basis differentials determined in a manner consistent with the determination of the Borrowing Base and giving application to the last sentence of such definition hereto), as such forward prices are published as of the year end date of such reserve report or, with respect to post-year end adjustments under clauses (A), (B) or (D), the last day of the most recent fiscal quarter preceding the date of determination, (y) the pricing of estimated proved reserves that have been produced or disposed since year end as set forth in clause (D) shall be based upon the applicable pricing elected for the prior year end reserve report as provided in clause (x), and (z) in each of cases (A), (B), (C) and (D) as estimated by the Issuer’s petroleum engineers or any independent petroleum engineers engaged by the Issuer for that purpose;

(ii)

the capitalized costs that are attributable to Oil and Gas Properties of the Issuer and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Issuer’s books and records as of a date no earlier than the date of the Issuer’s latest annual or quarterly consolidated financial statements;

(iii)	the Net Working Capital on a date no earlier than the date of the Issuer’s latest annual or quarterly consolidated financial statements;

(iv)

assets related to commodity risk management activities less liabilities related to commodity risk management activities, in each case to the extent that such assets and liabilities arise in the ordinary course of the Oil and Gas Business; and

(v)

the greater of (A) the net book value of other tangible assets (including, without limitation, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of the Issuer and its Restricted Subsidiaries, as of a date no earlier than the date of the Issuer’s latest annual or quarterly consolidated financial statements, and (B) the appraised value, as estimated by independent appraisers within the immediately preceding 12 months, of other tangible assets (including, without limitation, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of the Issuer and its Restricted Subsidiaries, as of a date no earlier than the date of the Issuer’s latest audited consolidated financial statements (it being understood that the Issuer shall not be required to obtain any appraisal of any assets); minus

(b)	the sum of:

(i)	any amount included in clauses (a)(i) through (a)(v) above that is attributable to minority interests;

(ii)	any net gas balancing liabilities of the Issuer and its Restricted Subsidiaries reflected in the Issuer’s latest audited consolidated financial statements;

(iii)

to the extent included in clause (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices and costs as provided in clause (a)(i)), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Issuer and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv)

to the extent included in clause (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing prices and costs as provided in clause (a)(i)), attributable to reserves subject to Dollar Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the estimated discounted future net revenues specified in clause (a)(i) above, would be necessary to fully satisfy the payment obligations of the Issuer and its Restricted Subsidiaries with respect to Dollar Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Issuer changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Issuer were still using the full cost method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Aggregate Special Cap” means an amount equivalent to 20% of EBITDA for the applicable four quarter period, prior to giving effect to the exclusions, add-backs and operating expense reductions and other operating improvements or synergies that are subject to the Aggregate Special Cap.

“All-in Yield” means the yield payable to all lenders providing the applicable Indebtedness in the primary syndication thereof, whether in the form of interest rate, premiums, margin, original issue discount, up-front fees, rate floors or otherwise; provided, that original issue discount and up-front fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the remaining life of such loans); and, provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees paid to arrangers for such loans (not to exceed 2.00%) or customary consent fees for an amendment paid generally to consenting lenders, default rate of 2.00%, customary administrative agency and collateral agency fees, changes in the underlying LIBOR rate (or similar rate) or base rate not caused by any amendment, supplement, modification, or replacement to such Indebtedness, and customary letter of credit issuance fees.

“Applicable Premium” means the excess of (A) the present value of all remaining required interest payments through January 15, 2023 (excluding accrued and unpaid interest), plus the present value of the redemption price of the notes being redeemed set forth in Paragraph 5 of the note, assuming a redemption date of January 15, 2023, in each case computed by the Issuer using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the then outstanding principal amount of the notes being redeemed. For purposes of this definition, “Treasury Rate” means the rate per annum equal to the yield to maturity at the time of computation of the United States Treasury securities with a constant maturity as compiled and published in the most recent Federal Reserve Statistical Release H-15 (519) that has become publicly available at least two (2) Business Days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from such date of prepayment to January 15, 2023; provided, however, that if the period from such date of prepayment to January 15, 2023 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given. The Trustee shall have no duty to verify the Issuer’s calculation of the Applicable Premium and Treasury Rate.

“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company, L.P., (c) W. D. Van Gonten & Co. Petroleum Engineering, (d) DeGolyer and MacNaughton, (e) Cawley, Gillespie & Associates, Inc., (f) Miller and Lents, Ltd. and (g) at the Issuer’s option, any other independent petroleum engineers selected by the Issuer and reasonably acceptable to the administrative agent under the Credit Agreement governing Indebtedness incurred under clause (a) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

“Asset Sale” means:

(1)

the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Production Payments and Reserve Sales and Sale/ Leaseback Transactions) (other than an operating lease entered into in the ordinary course of the Oil and Gas Business) (each referred to in this definition as a “disposition”); or

(2)

the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

(a)	a disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b)

the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described under “—Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control;

(c)	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(d)

any disposition of assets of the Issuer or any Restricted Subsidiary or issuance or sale of Equity Interests of the Issuer or any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by the Issuer) of less than $15.0 million, provided that dispositions pursuant to this clause (d) shall not exceed $20.0 million in any 12 month consecutive period;

(e)	any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(f)	[reserved];

(g)	foreclosure or any similar action with respect to any property or other asset of the Issuer or any of the Restricted Subsidiaries;

(h)	[reserved];

(i)	the lease, assignment or sublease of, or any transfer related to a “reverse build to suit” or similar transaction in respect of, any real or personal property in the ordinary course of business;

(j)

the disposition of (i) inventory and other goods held for sale, including Hydrocarbons and other mineral products in the ordinary course of business, (ii) obsolete, worn out, used or surplus equipment, vehicles and other assets (other than accounts receivable) in the ordinary course of business (including any asset (other than Oil and Gas Properties) that is no longer necessary, used or useful for the business of the Issuer or its Restricted Subsidiaries or is replaced by equipment of at least comparable value and use), and (iii) dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;

(k)	any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l)

in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(m)	[reserved];

(n)

any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by the indenture;

(o)	dispositions in connection with Permitted Liens;

(p)

any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Issuer or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q)	the sale of any property in a Sale/Leaseback Transaction within twelve months of the acquisition of such property;

(r)

dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(s)	any surrender, expiration or waiver of contract rights or oil and gas leases or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(t)	[reserved];

(u)

any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Issuer or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(v)

the abandonment, farm-out pursuant to a Farm-Out Agreement, lease or sublease of developed or underdeveloped Oil and Gas Properties owned or held by the Issuer or any Restricted Subsidiary in the ordinary course of business and which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur; and

(w)

a disposition (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved or probable reserves are attributable at the time of such disposition.

provided that, notwithstanding anything above to the contrary, no Production Payment and Reserve Sale shall be deemed to not constitute an Asset Sale pursuant to clauses (a) through (w) above, other than pursuant to clauses (d) and (u) above.

“Authorized Officer” means as to any Person, the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance, the General Counsel, the Secretary, the Assistant Secretary and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Trustee by such Person. Any document delivered under the indenture that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Issuer or any Guarantor and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Bank Indebtedness” means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including any agreement extending the maturity thereof, refinancing or replacing all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by the Issuer to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve based loans, or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency or receivership law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. In the case of the Issuer, the Board of Directors of the Issuer shall be deemed to include the Board of Directors of the Issuer or any direct or indirect parent of the Issuer, as appropriate.

“Borrowing Base” means the maximum amount determined or re-determined by the lenders under the Credit Agreement as the aggregate lending value to be ascribed to the Oil and Gas Properties of the Issuer and its Restricted Subsidiaries against which such lenders are prepared to provide loans, letters of credit or other Indebtedness to the Issuer and its Restricted Subsidiaries under the Credit Agreement, using their customary practices and standards for determining reserve based loans and which are generally applied by commercial lenders to borrowers in the Oil and Gas Business, as determined semi-annually during each year and/or on such other occasions as may be provided for by the Credit Agreement, and which is based upon, inter alia, the review by such lenders of the hydrocarbon reserves, royalty interests and assets and liabilities of the Issuer and the Restricted Subsidiaries.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Calculation Date” shall have the meaning set forth in the definition of “Fixed Charge Coverage Ratio.”

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock or shares;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations of the Issuer or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Issuer and its Restricted Subsidiaries, either existing on the Issue Date or created prior to any recharacterization described below (or any refinancings thereof) (i) that were not included on the consolidated balance sheet of the Issuer as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Issuer and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

“Cash Equivalents” means:

(1)	U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by an entity from time to time in the ordinary course of business;

(2)

securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)

certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)

repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)

commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)

readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)

Indebtedness issued by Persons (other than the Permitted Holders or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8)	investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent Guarantor and its Subsidiaries taken as a whole to any Person other than a Restricted Subsidiary of the Issuer or a Permitted Holder (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)	the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor; or

(3)

the consummation of any transaction (including any merger or consolidation), the result of which is that any Person (including any “person” as defined above), excluding any Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent Guarantor, measured by voting power rather than number of shares; provided that the foregoing shall not constitute a Change of Control if, immediately following such transaction, the “persons” (as defined above) who were Beneficial Owners of the Voting Stock of the Parent Guarantor immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the total voting power of the Voting Stock of such other Person of whom the Parent Guarantor has become a Subsidiary (or any parent thereof).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Collateral Agent” means Wilmington Trust, National Association, acting in its capacity as “Collateral Agent” under the indenture and under the Security Documents and any successor thereto in such capacity.

“Collateral Agreement” means the Collateral Agreement (Second Lien) among the Issuer, each Guarantor and the Collateral Agent, entered into on the Issue Date, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and in accordance with the indenture.

“Collateral Coverage Minimum” means that the Mortgaged Properties shall represent at least 90% of the PV-10 of the Issuer’s and the Subsidiary Guarantors’ total Proved Reserves and at least 90% of the PV-10 of the Issuer’s and the Subsidiary Guarantors’ total Proved Developed Producing Reserves, in each case, included in the most recent Reserve Report prepared as of each June 30th and December 31st of each fiscal year.

“Consolidated Depreciation, Depletion and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation, depletion and amortization expense, including accretion on asset retirement obligations in accordance with ASC 410 Asset Retirement and Environmental Obligations, the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)

consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees, any interest attributable to Dollar Denominated Production Payments, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP); plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)	[reserved]; minus

(4)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of the last day of the then applicable Test Period to (b) EBITDA for such Test Period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made (the “Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Leverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event on or prior to the date that is 12 months after such applicable event; provided that the aggregate amount of operating expense reductions and other operating improvements or synergies added to EBITDA pursuant to this paragraph or the third paragraph of the definition of Fixed Charge Coverage Ratio, plus the aggregate amount of cash items excluded and resulting in an increase to Consolidated Net Income pursuant to clause (1) in the definition of Consolidated Net Income, plus the aggregate amount of cash items added back to EBITDA pursuant to clause (6) in the definition of EBITDA, shall not exceed, in any applicable four quarter period, the Aggregate Special Cap.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Leverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication:

(1)

any (a) net after-tax extraordinary or nonrecurring gains or losses (less all fees and expenses relating thereto) or expenses or charges, (b) any severance expenses, acquisition integration costs, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful) and (c) hurricane costs and charges, shall be excluded; provided that the aggregate amount of cash items excluded and resulting in an increase to Consolidated Net Income pursuant to this clause (1), plus the aggregate amount of cash items added back to EBITDA pursuant to clause (6) in the definition of EBITDA, plus the aggregate amount of operating expense reductions and other operating improvements or synergies added to EBITDA pursuant to the third paragraph of the definition of Fixed Charge Coverage Ratio or the third paragraph of the definition of Consolidated Leverage Ratio, shall not exceed, in any applicable four quarter period, the Aggregate Special Cap;

(2)

effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3)	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)

any net after-tax income or loss (less all fees and expenses or charges relating thereto) from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets or attributable to business dispositions or other asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Issuer) shall be excluded;

(5)	[reserved];

(6)

any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7)

the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8)

solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9)

an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (12) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10)

any impairment charges or asset write-offs, in each case pursuant to GAAP, the amortization of intangibles arising pursuant to GAAP, and any impairment charges, asset write-offs or write-down, including ceiling test write downs, on Oil and Gas Properties under GAAP or SEC guidelines shall be excluded;

(11)

any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(12)	[reserved];

(13)	[reserved];

(14)	[reserved];

(15)	[reserved];

(16)

any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded; and

(17)

(a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period less a deduction for any amounts so added back to the extent not so received within 365 days).

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Restricted Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (4) and (5) of the definition of Cumulative Credit contained therein.

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation, Depletion and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of the Issuer and the Restricted Subsidiaries (excluding any undrawn letters of credit and any Project Finance Indebtedness) consisting of Capitalized Lease Obligations, bankers’ acceptances and Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and the Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds:

(a)	for the purchase or payment of any such primary obligation; or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)

to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the designated office of the Trustee in the United States of America at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Issuer).

“Credit Agreement” means (i) the Credit Agreement dated as of May 10, 2018 among the Issuer, as borrower, Talos Energy Inc., as holdings, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, and swingline lender, the other lenders party thereto from time to time, and Natixis, New York Branch and The Toronto-Dominion Bank, New York Branch, as issuing banks, and each other issuing bank from time to time party thereto, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), repaid, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof, refinancing or replacing all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder or altering the maturity thereof; provided, that in no event shall any lenders under the Credit Agreement include (i) any affiliates of each of Apollo Global Management, LLC or Riverstone Holdings LLC or (ii) any funds managed, advised or sub-advised by the persons described in the foregoing clause (i).

“Credit Agreement Documents” means the collective reference to the Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement), indentures or commercial paper facilities, in each case, with banks or other institutional lenders or investors providing for revolving credit loans, term loans, capital market financings, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Customary Intercreditor Agreement” means (a) in connection with the incurrence of Pari Passu Indebtedness that is to be secured by Liens on the Collateral securing such Pari Passu Indebtedness that shall rank equal in priority to the Liens on the Collateral securing the Notes Obligations, an intercreditor agreement among the Trustee, the Collateral Agent and one or more agents for holders of such Pari Passu Indebtedness in the form delivered by the Issuer to the Trustee and Collateral Agent providing that, inter alia, the Liens on the Collateral in favor of the Collateral Agent shall be pari passu to such Liens in favor of such agent for holders of Pari Passu Indebtedness, provided that such intercreditor agreement shall provide that the largest series of Pari Passu Indebtedness by outstanding principal amount shall control the enforcement of rights and remedies with respect to the Collateral and such intercreditor agreement shall otherwise contain customary terms consistent with then prevailing market terms as determined in good faith by the Issuer (and a joinder to the Senior Lien Intercreditor Agreement shall be executed with respect to such Pari Passu Indebtedness) and (b) to the extent executed in connection with the incurrence of Indebtedness secured by junior Liens, an intercreditor agreement substantially in the form of the Senior Lien Intercreditor Agreement where the Notes Obligations shall be the senior obligations thereunder (with such modifications as may be necessary or appropriate in light of prevailing market conditions and are not materially adverse to the holders of notes, taken as a whole).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by the Issuer) of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof.

“Discharge of First-Priority Lien Obligations” means, except to the extent otherwise provided in the Senior Lien Intercreditor Agreement, with respect to any First-Priority Lien Obligations, (a) payment in full in immediately available funds of the principal of, and interest (including interest accruing on or after the commencement of an Insolvency Proceeding, whether or not such interest would be allowed in the proceeding) accrued on, all outstanding Indebtedness included in such First-Priority Lien Obligations after or concurrently with the termination of all commitments to extend credit thereunder (other than, if applicable, pursuant to cash management agreements or hedge agreements secured by such First-Priority Lien Obligations, in each case as permitted under the relevant document evidencing such First-Priority Lien Obligation or as to which reasonably satisfactory arrangements have been made with the relevant bank providing such cash management or hedges), (b) with respect to any letters of credit or letters of credit guaranties that may be outstanding in respect of any First-Priority Lien Obligations, termination or delivery of cash collateral, backstop letters of credit or other credit support in respect thereof in an amount and manner in compliance with the relevant document evidencing such First-Priority Lien Obligation, and (c) payment in full in immediately available funds of any other First-Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than in respect of contingent indemnification and expense reimbursement claims not then due); provided that the Discharge of First-Priority Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds other First-Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such First- Priority Lien Obligations.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)	matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3)	is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date applicable to any notes or the date the notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollar Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)	Consolidated Taxes; plus

(2)	Fixed Charges; plus

(3)	Consolidated Depreciation, Depletion and Amortization Expense; plus

(4)	Consolidated Non-Cash Charges; plus

(5)

hurricane costs and charges (for the avoidance of doubt, without duplication of amounts excluded and resulting in an increase to Consolidated Net Income pursuant to clause (1) in the definition of Consolidated Net Income); plus

(6)

business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); provided that the aggregate amount of cash items added back to EBITDA pursuant to this clause (6), plus the aggregate amount of cash items excluded and resulting in an increase to Consolidated Net Income pursuant to clause (1) in the definition of Consolidated Net Income, plus the aggregate amount of operating expense reductions and other operating improvements or synergies added to EBITDA pursuant to the third paragraph of the definition of Fixed Charge Coverage Ratio or the third paragraph of the definition of Consolidated Leverage Ratio, shall not exceed, in any applicable four quarter period, the Aggregate Special Cap; plus

(7)	[reserved]; plus

(8)

any costs or expense Incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(9)

the amount of any management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Permitted Holders (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by the covenant described under “—Certain Covenants—Transactions with Affiliates,” including, if applicable, the amount of termination fees paid pursuant to clause (20) thereof, in an aggregate amount not to exceed $500,000 in any calendar year pursuant to this clause (9); plus

(10)	[reserved]; plus

(11)	[reserved]; plus

(12)	exploration expenses or costs (to the extent the Issuer adopts the “successful efforts” method); and less, without duplication, to the extent the same increased Consolidated Net Income,

(13)

the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar Denominated Production Payments; and

(14)

non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common Capital Stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1)	public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8; and

(2)	issuances to any Subsidiary of the Issuer.

“Excess Cash Flow” means an amount of cash equal to the EBITDA of the Issuer and its Restricted Subsidiaries for the most recently ended fiscal quarter for which internal financial statements are available immediately preceding any date of determination less, without duplication:

(1)	capital expenditures of the Issuer and its Restricted Subsidiary in the Oil and Gas Business for such fiscal quarter;

(2)	any plugging and abandonment expenses of the Issuer or its Restricted Subsidiaries for such fiscal quarter;

(3)

the Fair Market Value of any consideration used by the Issuer, any direct or indirect parent entity of the Issuer, or any of the Issuer’s Restricted Subsidiaries to fund any acquisition by the Issuer or any of its Restricted Subsidiaries of Oil and Gas Properties or of all or substantially all of the assets, a division or line of business, or any Capital Stock, of any Person engaged in the Oil and Gas Business completed in such fiscal quarter;

(4)	the Fixed Charges of the Issuer and its Restricted Subsidiaries for such fiscal quarter to the extent such Fixed Charges are permitted to be paid during such fiscal quarter;

(5)	the amount of any taxes paid in cash by the Issuer and its Restricted Subsidiaries during such fiscal quarter;

(6)	any increase in the Net Working Capital of the Issuer and its Restricted Subsidiaries over such fiscal quarter; and

(7)	the amount of any repayments, retirements, redemptions or other repurchases of any Indebtedness and any amortization of finance leases during such fiscal quarter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the notes of the Issuer issued pursuant to the indenture in exchange for, and in an aggregate principal amount equal to or not in excess of, the Outstanding Notes or any additional notes, if applicable, in compliance with the terms of the Registration Rights Agreements.

“Excluded Subsidiary” means (a) any Unrestricted Subsidiary, (b) any Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary), (c) any Foreign Subsidiary, (d) any FSHCO, (e) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (f) any Subsidiary (other than a Significant Subsidiary) that (i) did not, as of the last day of the fiscal quarter of the Issuer most recently ended, have assets with a value in excess of 5.0% of the Total Assets or revenues representing in excess of 5.0% of total revenues of the Issuer and the Restricted Subsidiaries on a consolidated basis as of such date and (ii) taken together with all other such Subsidiaries as of the last day of the fiscal quarter of the Issuer most recently ended, did not have assets with a value in excess of 10.0% of the Total Assets or revenues representing in excess of 10.0% of total revenues of the Issuer and the Restricted Subsidiaries on a consolidated basis as of such date and (g) any Project Finance Subsidiary.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of one or more exploratory or development wells (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well or wells as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“First-Priority After-Acquired Property” means any property of the Issuer or any Subsidiary Guarantor that secures any Secured Bank Indebtedness that is not already subject to the Lien under the Security Documents, including, for the avoidance of doubt, any property of the Issuer or any Subsidiary Guarantor that secures any Secured Bank Indebtedness on the Issue Date.

“First-Priority Lien Obligations” means (i) all Secured Bank Indebtedness that is secured by the Collateral on a senior basis to the Liens securing the Notes Obligations and (ii) all other obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or obligations in respect of cash management services that is secured by the Collateral on a senior basis to the Liens securing the Notes Obligations, in each case owing to a Person that is a holder of Secured Bank Indebtedness or an Affiliate of such holder at the time of entry into such Hedging Obligations or obligations in respect of cash management services.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event on or prior to the date that is 12 months after such applicable event; provided that the aggregate amount of operating expense reductions and other operating improvements or synergies added to EBITDA pursuant to this paragraph or the third paragraph of the definition of Consolidated Leverage Ratio, plus the aggregate amount of cash items excluded and resulting in an increase to Consolidated Net Income pursuant to clause (1) in the definition of Consolidated Net Income, plus the aggregate amount of cash items added back to EBITDA pursuant to clause (6) in the definition of EBITDA, shall not exceed, in any applicable four quarter period, the Aggregate Special Cap.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

“FSHCO” means any Domestic Subsidiary that owns (directly or through its Subsidiaries) no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the indenture, the term “consolidated” with respect to any Person means such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any Subsidiary Guarantee and any guarantee of the obligations of the Issuer under the indenture and the notes by the Parent Guarantor in accordance with the provisions of the indenture.

“Guarantor” means any Subsidiary Guarantor and the Parent Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)

currency exchange, interest rate or commodity swap agreements (including commodity swaps, commodity options, forward commodity contracts, basis differential swaps, spot contracts, fixed price physical delivery contracts or other similar agreements or arrangements in respect of Hydrocarbons), currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index based price shall not be considered Hedging Obligations.

“holder” or “noteholder” means the Person in whose name a note is registered on the Registrar’s books.

“Hydrocarbons” means oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)

the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)

to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)

to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by the Issuer) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) [reserved]; (5) [reserved]; (6) Production Payments and Reserve Sales; (7) any obligation of a Person in respect of a Farm-In Agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; (8) any obligations under Hedging Obligations; provided that such agreements are entered into for bona fide hedging purposes of the Issuer or its Restricted

Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Issuer, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of the Issuer or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Issuer or its Restricted Subsidiaries Incurred without violation of the indenture; (9) obligations in respect of surety and bonding requirements of the Issuer and its Restricted Subsidiaries; and (10) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business.

Notwithstanding anything in the indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the indenture.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to the Issuer or the Guarantors, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Issuer or a Guarantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of the Issuer or a Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (except to the extent permitted by the Credit Agreement or Notes Documents, as applicable) or (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Issuer or a Guarantor.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)

securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3)

investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)

corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)

“Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a)	the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(b)

the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by the Issuer) of the net assets of such Subsidiary at the time of such redesignation; and

(2)

any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by the Issuer) at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Issue Date” means January 4, 2021.

“Junior Lien Obligations” means the Obligations with respect to other Indebtedness permitted to be Incurred under the indenture, which is by its terms intended to be secured by the Collateral on a basis junior to the notes; provided such Lien is permitted to be Incurred under the indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means the group consisting of the directors, managers, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Issue Date together with (1) any new directors or managers whose election by such boards of directors or managers or whose nomination for election by the shareholders of the Issuer or any direct or indirect parent of the Issuer, as applicable, was approved by a vote of a majority of the directors or managers of the Issuer or any direct or indirect parent of the Issuer, as applicable, then still in office who were either directors or managers on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as applicable, hired at a time when the directors or managers on the Issue Date together with the directors or managers so approved constituted a majority of the directors or managers of the Issuer or any direct or indirect parent of the Issuer, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgaged Properties” means each parcel of real estate and improvements thereto with respect to which a Mortgage is required to be granted on the Issue Date or thereafter pursuant to the covenant described under “—Security—After-Acquired Property.”

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignment of as-extracted collateral, fixture filing and other security documents delivered with respect to Mortgaged Properties substantially in the form attached as an exhibit to the indenture (with such changes thereto as may be necessary to account for local law matters).

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (including Tax Distributions and after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to clause (1) of the second paragraph of the covenant described under “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, amounts paid in connection with the termination of Hedging Obligations related to Indebtedness repaid with such proceeds or hedging oil, natural gas and natural gas liquid production in notional volumes corresponding to the Oil and Gas Properties subject to such Asset Sale, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Working Capital” means (a) all current assets of the Issuer and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business less (b) all current liabilities of the Issuer and its Restricted Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Issuer prepared in accordance with GAAP.

“Notes Documents” means the indenture, the notes, the Guarantees, the Security Documents and the Senior Lien Intercreditor Agreement and any Customary Intercreditor Agreement.

“Notes Obligations” means Obligations in respect of the notes, the indenture, the Guarantees and the Security Documents, including, for the avoidance of doubt, Obligations in respect of the Exchange Notes and guarantees thereof.

“NYMEX” means the New York Mercantile Exchange.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided, that Obligations with respect to the notes shall not include fees or indemnifications in favor of third parties other than the Trustee, the Collateral Agent and the holders of the notes.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Authorized Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, which meets the requirements set forth in the indenture.

“Oil and Gas Business” means:

(1)

the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

(2)

the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

(3)

any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which the Issuer or its Restricted Subsidiaries, directly or indirectly, participate;

(4)	any business relating to oil field sales and service; and

(5)	any business or activity relating to, arising from, or necessary, appropriate, incidental or ancillary to the activities described in the foregoing clauses (1) through (4) of this definition.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves or other reserves of Hydrocarbons.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Other Second-Lien Obligations” means other Indebtedness of the Issuer and its Restricted Subsidiaries that is equally and ratably secured with the notes as permitted by the indenture and is designated by the Issuer as an Other Second-Lien Obligation in an Officer’s Certificate delivered to the Trustee; provided that the authorized representative of the holders of such Pari Passu Indebtedness (and any Obligations in respect of such Pari Passu Indebtedness) shall have become a party to (and such holders shall be bound by) the terms of the Senior Lien Intercreditor Agreement and a Customary Intercreditor Agreement.

“Pari Passu Indebtedness” means: (a) with respect to the Issuer, the notes and any Indebtedness which ranks pari passu in right of payment to the notes; and (b) with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee.

“PDP Reserves Coverage Ratio” means, as of any date of determination, the ratio of (a) the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Issuer’s and the Subsidiary Guarantors’ Proved Developed Producing Reserves, calculated in accordance with Strip Prices, to (b) the Consolidated Total Indebtedness as of such date of determination.

“Permitted Business Investment” means any Investment and/or expenditure made in the ordinary course of business and which are of a nature that is or shall have become customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including Investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing, distributing, storing, or transporting oil, natural gas or other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1)

Investments in ownership interests (including equity or other ownership interests) in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2)

Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

(3)	Investments in direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Holder” means each of (i) Apollo Global Management, LLC and Riverstone Holdings LLC and any of their respective Affiliates other than any portfolio companies (each, an “Equity Investor”), (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Equity Investor provided the Equity Investor owns a majority of the Voting Stock of the Parent Guarantor held by such group and (iii) the members of the Management Group.

“Permitted Investments” means:

(1)	any Investment in the Issuer or any Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Oil and Gas Business;

(2)	any Investment in Cash Equivalents or Investment Grade Securities;

(3)

any Investment by the Issuer or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

(4)

any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)

any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the indenture;

(6)	advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $2.0 million at any one time outstanding;

(7)

any Investment acquired by the Issuer or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Issuer or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)

Hedging Obligations permitted under clause (j) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(9)	[reserved];

(10)

additional Investments by the Issuer or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by the Issuer), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed $37.5 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not the Issuer or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Issuer or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be the Issuer or a Restricted Subsidiary;

(11)

loans and advances to officers, directors, managers or employees for business related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(12)

Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of Cumulative Credit contained in “—Certain Covenants—Limitation on Restricted Payments”;

(13)

any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (4), (6), (9)(b) and (16) of such paragraph);

(14)	Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15)

(x) guarantees issued in accordance with the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Future Guarantors,” including, without limitation, any guarantee or other obligation issued or Incurred under the Credit Agreement in connection with any letter of credit issued for the account of the Issuer or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit) and (y) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under Hydrocarbon exploration, development, joint operating and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(16)

Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(17)	[reserved];

(18)	[reserved];

(19)	[reserved];

(20)

Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary in a transaction that is not prohibited by the first paragraph of the covenant described under “—Certain Covenants—Merger,

Amalgamation, Consolidation or Sale of All or Substantially All Assets” after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(21)	any Investment in any Subsidiary of the Issuer or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and

(22)	Permitted Business Investments.

“Permitted Liens” means, with respect to any Person:

(1)

pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure plugging and abandonment obligations or public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)

Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)	Liens for taxes, assessments or other governmental charges not yet due or payable or that are being contested in good faith by appropriate proceedings;

(4)

Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)

minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A)

Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(B)

Liens securing Indebtedness Incurred under any Credit Facility, including any letter of credit facility relating thereto, that was permitted to be incurred under clause (a) of the second paragraph described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(C)

Liens securing Indebtedness permitted to be Incurred pursuant to clause (p) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that either:

(i)	any such Indebtedness is:

(x)	either (A) an Other Second-Lien Obligation, and the authorized representative of the holders of such Indebtedness (and any Obligations in respect thereof) shall have become a party to (and the holders of such Indebtedness shall be bound by) the terms of the Senior Lien Intercreditor Agreement and a Customary Intercreditor Agreement or (B) a Junior Lien Obligation and the authorized representative of the holders of such Indebtedness (and any Obligations in respect thereof) shall have become a party to (and the holders of such Indebtedness shall be bound by) the terms of a Customary Intercreditor Agreement;

(y)	any such Indebtedness has a final scheduled maturity date equal to or later than the date that is ninety-one (91) days after the maturity date of the notes; and

(z)

the PDP Reserves Coverage Ratio, calculated on a pro forma basis after giving effect to such acquisition, merger, consolidation or amalgamation and the incurrence of any such Indebtedness, is not less than 1.15 to 1.00.

(ii)

such Lien extends only to the assets acquired and, after giving effect to such acquisition, on a pro forma basis, the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.25 to 1.00;

(D)	Liens securing the Notes Obligations issued on the Issue Date;

(E)

Liens securing Other Second-Lien Obligations permitted to be Incurred pursuant to clause (d) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(F)

Liens securing any Project Finance Indebtedness incurred under clause (q) of the second paragraph described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;” and

(G)

Liens securing Indebtedness permitted to be Incurred pursuant to clause (w) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that any such Indebtedness (i) is (w) Incurred as additional notes; (x) an Other Second-Lien Obligation, and the authorized representative of the holders of such Indebtedness (and any Obligations in respect thereof) shall have become a party to (and the holders of such Indebtedness shall be bound by) the terms of the Senior Lien Intercreditor Agreement and a Customary Intercreditor Agreement or (y) a Junior Lien Obligation and the authorized representative of the holders of such Indebtedness (and any Obligations in respect thereof) shall have become a party to (and the holders of such Indebtedness shall be bound by) the terms of a Customary Intercreditor Agreement and (ii) other than any such Indebtedness Incurred as additional notes, has a final scheduled maturity date equal to or later than the date that is ninety-one (91) days after the maturity date of the notes;

(7)	Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement and Liens securing the Notes Obligations);

(8)

Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

(9)

Liens on assets or property at the time the Issuer or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than pursuant to after acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(10)

Liens securing Indebtedness or other obligations of the Issuer or a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)

Liens securing Hedging Obligations not Incurred in violation of the indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12)

Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of the Restricted Subsidiaries;

(14)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and the Restricted Subsidiaries in the ordinary course of business;

(15)	Liens in favor of the Issuer or any Subsidiary Guarantor;

(16)	[reserved];

(17)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)	Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)	grants of software and other technology licenses in the ordinary course of business;

(20)

Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (w) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (x) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under the indenture, and (B) an amount necessary to pay any interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness (whether such existing Indebtedness is redeemed pursuant to a tender offer, optional redemption or otherwise) and fees and expenses Incurred in connection therewith, (y) if the Indebtedness being refinanced, refunded, extended, renewed or replaced is secured by a Lien that is junior to the Liens securing the notes, such new Lien shall be junior to the Liens securing the notes and (z) if the Indebtedness being refinanced, refunded, extended, renewed or replaced is secured by a lien that is pari passu to the Liens securing the notes, such new Lien shall be either pari passu or junior to the Liens securing the notes;

(21)	Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22)

judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24)

Liens (A) Incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business and (B) on cash and Cash Equivalents and letters of credit securing any surety and bonding requirements;

(25)

other Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens Incurred under this clause (25) that are at that time outstanding, exceed $50.0 million; provided that First-Priority Lien Obligations and Other Second-Lien Obligations secured under this clause (25) shall be subject to the Senior Lien Intercreditor Agreement and any Junior Lien Obligations and Other Second-Lien Obligations secured under this clause (25) shall be subject to a Customary Intercreditor Agreement; provided, further, that unsecured Indebtedness and Junior Lien Obligations shall not be exchanged for Other Second-Lien Obligations or Indebtedness that is secured on a senior basis to the notes pursuant to this clause (25);

(26)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(27)

any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary, under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(28)

Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(29)	Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with any appeal or other proceedings for review;

(30)	Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

(31)	Liens in respect of Production Payments and Reserve Sales;

(32)

Liens arising under Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, royalty trusts, master limited partnerships, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order, trust, partnership or contract; provided further such Liens shall not secure Indebtedness for borrowed money;

(33)	Liens on pipelines or pipeline facilities that arise by operation of law;

(34)

any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b); and

(35)

Liens securing Junior Lien Obligations, provided that the notes are secured on a senior priority basis to the obligations so secured until such time as such obligations are no longer secured by a Lien; provided further that Junior Lien Obligations secured under this clause (35) shall be subject to a Customary Intercreditor Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Post-Petition Claims” means, collectively, interest, fees, costs, expenses and other charges that pursuant to any Credit Agreement Document continue to accrue after the commencement of any Insolvency Proceeding.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Premium Event” means (a) any redemption of the notes or other voluntary payment of all, or any part, of the principal balance of any notes whether before or after (i) the occurrence of a Default or an Event of Default or (ii) the commencement of any proceeding under any debtor relief law, and notwithstanding any acceleration (for any reason) of the notes; (b) the acceleration of all of the notes for any reason, including, but not limited to, acceleration following or pursuant to an Event of Default, including as a result of the commencement of a proceeding under any debtor relief law; (c) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the notes in any proceeding under any debtor relief law, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any proceeding under any debtor relief law to the holders (whether directly or indirectly, including through the Trustee or Collateral Agent or any other distribution agent), in full or partial satisfaction of the notes; and (d) the termination of the indenture for any reason (other than as a result of the payment in full in cash of the Notes Obligations at stated maturity of the notes).

“Production Payments and Reserve Sales” means the grant or transfer by the Issuer or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers.

“Project Finance Indebtedness” means Indebtedness Incurred by a Project Finance Subsidiary exclusively to finance the acquisition, development, construction, expansion or improvement of assets or property held by such Project Finance Subsidiary or any of its direct or indirect Subsidiaries that is secured by a Lien on, and where the lenders’ sole recourse is to, any assets or property of such Project Finance Subsidiary.

“Project Finance Subsidiary” means (a) any Restricted Subsidiary of the Issuer that is a special purpose vehicle established to finance a project for the acquisition, development, construction, expansion or improvement of assets or properties relating to the Issuer’s and its Restricted Subsidiaries’ operations in the United Mexican States and that engages in no other activities and which is designated by the Board of Directors of the Issuer as a Project Finance Subsidiary and (b) any Subsidiary of a Project Finance Subsidiary.

“Proved Developed Producing Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”

“Proved Developed Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves” or (b) “Developed Non-Producing Reserves.”

“Proved Reserves” means oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves,” (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves.”

“Public Parent Company” means any direct or indirect parent company of the Issuer that has any class of its Capital Stock listed for trading on a United States national securities exchange.

“PV-10” means, with respect to any Proved Reserves expected to be produced from any Oil and Gas Properties, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Issuer’s and the Subsidiary Guarantors’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent Bank Price Deck (as defined in the Credit Agreement) provided to the Issuer by the administrative agent under the Credit Agreement governing Indebtedness incurred under clause (a) of the second paragraph described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” pursuant to Section 2.14(i) of such Credit Agreement (or any analogous provision).

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 17g-1 under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“RBL Agent” means the agent for secured parties holding First-Priority Lien Obligations, as appointed pursuant to the Senior Lien Intercreditor Agreement. The RBL Agent is initially the administrative agent under the Credit Agreement.

“Registration Rights Agreement” means, (i) with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated the Issue Date, among the Issuer, the Guarantors party thereto and certain holders of such notes and (ii) with respect to the Additional Notes issued on the issue date of the Additional Notes, the Registration Rights Agreement dated the issue date of the Additional Notes, among the Issuer, the Guarantors party thereto and certain holders of such notes.

“Reserve Report” means a reserve engineers’ report, internally prepared by the Issuer and audited by an Approved Petroleum Engineer, with respect to the Oil and Gas Properties of the Issuer and the Subsidiary Guarantors, or any other reserve report in form and substance reasonably equivalent (as determined in good faith by the Issuer), setting forth, as of each June 30th or December 31st the Proved Reserves and the Proved Developed Reserves attributable to the Oil and Gas Properties of the Issuer and the Subsidiary Guarantors, together with a projection of the rate of production and future net revenues, operating expenses (including production taxes and ad valorem expenses) and capital expenditures with respect thereto as of such date, based upon the most recent Bank Price Deck (as defined in the Credit Agreement) provided to the Issuer by the administrative agent under the Credit Agreement pursuant to Section 2.14(i) thereof (or any analogous provision).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of the Notes,” all references to Restricted Subsidiaries means Restricted Subsidiaries of the Issuer.

“S&P” means S&P Global Ratings or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or such Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Second Priority Lien Obligations” means (a) the Notes Obligations and (b) all Other Second-Lien Obligations.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by Permitted Liens Incurred or deemed Incurred pursuant to (i) clause (6)(B) of the definition of Permitted Liens or (ii) clause (25) of the definition of Permitted Liens and that are, in each case, secured by Liens on the Collateral that are pari passu with the Liens securing any outstanding Indebtedness that was permitted to be incurred under clause (a) of the second paragraph described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

“Secured Indebtedness” means any Consolidated Total Indebtedness secured by a Lien.

“Secured Parties” means, collectively, the Trustee, the Collateral Agent and the holders of the notes.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, collateral assignments, mortgages, reaffirmation agreements and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral for the benefit of the Collateral Agent and the other Secured Parties as contemplated by the indenture.

“Senior Lien Intercreditor Agreement” means (i) that certain Intercreditor Agreement, dated as of May 10, 2018, among the RBL Agent, Wilmington Trust, National Association, acting in its capacity as “Collateral Agent” under the 11.00% Notes, and the other parties from time to time party thereto, including as of the Issue Date, the Collateral Agent, as it may be amended, restated, supplemented or otherwise modified from time to time or (ii) any replacement thereof that contains terms not materially less favorable to the holders of the notes than the intercreditor agreement referred to in clause (i).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Stone Notes” means the 7.500% Senior Secured Notes due 2022 issued by Stone Energy Corporation pursuant to that certain indenture, dated as of February 28, 2017, by and among Stone Energy Corporation, as issuer thereunder, Stone Energy Offshore, L.L.C., as subsidiary guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Strip Prices” means, as of the last day of the Issuer’s most recently ended fiscal quarter prior to any date of determination, the forward month prices for the most comparable Hydrocarbon commodity applicable to such future production month for a five year period (or such shorter period if forward month prices are not quoted for a reasonably comparable Hydrocarbon commodity for the full five year period), with such prices held constant thereafter based on the last quoted forward month price of such period, as such prices are (i) quoted on the NYMEX (or its successor) as of the date of determination and (ii) as adjusted in good faith by management for energy content, quality and basis differentials; provided that with respect to estimated future production for which prices are defined, within the meaning of SEC guidelines, by contractual arrangements excluding escalations based upon future conditions, then such contract prices shall be applied to future production subject to such arrangements.

“Subordinated Indebtedness” means (a) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the notes, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to its Subsidiary Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means any guarantee of the obligations of the Issuer under the indenture and the notes by any Subsidiary Guarantor in accordance with the provisions of the indenture.

“Subsidiary Guarantor” means any Subsidiary that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with the indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Tax Distributions” means any distributions described in clause (12) of the covenant entitled “—Certain Covenants—Limitation on Restricted Payments.”

“Test Period” means on any date of determination, four consecutive fiscal quarters of the Issuer then last ended (taken as one accounting period) for which financial statements have been delivered pursuant to the first paragraph under “—Certain Covenants—Reports and Other Information”; provided that prior to the first date financial statements have been delivered pursuant to the first paragraph under “—Certain Covenants— Reports and Other Information,” the Test Period in effect shall be the four fiscal quarter period ended September 30, 2020.

“Total Assets” means the total consolidated assets of the Issuer and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer, without giving effect to any amortization of the amount of intangible assets since September 30, 2012, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.

“Trust Officer” means:

(1)

any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who will have direct responsibility for the administration of the indenture, and

(2)	who shall have direct responsibility for the administration of the indenture.

“Trustee” means the party named as such in the indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary;

The Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that

(i)

the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of the Restricted Subsidiaries (other than pursuant to customary Liens or related arrangements under any oil and gas royalty trust or master limited partnership); and

(ii) (a)	the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)	if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)

(1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or (2) the Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would be no less than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)	no Event of Default shall have occurred and be continuing.

Any such designation by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)

obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertaking and obligations in connection therewith.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

The Exchange Notes initially will be represented by one or more notes in registered, global form without interest coupons (the “Global Notes”). Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $1,000.

The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Book-Entry Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined herein). Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Initially, the Trustee will act as paying agent and registrar.

Certain Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”).

Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we, the trustee nor any of our or the trustee’s agents has or will have any responsibility or liability for (i) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities, such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants or indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “—Same-Day Settlement and Payment.” Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the Indenture, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the foregoing procedures to facilitate transfers of interests in the Regulation S Global Notes and in the Rule 144A Global Notes among Participants in DTC, and such procedures may be discontinued at any time. Neither we nor the trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if (i) DTC (x) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we thereupon fail to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, or (ii) there shall have occurred and be continuing a default or event of default with respect to the notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture, and in accordance with the certification requirements set forth in the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Same-Day Settlement and Payment

Payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to any notes in certificated form, we will make all payments of principal, premium, if any, and interest, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations relevant to the exchange of Outstanding Notes for Exchange Notes, but does not purport to be a complete analysis of all potential tax effects or considerations relating thereto. This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury Regulations promulgated under the Code, Internal Revenue Service rulings and pronouncements and judicial decisions each as in effect and as available on the date hereof, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of Exchange Notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion nor that a court would agree with the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal income tax consequences described herein. Some holders, including financial institutions, dealers in securities or currencies, traders that mark to market, former citizens or long-term residents of the United States, persons who hold their Outstanding Notes as part of a hedge, straddle or conversion transaction, insurance companies, regulated investment companies, real estate investment trusts, entities treated as partnerships for U.S. federal income tax purposes and holders of interests therein, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, persons subject to special tax accounting rules as a result of any item of income relating to our notes being taken into account in an applicable financial statement, or tax-exempt entities may be subject to special rules not discussed below.

We believe that the exchange of the Outstanding Notes for the Exchange Notes generally will not be an exchange or otherwise a taxable event to a holder for U.S. federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of an Exchange Note in exchange for an Outstanding Note in the exchange, and the holder’s basis and holding period in the Exchange Note generally will be the same as its basis and holding period in the corresponding Outstanding Note immediately before the exchange.

We recommend that each holder consult its own tax advisor as to the particular tax consequences of exchanging such holder’s Outstanding Notes for Exchange Notes, including the applicability and effect of any foreign, state, local or other tax laws or U.S. federal estate or gift tax considerations.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer Exchange Notes issued under the Exchange Offer in exchange for the Outstanding Notes if:

•	any Exchange Notes to be received by you will be acquired in the ordinary course of your business; and

•

you have no arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act.

You may not participate in the Exchange Offer unless:

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of us; and

•

if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities, you agree to deliver this prospectus (or, to the extent permitted by law, make this prospectus available to purchasers) in connection with any resale of the Exchange Notes.

If you wish to exchange your Outstanding Notes in the Exchange Offer, you will be required to make representations to us as described in “Exchange Offer—Procedures for Tendering Outstanding Notes—Your Representations to Us” in this prospectus. As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your Outstanding Notes in the Exchange Offer. In addition, if you are a broker-dealer who receives Exchange Notes for your own account in exchange for the Outstanding Notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver this prospectus in connection with any resale by you of such Exchange Notes.

To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this Exchange Offer, other than a resale of an unsold allotment from the original sale of the Outstanding Notes, with this prospectus. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received for their own account in exchange for the Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale or to any broker-dealer that requests such documents.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to this Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to this Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

We have agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions or fees and expenses of counsel of any brokers or dealers. We have agreed to indemnify the holders of the Outstanding Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Kirkland & Ellis LLP, Houston, Texas, will pass on the validity of the Exchange Notes and related guarantees offered in this Exchange Offer.

EXPERTS

Talos Energy

The consolidated financial statements of Talos Energy Inc., appearing in Talos Energy Inc.’s Annual Report on Form 10-K filed with the SEC on March 10, 2021, for the year ended December 31, 2020, and the effectiveness of Talos Energy Inc.’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

Prior to the previously disclosed business combination between Talos Energy LLC and Stone Energy Corporation that occurred on May 10, 2018 (the “Transactions”), Talos Energy was controlled by the Apollo Funds through May 10, 2018. Talos Energy and its historical financial statements were not subject to the SEC and Public Company Accounting Oversight Board (United States) (“PCAOB”) auditor independence rules. The historical financial statements of Talos Energy, the target for purposes of the Transactions, were conducted in accordance with U.S. generally accepted auditing standards and subject to the AICPA independence rules. Upon completion of the Transactions, Talos Energy was deemed the accounting acquirer and as such, its historical 2016 and 2017 financial statements were required to be presented as the predecessor in subsequent SEC filings, audited in accordance with PCAOB audit standards, and subject to SEC auditor independence rules. EY converted its historical audits of Talos Energy to SEC and PCAOB standards.

In November 2016, an Apollo Fund acquired a controlling interest in a company unrelated to Talos Energy (Apollo portfolio company or “APC”) resulting in APC becoming an affiliate of Talos Energy by virtue of being under common control and subject to the SEC and PCAOB auditor independence rules relative to EY’s audits of Talos Energy’s consolidated financial statements conducted in accordance with the PCAOB standards. EY has provided certain non-audit advisory services for APC, including managed services and a tax service that included a contingent fee arrangement. Once APC became an affiliate of Talos Energy in November 2016, the managed services and the contingent fee arrangement provided to APC was inconsistent with the SEC’s and PCAOB’s auditor independence rules relative to EY’s audits of Talos Energy’s consolidated financial statements pursuant to PCAOB standards. The managed services were terminated, and the contingent fee arrangement was converted to an appropriate fee arrangement in November 2017. Fees from these engagements from November 2016 to November 2017 were not material to EY or APC. None of the professionals who provided or were involved with the aforementioned engagements were or are a member of the EY audit engagement team with respect to the PCAOB audits of Talos Energy’s consolidated financial statements. The operations and related financial results of APC had no impact on Talos Energy’s operations or its consolidated financial statements. The managed services and contingent fee arrangement were not in any way related to the operations, and did not affect, the consolidated financial statements of Talos Energy. In addition, the results of the managed services and contingent fee arrangement were not subject to audit by EY.

In April 2018, it was determined that a service team in EY France (EY member firm) provided internal audit co-sourcing services during November and December 2017 to an Apollo portfolio company (“APC 2”) controlled by an Apollo Fund and thus an affiliate of Talos Energy by virtue of being under common control. The service ceased in December 2017. Fees from this engagement were not material to EY or APC 2. None of the professionals who provided or were involved with the aforementioned engagement were or are a member of the EY audit engagement team with respect to the PCAOB audits of Talos Energy’s consolidated financial statements. The operations and related financial results of APC 2 had no impact on Talos Energy’s operations or its consolidated financial statements. The co-sourcing services were not in any way related to the operations, and did not affect, the consolidated financial statements of Talos Energy. In addition, the results of the co-sourcing services were not subject to audit by EY.

In 2016, a staff level employee of EY in the United States provided audit services to Talos Energy while holding a de minimis financial relationship with an affiliate of Talos Energy. Additionally, during 2016 and 2017, four employees of EY or an associated firm held financial relationships with certain affiliates of Talos Energy while providing non-audit services to other sister affiliates of Talos Energy. Each of these individuals were deemed to be covered persons pursuant to the SEC and PCAOB independence rules as it pertains to EY’s audits of Talos Energy performed pursuant to PCAOB standards. None of the financial relationships related to investments in Talos Energy. These matters had no impact on Talos Energy’s operations or its consolidated financial statements. Upon identification of the covered person financial relationship matters, the respective financial relationships were either disposed of or rolled over, or the individual was removed from the related non-audit service engagement team.

In 2017 and 2018, two EY professionals provided non-audit services to sister affiliates of Talos Energy causing them to be deemed covered persons pursuant to the SEC and PCAOB independence rules as it pertains to EY’s audits of Talos Energy performed pursuant to PCAOB standards. The EY professionals reported part-time dual employment with another sister affiliate of Talos Energy. Under the SEC and PCAOB auditor independence rules, covered persons cannot have employment relationships with an audit client or any affiliate of the audit client. Neither of these individuals provided service to Talos Energy. These matters had no impact on Talos Energy’s operations or its consolidated financial statements. Upon identification of the covered person employment relationship matters, the respective employment relationships were terminated in late 2017 and early 2018, respectively.

After careful consideration of the facts and circumstances and the applicable independence rules, EY has concluded that (i) the aforementioned matters will not impair EY’s ability to exercise objective and impartial judgment in connection with its audits of Talos Energy’s/Talos Energy Inc.’s consolidated financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that EY has been and is capable of exercising objective and impartial judgment on all issues encompassed within its audit engagements.

The Talos board has reviewed and considered the impact that these matters may have on EY’s independence with respect to Talos under the applicable SEC and PCAOB independence rules. After considering all the facts and circumstances, the Talos board concluded that these matters have not and will not impair EY’s ability to exercise objective and impartial judgment on all issues encompassed with their audit engagements and a reasonable investor with knowledge of all relevant facts and circumstances would reach the same conclusion.

Reserve Engineers

Certain information with respect to the oil and gas reserves associated with our oil and natural gas properties that is derived from the reports of Netherland, Sewell & Associates, Inc. has been included or incorporated by reference in this prospectus upon the authority of said firm as an expert with respect to the matters covered by such reports and in giving such reports.

ANNEX A – LETTER OF TRANSMITTAL

Talos Production Inc.

Offer to Exchange

Up to $650,000,000 12.00% Second-Priority Senior Secured Notes due 2026 and Related Guarantees

for

an Equivalent Principal Amount of

12.00% Second-Priority Senior Secured Notes due 2026 and Related Guarantees

that have been registered under the Securities Act of 1933

Pursuant to the Exchange Offer and Prospectus dated                     , 2021

The Exchange Agent for the Exchange Offer is:

Wilmington Trust, National Association

By Overnight Delivery, Courier or Hand or Certified or Registered Mail:

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: Workflow Management, 5th Floor

By Facsimile (For Eligible Institutions Only):

(302) 636-4139

Attention: Workflow Management

Other Inquiries or Confirmation:

DTC Desk (DTC2@wilmingtontrust.com)

IF YOU WISH TO EXCHANGE CURRENTLY OUTSTANDING 12.00% SECOND PRIORITY SENIOR SECURED NOTES DUE 2026 (THE “OUTSTANDING NOTES”) FOR AN EQUAL AGGREGATE PRINCIPAL AMOUNT OF 12.00% SECOND PRIORITY SENIOR SECURED NOTES DUE 2026 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE EXCHANGE OFFER, YOU MUST VALIDLY TENDER (AND NOT WITHDRAW) OUTSTANDING NOTES TO THE EXCHANGE AGENT PRIOR TO ONE MINUTE AFTER 11:59 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE BY CAUSING AN AGENT’S MESSAGE TO BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO SUCH TIME.

The undersigned hereby acknowledges receipt of the prospectus, dated                     , 2021 (the “Prospectus”), of Talos Production Inc., an Delaware corporation (the “Company”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Company’s offer (the “Exchange Offer”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to exchange its 12.00% Second-Priority Senior Secured Notes due 2026 (the “Exchange Notes”) for an equivalent principal amount of Outstanding Notes.

The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension. The Company will notify the holders of Outstanding Notes of the extension via a press release issued no later than 9:00 a.m. New York City time on the business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the prospectus under the caption “The Exchange Offer—Procedures for Tendering Outstanding Notes.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the exchange agent for its acceptance. For you to validly tender your Outstanding Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Outstanding Notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender Outstanding Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1.	By tendering Outstanding Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2.

By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Outstanding Notes described above and will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender of Outstanding Notes.

3.

The tender of the Outstanding Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Company as to the terms and conditions set forth in the Prospectus and this Letter of Transmittal.

4.

You acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “Commission”), including Exxon Capital Holdings Corp., Commission No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., Commission No-Action Letter (available June 5, 1991) and Shearman & Sterling, Commission No-Action Letter (available July 2, 1993), that the Exchange Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Outstanding Notes exchanged for such Exchange Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act of 1933, as amended (the “Securities Act”) and any such holder that is an “affiliate” of the Company or any of the guarantors of the Outstanding Notes (collectively, the “Guarantors”) within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such Exchange Notes. If a holder of the Outstanding Notes is an affiliate of the Company or the Guarantors, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder (x) cannot rely on the position of the staff of the SEC enunciated in the Morgan Stanley & Co. Incorporated no-action letter (available June 5, 1991) and the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988), as interpreted in the Shearman & Sterling no-action letter (available July 2, 1993), or similar no-action letters and (y) in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

5.	By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that:

a.	the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business;

b.	you have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes;

c.	you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Company or any Guarantor;

d.	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the Exchange Notes; and

e.	if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering Outstanding Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

6.	Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of Outstanding Notes tendered by book-entry transfer, as well as an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent prior to one minute after 11:59 p.m., New York City time, on the Expiration Date.

2. Partial Tenders.

Tenders of Outstanding Notes will be accepted only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all Outstanding Notes is not tendered, then Outstanding Notes for the principal amount of such Outstanding Notes not tendered and Exchange Notes issued in exchange for any Outstanding Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Outstanding Notes are accepted for exchange.

3. Validity of Tenders.

The Company will determine in its sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered Outstanding Notes and withdrawal of tendered Outstanding Notes. The Company’s determination will be final and binding. The Company reserves the absolute right to reject any Outstanding Notes not properly tendered or any Outstanding Notes the Company’s acceptance of which might, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any defect, irregularities or conditions of tender as to particular Outstanding Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Outstanding Notes, neither the Company, the Exchange Agent, nor any other person will incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holder promptly following the Expiration Date.

Talos Production Inc.

Offer to Exchange

Up to $650,000,000 12.00% Second-Priority Senior Secured Notes due 2026 and Related Guarantees

for

an Equivalent Principal Amount of

12.00% Second-Priority Senior Secured Notes due 2026 and Related Guarantees

that have been registered under the Securities Act of 1933

                    , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a) Talos Energy Inc.

The discussion below summarizes the material indemnification provisions of Talos Energy Inc.’s amended and restated certificate of incorporation (“Charter”) and amended and restated bylaws (“Bylaws”) and Sections 102(b)(7) and 145 of the Delaware General Corporation Law (the “DGCL”).

Section 145 of the DGCL provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents or persons who are or were serving at the request of the corporation as directors, officers, employees or agents of another entity. Indemnification is allowed in connection with threatened, pending, or completed actions, suits, or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, brought against them by reason of the fact that they were or are directors, officers, employees, or agents, for expenses, judgments and fines, and amounts paid in settlement actually and reasonably incurred in any action, suit, or proceeding if: (i) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful. Indemnification is also allowed in connection with any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that a corporation cannot indemnify them if they have been adjudged to be liable to the corporation unless the Court of Chancery or the court in which the action or suit was brought shall determine upon application that they are fairly and reasonably entitled to indemnity for such expenses. Section 145 of the DGCL also requires a Delaware corporation to indemnify a present or former officer or director against any expenses (including attorneys’ fees) actually and reasonably incurred by such person if he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein.

Article VII of the Charter together with Article VI of the Bylaws provide for mandatory indemnification of each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative because:

•	the person is or was or has agreed to become a director or officer of Talos Energy Inc.; or

•

is a person who, while a director or officer of Talos Energy Inc., is or was serving at the request of Talos Energy Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of the Charter and Bylaws were adopted or as it may be amended. However, except for proceedings to enforce rights to indemnification or advancement, Talos Energy Inc. will only indemnify any person in connection with a proceeding (or part thereof) initiated by such person if such proceeding (or part thereof) was authorized by the board of directors of Talos Energy Inc.

Article VII of the Charter and Article VI of the Bylaws provide for the advancement of reasonable expenses (including, without limitation, attorneys’ fees) reasonably incurred by any indemnified person; provided, however, that the person to whom expenses are advanced shall deliver to the Company a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the Bylaws and a written undertaking to repay all amounts advanced if it is ultimately determined that such indemnified person is not entitled to be indemnified.

Article VII of the Charter and Article VI of the Bylaws expressly provide that they are not the exclusive methods of indemnification.

Section 145 of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees or agents against liabilities asserted against such person in his or her capacity or arising out of his or her status as a director, officer, employee or agent of the company. A Delaware corporation has this power whether or not the corporation has the power to indemnify such person against the liability under Section 145 of the DGCL.

Article VI of the Bylaws provides that Talos Energy Inc. may purchase and maintain insurance, at its own expense, to protect itself and any director or officer of Talos Energy Inc. or of another entity against any expense, liability or loss. This insurance coverage may be maintained regardless of whether Talos Energy Inc. would have the power to indemnify the person against the expense, liability or loss under the Bylaws.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, that provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, relating to liability for unlawful acquisitions or redemptions of, or payment of dividends on, capital stock; or

•	for any transaction from which the director derived an improper personal benefit.

Article VII of the Charter contains this type of provision.

The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the DGCL and the Charter and Bylaws.

Talos Energy Inc. has entered into indemnification agreements with each of its executive officers and directors. These agreements require that Talos Energy Inc. indemnify such individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act’), may be permitted to directors, officers or persons controlling Talos Energy Inc. pursuant to the foregoing provisions, or otherwise, Talos Energy Inc. has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

(b) Talos Production Inc., Talos Production Finance Inc. and Talos Argo Inc.

The indemnification provisions of the DGCL described above with respect to Talos Energy Inc. also relate to the directors and officers of Talos Production Inc., Talos Production Finance Inc. and Talos Argo Inc.

The bylaws of each of Talos Production Inc., Talos Production Finance Inc. and Talos Argo Inc. provide that each company will indemnify to the fullest extent of the law every director and officer of the company, or directors and officers of other entities serving at the company’s request, against expenses incurred, provided (i) such indemnifiable party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of the company, and (ii) with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. However, with respect to proceedings brought by the company, under the bylaws of the company, no indemnification will be made in respect of any claim as to which an indemnifiable party has been adjudged to be liable to the company unless the court in which such action was brought determines that, despite adjudication of liability, such indemnifiable party is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Any indemnification will be made by the company only as authorized by (i) its board of directors, (ii) independent legal counsel if the board of directors cannot obtain a quorum or so directs, or (iii) by the stockholders. Expenses incurred in defending or investigating a threatened or pending action will be paid by the company in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the company.

(c) Talos Exploration LLC, Talos ERT LLC, Talos Gulf Coast LLC, Talos Gulf Coast Offshore LLC, Talos Gulf Coast Onshore LLC, Talos Energy International LLC, Talos Oil & Gas LLC, Talos Energy Phoenix LLC, Talos Energy Holdings LLC, and Talos Third Coast LLC

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) permits a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

The limited liability company agreement of each of the above registrants formed in Delaware provides that such company shall indemnify the sole member and the officers of the company to the fullest extent of the law, provided, that such reimbursement and/or advancement of indemnification amounts will only be provided upon receipt by the company of an undertaking by such indemnifiable party that if it is finally judicially determined that such indemnifiable party is not entitled to the indemnification, then such indemnifiable party will promptly repay the company for any reimbursed or advanced expenses.

The limited liability company agreement of each of Talos Exploration LLC, Talos ERT LLC, Talos Gulf Coast LLC, Talos Gulf Coast Offshore LLC, Talos Gulf Coast Onshore LLC, Talos Energy International LLC, Talos Oil & Gas LLC, Talos Energy Phoenix LLC, Talos Energy Holdings LLC, and Talos Third Coast LLC provides that no indemnification will be made if a judgment or other final adjudication adverse to an indemnifiable party establishes that such party’s conduct did not meet the then applicable minimum statutory standards of conduct.

(d) Stone Energy Holding, L.L.C.

The indemnification provisions of the DLLCA described above under subsection (c) of this Item 20 also relate to the member and officers of Stone Energy Holding, L.L.C.

The limited liability company agreement of the above registrant formed in Delaware provides that the sole member shall not have any liability for the obligations or liabilities of the company except to the extent provided for in the DLLCA.

(e) CKB Petroleum, LLC, Talos Energy LLC, Talos Energy Offshore LLC, Talos Energy Operating Company LLC, Talos Oil & Gas LLC, Talos Petroleum LLC, and Talos Resources LLC

The indemnification provisions of the DLLCA described above under subsection (c) of this Item 20 also relate to the members and officers of CKB Petroleum, LLC, Talos Energy LLC, Talos Energy Offshore LLC, Talos Energy Operating Company LLC, Talos Oil & Gas LLC, Talos Petroleum LLC, and Talos Resources LLC.

The limited liability company agreement of each of the above registrants formed in Delaware makes no reference to indemnification of the sole member or the officers of the company.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description
2.1#	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings, LLC (incorporated by reference to Exhibit 2.1 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on December 16, 2019).

2.2	Amendment to Purchase and Sale Agreement, dated as of February 24, 2020, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings LLC (incorporated by reference to Exhibit 2.2 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on February 25, 2020).

2.3#	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings II, LLC (incorporated by reference to Exhibit 2.2 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on December 16, 2019).

2.4	Amendment to Purchase and Sale Agreement, dated as of February 24, 2020, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings II LLC (incorporated by reference to Exhibit 2.4 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on February 25, 2020).

2.5#	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings III LLC (incorporated by reference to Exhibit 2.3 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on December 16, 2019).

2.6	Amendment to Purchase and Sale Agreement, dated as of February 24, 2020, by and among Talos Energy Inc., Talos Production Inc. and ILX Holdings III LLC (incorporated by reference to Exhibit 2.6 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on February 25, 2020).

2.7#	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and Castex Energy 2014, LLC (incorporated by reference to Exhibit 2.4 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on December 16, 2019).

2.8	Amendment to Purchase and Sale Agreement, dated as of February 24, 2020, by and among Talos Energy Inc., Talos Production Inc. and Castex Energy 2014, LLC (incorporated by reference to Exhibit 2.8 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on February 25, 2020).

2.9#	Purchase and Sale Agreement, dated as of December 10, 2019, by and among Talos Energy Inc., Talos Production Inc. and Castex Energy 2016, LP (incorporated by reference to Exhibit 2.5 to Talos Energy Inc.’s Form 8-K (File No. 001-38497) filed with the SEC on December 16, 2019).

3.1	Amended and Restated Certificate of Incorporation of Talos Energy Inc. (incorporated by reference to Exhibit 3.1 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

3.2	Amended and Restated Bylaws of Talos Energy Inc. (incorporated by reference to Exhibit 3.2 to Talos Energy Inc.’s Form 8-K12B filed with the SEC on May 16, 2018).

3.3*	Certificate of Incorporation of Talos Production Inc.

3.4*	Bylaws of Talos Production Inc.

3.5	Certificate of Formation of CKB Petroleum, LLC (incorporated by reference to Exhibit 3.15 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.6	Limited Liability Company Agreement of CKB Petroleum, LLC (incorporated by reference to Exhibit 3.16 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

Exhibit Number	Description

3.7	Certificate of Formation of Stone Energy Holding, L.L.C. (incorporated by reference to Exhibit 3.33 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.8	Limited Liability Company Agreement of Stone Energy Holding, L.L.C. (incorporated by reference to Exhibit 3.34 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.9	Certificate of Incorporation of Talos Argo Inc. (incorporated by reference to Exhibit 3.41 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.10*	Bylaws of Talos Argo Inc.

3.11	Certificate of Formation of Talos Energy LLC (incorporated by reference to Exhibit 3.31 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.12	Limited Liability Company Agreement of Talos Energy LLC (incorporated by reference to Exhibit 3.32 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.13	Certificate of Formation of Talos Energy Holdings LLC (incorporated by reference to Exhibit 3.39 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.14	Limited Liability Company Agreement of Talos Energy Holdings LLC (incorporated by reference to Exhibit 3.40 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.15	Certificate of Formation of Talos Energy International LLC (incorporated by reference to Exhibit 3.23 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.16	Limited Liability Company Agreement of Talos Energy International LLC (incorporated by reference to Exhibit 3.24 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.17	Certificate of Formation of Talos Energy Offshore LLC (incorporated by reference to Exhibit 3.11 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.18	Limited Liability Company Agreement of Talos Energy Offshore LLC (incorporated by reference to Exhibit 3.12 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.19	Certificate of Formation of Talos Energy Operating Company LLC (incorporated by reference to Exhibit 3.7 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.20*	Limited Liability Company Agreement of Talos Energy Operating Company LLC.

3.21	Certificate of Formation of Talos Energy Phoenix LLC (incorporated by reference to Exhibit 3.37 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.22	Limited Liability Company Agreement of Talos Energy Phoenix LLC (incorporated by reference to Exhibit 3.38 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.23	Certificate of Formation of Talos ERT LLC (incorporated by reference to Exhibit 3.13 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.24	Limited Liability Company Agreement of Talos ERT LLC (incorporated by reference to Exhibit 3.14 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.25*	Certificate of Formation of Talos Exploration LLC.

Exhibit Number	Description

3.26*	Limited Liability Company Agreement of Talos Exploration LLC.

3.27*	Certificate of Formation of Talos Gulf Coast LLC.

3.28	Limited Liability Company Agreement of Talos Gulf Coast LLC (incorporated by reference to Exhibit 3.18 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.29	Certificate of Formation of Talos Gulf Coast Offshore LLC (incorporated by reference to Exhibit 3.19 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.30	Limited Liability Company Agreement of Talos Gulf Coast Offshore LLC (incorporated by reference to Exhibit 3.20 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.31	Certificate of Formation of Talos Gulf Coast Onshore LLC (incorporated by reference to Exhibit 3.21 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.32	Limited Liability Company Agreement of Talos Gulf Coast Onshore LLC (incorporated by reference to Exhibit 3.22 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.33*	Certificate of Formation of Talos Oil & Gas LLC.

3.34*	Limited Liability Company Agreement of Talos Oil & Gas LLC.

3.35	Certificate of Formation of Talos Petroleum LLC (incorporated by reference to Exhibit 3.25 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.36	Limited Liability Company Agreement of Talos Petroleum LLC (incorporated by reference to Exhibit 3.26 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.37	Certificate of Incorporation of Talos Production Finance Inc. (incorporated by reference to Exhibit 3.5 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.38	Bylaws of Talos Production Finance Inc. (incorporated by reference to Exhibit 3.6 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.39	Certificate of Formation of Talos Resources LLC (incorporated by reference to Exhibit 3.35 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.40	Limited Liability Company Agreement of Talos Resources LLC (incorporated by reference to Exhibit 3.36 to Talos Energy Inc.’s Form S-4 (File No. 333-227362) filed with the SEC on September 14, 2018).

3.41*	Certificate of Formation of Talos Third Coast LLC.

3.42*	Limited Liability Company Agreement of Talos Third Coast LLC.

4.1	Indenture, dated as of January 4, 2021, among the Issuer, the Guarantors named therein and Wilmington Trust, National Association, as trustee and as collateral agent (incorporated by reference to Exhibit 4.1 to the Talos Energy Inc.’s Current Report on Form 8-K filed on January 8, 2021).

4.2	Form of Global Note for 12.00% Second-Priority Senior Secured Notes due 2026 (included in Exhibit 4.1).

Exhibit Number	Description

4.3	Registration Rights Agreement, dated as of January 4, 2021, among the Issuer, the Guarantors named therein and J.P. Morgan Securities LLC, as representative of the initial purchasers of the 2026 Notes (incorporated by reference to Exhibit 4.3 to the Talos Energy Inc.’s Current Report on Form 8-K filed on January 8, 2021).

4.4	First Supplemental Indenture, dated as of January 14, 2021, among the Issuer, the Guarantors named therein and Wilmington Trust, National Association, as trustee and as collateral agent (incorporated by reference to Exhibit 4.2 to the Talos Energy Inc.’s Current Report on Form 8-K filed on January 14, 2021).

4.5	Registration Rights Agreement, dated as of January 14, 2021, among the Issuer, the Guarantors named therein and J.P. Morgan Securities LLC, as representative of the initial purchasers of the Additional Notes (incorporated by reference to Exhibit 4.2 to the Talos Energy Inc.’s Current Report on Form 8-K filed on January 14, 2021).

5.1*	Opinion of Kirkland & Ellis LLP, regarding the legality of the securities being issued.

21.1	List of subsidiaries of Talos Energy Inc. (incorporated by reference to Exhibit 21.1 to Talos Energy Inc.’s Form 10-K for the year ended December 31, 2020 filed on March 11, 2021).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.3*	Consent of Netherland, Sewell & Associates, Inc.

24.1*	Powers of Attorney (included on signature pages of this Part II).

25.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as Trustee.

99.1*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees.

99.2*	Form of Broker’s Letter to Clients.

*	Filed herewith.
#	Certain schedules, annexes or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

ITEM 22.	UNDERTAKINGS.

A.	Each undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 22, or otherwise, each of the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

D. Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

E. Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 7, 2021.

TALOS ENERGY INC.

By:	/s/ Timothy S. Duncan
Name: Timothy S. Duncan
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy S. Duncan and William S. Moss III or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 7th day of May, 2021.

Signature	Title

/s/ Timothy S. Duncan	President and Chief Executive Officer and Director
Timothy S. Duncan	(Principal Executive Officer)

/s/ Gregory Babcock	Chief Accounting Officer
Gregory Babcock	(Principal Accounting Officer)

/s/ Shannon E. Young III	Chief Financial Officer
Shannon E. Young III	(Principal Financial Officer)

/s/ Neil P. Goldman	Chairman
Neil P. Goldman

/s/ Christine Hommes	Director
Christine Hommes

Signature	Title

/s/ John “Brad” Juneau John “Brad” Juneau	Director

/s/ Donald R. Kendall, Jr. Donald R. Kendall, Jr.	Director

/s/ Rajen Mahagaokar Rajen Mahagaokar	Director

/s/ Charles M. Sledge Charles M. Sledge	Director

/s/ Robert M. Tichio Robert M. Tichio	Director

/s/ James M. Trimble James M. Trimble	Director

/s/ Olivia C. Wassenaar Olivia C. Wassenaar	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 7, 2021.

TALOS PRODUCTION INC.
TALOS ARGO INC.
TALOS PRODUCTION FINANCE INC.

By:	/s/ Timothy S. Duncan
Name: Timothy S. Duncan
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy S. Duncan and William S. Moss III or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 7th day of May, 2021.

Signature	Title

/s/ Timothy S. Duncan Timothy S. Duncan	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory Babcock Gregory Babcock	Chief Accounting Officer (Principal Accounting Officer)

/s/ Shannon E. Young III Shannon E. Young III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ William S. Moss III William S. Moss III	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 7, 2021.

TALOS GULF COAST LLC
TALOS ENERGY LLC
TALOS ENERGY INTERNATIONAL LLC
TALOS ENERGY OFFSHORE LLC
TALOS ENERGY OPERATING LLC
TALOS ERT LLC
TALOS EXPLORATION LLC
TALOS OIL AND GAS LLC
TALOS THIRD COAST LLC

By:	/s/ Timothy S. Duncan
Name: Timothy S. Duncan
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy S. Duncan and William S. Moss III or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 7th day of May, 2021.

Signature	Title

/s/ Timothy S. Duncan Timothy S. Duncan	President and Chief Executive Officer (Principal Executive Officer)

/s/ Gregory Babcock Gregory Babcock	Chief Accounting Officer (Principal Accounting Officer)

/s/ Shannon E. Young III Shannon E. Young III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Signature	Title

TALOS PRODUCTION INC.	Sole Managing Member

By:	/s/ Timothy S. Duncan
Timothy S. Duncan
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 7, 2021.

CKB PETROLEUM LLC

By:	/s/ Timothy S. Duncan
Name: Timothy S. Duncan
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy S. Duncan and William S. Moss III or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 7th day of May, 2021.

Signature	Title

/s/ Timothy S. Duncan Timothy S. Duncan	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory Babcock Gregory Babcock	Chief Accounting Officer (Principal Accounting Officer)

/s/ Shannon E. Young III Shannon E. Young III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

TALOS ERT LLC	Sole Managing Member

By:	/s/ Timothy S. Duncan
Timothy S. Duncan
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 7, 2021.

TALOS GULF COAST ONSHORE LLC
TALOS GULF COAST OFFSHORE LLC

By:	/s/ Timothy S. Duncan
Name: Timothy S. Duncan
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy S. Duncan and William S. Moss III or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 7th day of May, 2021.

Signature	Title

/s/ Timothy S. Duncan Timothy S. Duncan	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory Babcock Gregory Babcock	Chief Accounting Officer (Principal Accounting Officer)

/s/ Shannon E. Young III Shannon E. Young III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

TALOS GULF COAST LLC	Sole Managing Member

By:	/s/ Timothy S. Duncan
Timothy S. Duncan
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 7, 2021.

TALOS PETROLEUM LLC
TALOS ENERGY PHOENIX LLC
TALOS ENERGY HOLDINGS LLC

By:	/s/ Timothy S. Duncan
Name: Timothy S. Duncan
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy S. Duncan and William S. Moss III or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 7th day of May, 2021.

Signature	Title

/s/ Timothy S. Duncan Timothy S. Duncan	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory Babcock Gregory Babcock	Chief Accounting Officer (Principal Accounting Officer)

/s/ Shannon E. Young III Shannon E. Young III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

TALOS ENERGY LLC	Sole Managing Member

By:	/s/ Timothy S. Duncan
Timothy S. Duncan
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 7, 2021.

STONE ENERGY HOLDING, L.L.C.
TALOS RESOURCES LLC

By:	/s/ Timothy S. Duncan
Name: Timothy S. Duncan
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Timothy S. Duncan and William S. Moss III or either of them his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 7th day of May, 2021.

Signature	Title

/s/ Timothy S. Duncan Timothy S. Duncan	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory Babcock Gregory Babcock	Chief Accounting Officer (Principal Accounting Officer)

/s/ Shannon E. Young III Shannon E. Young III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

TALOS PETROLEUM LLC	Sole Managing Member

By:	/s/ Timothy S. Duncan
Timothy S. Duncan
President and Chief Executive Officer